UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant     ☒
Filed by a Party other than the Registrant     ☐
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ZEBRA TECHNOLOGIES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2011

Dear Stockholder:

Please join us for the Zebra Technologies Corporation 2011 Annual Meeting of Stockholders. We will hold the meeting at 10:30 a.m., Central Time, on Thursday, May 19, 2011, at our principal executive offices at 475 Half Day Road, Lincolnshire, Illinois 60069.

At the annual meeting, stockholders will be asked to vote on each of the seven proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement, which describe the formal business to be conducted at the annual meeting and follow this letter.

Your vote on the matters to be considered at the annual meeting is important, regardless of the size of your holdings. You may vote by marking, dating, signing and returning the enclosed proxy card in the envelope provided. Also, most registered and most beneficial stockholders may vote by toll-free telephone in the U.S. or Canada, or over the Internet by following the instructions on the enclosed proxy card. We urge you to vote your shares as soon as possible. In this way, you can ensure your shares will be represented and voted at the meeting, and you will spare Zebra the expense of a follow-up mailing. Even if you vote before the meeting you may still attend the meeting and vote in person.

Sincerely,

Michael A. Smith	Anders Gustafsson
Chairman	Chief Executive Officer

Zebra Technologies Corporation
475 Half Day Road, Suite 500
Lincolnshire, Illinois 60069
(847) 634-6700

Notice of Annual Meeting of Stockholders

To be Held on May 19, 2011

To the Stockholders of Zebra Technologies Corporation:

The Annual Meeting of Stockholders of Zebra Technologies Corporation will be held at 10:30 a.m., Central Time, on Thursday, May 19, 2011, at our principal executive offices at 475 Half Day Road, Lincolnshire, Illinois 60069, for the following purposes:

(1)	To elect two Class III Directors with terms to expire in 2014;

(2)	To hold an advisory vote to approve compensation of named officers;

(3)	To hold an advisory vote on the frequency of holding an advisory vote to approve compensation of named officers;

(4)	To approve our 2011 Long-Term Incentive Plan;

(5)	To approve our 2011 Short-Term Incentive Plan;

(6)	To approve our 2011 Employee Stock Purchase Plan;

(7)	To ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for 2011; and

(8)	To conduct other business if properly presented.

      The proxy statement more fully describes the proposals. Only holders of record of common stock at the close of business on March 22, 2011 are entitled to vote at the meeting.

Jim Kaput
Corporate Secretary

Lincolnshire, Illinois
April 15, 2011

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 19, 2011

Our proxy statement and 2010 Annual Report to Stockholders are available at: https://materials.proxyvote.com/989207

Table of Contents

Questions and Answers about the Annual Meeting and These Proxy Materials	1
Corporate Governance	6
Proposal 1 - Election of Directors	9
Board and Committees of the Board	12
Director Compensation	13
2010 Director Compensation	15
Compensation Committee Report	15
Compensation Discussion and Analysis	16
Executive Compensation	29
Equity Compensation Plan Information	40
Compensation Committee Interlocks and Insider Participation	40
Proposal 2 - Advisory Vote to Approve Compensation of Named Officers	41
Proposal 3 - Advisory Vote on the Frequency of Holding an Advisory Vote to Approve Compensation of Named Officers	42
Proposal 4 - Approval of 2011 Long-Term Incentive Plan	42
Proposal 5 - Approval of 2011 Short-Term Incentive Plan	48
Proposal 6 - Approval of 2011 Employee Stock Purchase Plan	50
Report of the Audit Committee	52
Fees of Independent Auditors	53
Proposal 7 - Ratification of Appointment of Independent Auditors	54
Executive Officers	54
Ownership of Our Common Stock	56
Section 16(a) Beneficial Ownership Reporting Compliance	57
Stockholder Proposals and Other Business	57
Exhibit A - 2011 Long-Term Incentive Plan	A - 1
Exhibit B - 2011 Short-Term Incentive Plan	B - 1
Exhibit C - 2011 Employee Stock Purchase Plan	C - 1

Zebra Technologies Corporation
475 Half Day Road, Suite 500
Lincolnshire, Illinois 60069

Proxy Statement
for the Annual Meeting of Stockholders
May 19, 2011

We are providing you with these proxy materials in connection with the solicitation by the Zebra’s Board of Directors of proxies for our 2011 Annual Meeting of Stockholders. We will hold the annual meeting at 10:30 a.m., Central Time, on Thursday, May 19, 2011, at our principal executive offices at 475 Half Day Road, Lincolnshire, Illinois 60069.

We mailed this proxy statement and proxy card to stockholders on or about April 15, 2011.

This proxy statement contains important information regarding our annual meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” “Zebra” or the “Company” refers to Zebra Technologies Corporation.

Questions and Answers about the Annual Meeting and These Proxy Materials

What matters will be voted on at the annual meeting?
The following matters will be voted on at the meeting:
  Proposal 1: To elect two Class III Directors with terms to expire in 2014;
  Proposal 2: To hold an advisory vote to approve the compensation of our named officers;
  Proposal 3: To hold an advisory vote on the frequency of holding an advisory vote to approve the compensation of our named officers;
  Proposal 4: To approve our 2011 Long-Term Incentive Plan;
  Proposal 5: To approve our 2011 Short-Term Incentive Plan;
  Proposal 6: To approve our 2011 Employee Stock Purchase Plan;
  Proposal 7: To ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for 2011;
  Such other business if properly presented or any adjournment or postponement of the annual meeting.
How does the Board of Directors recommend that I vote?
Zebra’s Board recommends that you vote:
  FOR the election of the two directors nominated by our Board and named in this proxy statement as Class III directors to serve for a three year term expiring in 2014;
  FOR the approval, on an advisory basis, of the compensation of our named officers;
  FOR the approval, on an advisory basis, of an annual advisory vote on approving the compensation of named officers;

  FOR the 2011 Long-Term Incentive Plan;
  FOR the 2011 Short-Term Incentive Plan;
  FOR the 2011 Employee Stock Purchase Plan; and
  FOR ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for 2011.
Will there be any other items of business on the agenda?
If any other items of business or other matters are properly brought before the annual meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Because the deadlines for stockholder proposals and nominations have passed, we do not expect any items of business to be brought before the annual meeting other than the items described in this proxy statement.

Who is entitled to vote at the annual meeting?
Holders of our Class A common stock at the close of business on March 22, 2011, or the record date, may vote at the meeting. We refer to the holders of our Class A common stock as “stockholders” throughout this proxy statement. Each stockholder is entitled to one vote for each share of Class A common stock held as of the record date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
You may own shares directly in your name as a stockholder of record, which includes shares for which you have certificates. If your shares are registered directly in your name, you are the holder of record of those shares, and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your voting proxy directly to us or to vote in person at the meeting.

You may also own shares indirectly through a broker, bank or other holder of record. If you hold your shares indirectly, you hold the shares in “street name” and are a beneficial holder, and your broker, bank or other holder of record sent these proxy materials to you. As a beneficial holder, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form.

Do I have to do anything in advance if I plan to attend the annual meeting in person?
An individual who is a beneficial owner of Class A common stock must bring to the meeting a legal proxy from the organization that holds the shares or a brokerage statement showing ownership of shares as of the close of business on the record date. Representatives of institutional stockholders must bring a legal proxy or other proof that they are representatives of a firm that held shares as of the close of business on the record date and are authorized to vote on behalf of the institution.

Do I have electronic access to the proxy materials and annual report?
For holders of record, we are pleased to offer the opportunity to receive stockholder communications electronically. By signing up for electronic delivery of documents such as our annual report and the proxy statement, you can access stockholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your stockholder votes online. Holders of record can also reduce the number of documents in their personal files, eliminate duplicate mailings, conserve natural resources, and help reduce our printing and mailing costs. If you are a holder of record and would like to receive stockholder communications electronically in the future, please contact BNY Mellon Shareowner Services at 877-870-2368 or 201-680-6578. Enrollment will be effective until canceled.

Beneficial holders should refer to the information provided by the broker, bank or other institution that is the holder of record for instructions on how to elect to receive proxy statements and annual reports over the Internet. Most stockholders who hold their stock through a broker, bank or other holder of record and who have electronic access will receive an e-mail message containing the Internet address to use to access our proxy statement and annual report.

How do I vote my shares?
Your vote is important. We encourage you to vote promptly, which may save us the expense of a second mailing.

If you are a holder of record, you may vote your shares in any of the following ways:
  by telephone – If you are located in the U.S. or Canada, you may vote your shares by calling the toll-free telephone number on your proxy card. You may vote by telephone 24 hours a day through 11:59 p.m., Eastern Time, on May 18, 2011. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do not need to return your proxy card.
  over the Internet – You may vote your shares via the website http://www.proxyvote.com. You may vote over the Internet 24 hours a day through 11:59 p.m., Eastern Time, May 18, 2011. As with telephone voting, you may confirm that the system has properly recorded your vote. If you vote over the Internet, you do not need to return your proxy card. You may incur costs such as telephone and Internet access charges if you vote over the Internet.
  by mail – You may vote your shares by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.
  in person at the annual meeting – If you choose not to vote by telephone, over the Internet or by mail, you may still attend the meeting and vote in person. If you vote prior to the meeting, you may still attend the meeting and vote in person.
If you are a beneficial holder, the instructions that accompany your proxy materials will indicate whether you may vote by telephone, over the Internet or by mail. If you wish to attend the meeting and vote in person, you must bring a legal proxy from the organization that holds the shares or a brokerage statement showing ownership of shares as of the close of business on the record date.

Can I revoke or change my vote after I submit my proxy?
If you are the holder of record, you may revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our Secretary, (2) submit a later-dated proxy to our Secretary, (3) provide subsequent telephone or Internet voting instructions, or (4) vote in person at the meeting. If you are a beneficial owner of shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

What will happen if I do not vote my shares?
If you are the holder of record and you do not vote by proxy card, by telephone, via the Internet or in person at the annual meeting, your shares will not be voted at the annual meeting.

If you are a beneficial owner of shares and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the New York Stock Exchange, your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1, 2, 3, 4, 5 and 6. However, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 7. In the absence of instructions, shares subject to “broker non-votes” will not be counted as voted or as present or represented on the proposal.

What if I do not specify how my shares are to be voted?
Our Board has appointed Douglas A. Fox and Jim Kaput to serve as the proxy committee for the meeting. Mr. Fox is a Vice President, Investor Relations and Treasurer of Zebra. Mr. Kaput is Senior Vice President, General Counsel and Corporate Secretary of Zebra. By giving us your proxy, you are authorizing the proxy committee to vote your shares in the manner you indicate.

If you are a holder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
  FOR the election of the two directors nominated by our Board and named in this proxy statement as Class III directors to serve for a three-year term expiring in 2014 (Proposal 1);
  FOR the approval, on an advisory basis, of the compensation of our named officers (Proposal 2);
  FOR the approval, on an advisory basis, of an annual advisory vote on approving the compensation of our named officers; (Proposal 3);
  FOR the 2011 Long-Term Incentive Plan (Proposal 4);
  FOR the 2011 Short-Term Incentive Plan (Proposal 5);
  FOR the 2011 Employee Stock Purchase Plan (Proposal 6);
  FOR ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for 2011 (Proposal 7);
  In the discretion of the named proxies regarding any other matters properly presented for a vote at the annual meeting.
If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the NYSE’s rules, brokers and other nominees have the discretion to vote on routine matters such as Proposal 7, but do not have discretion to vote on non-routine matters such as Proposals 1, 2, 3, 4, 5 and 6. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 7 and any other routine matters properly presented for a vote at the meeting.

What constitutes a quorum, and why is a quorum required?
A quorum is necessary to hold a valid meeting of stockholders. If stockholders entitled to cast at least a majority of the shares entitled to vote at the meeting are present in person or by proxy, a quorum will exist. Shares owned by Zebra are not voted and do not count for quorum purposes. On March 22, 2011, we had 54,681,699 shares of Class A common stock outstanding, meaning that 27,340,850 shares of Class A common stock must be represented in person or by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a proxy or vote at the meeting. Abstentions and broker non-votes will also count towards the quorum requirement. If there is not a quorum, a majority of the shares present at the meeting may adjourn the meeting to a later date.

To assure the presence of a quorum at the meeting, please vote your shares by toll-free telephone or over the Internet or complete, sign and date our proxy card and return it promptly in the enclosed postage-paid envelope, even if you plan to attend the meeting.

What is the effect of a broker non-vote?
Brokers or other nominees who hold shares of our Class A common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the meeting. Thus, a broker non-vote will not impact our ability to obtain a quorum. Broker non-votes will not have any effect on the outcome of any proposal to be voted on at the meeting.

What is the vote required for each proposal?

Broker
Discretionary
Proposal	Vote Required	Voting Allowed
Proposal 1 – Election of two Class III Directors with terms to expire in 2014	Plurality of votes cast	No
Proposal 2 – Advisory vote to approve executive compensation	Majority of the votes cast affirmatively or negatively	No
Proposal 3 – Advisory vote on the frequency of holding an advisory vote to approve executive compensation	Plurality of votes cast	No
Proposal 4 – Approve our 2011 Long-Term Incentive Plan	Majority of the votes cast affirmatively or negatively	No
Proposal 5 – Approve our 2011 Short-Term Incentive Plan	Majority of the votes cast affirmatively or negatively	No
Proposal 6 – Approve our 2011 Employee Stock Purchase Plan	Majority of the votes cast affirmatively or negatively	No
Proposal 7 – Ratify the appointment of Ernst & Young LLP as our independent auditors for 2011	Majority of the votes cast affirmatively or negatively	Yes

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or vote FOR all nominees except those specific nominees from whom you WITHHOLD your vote. The two nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than two directors and stockholders may not cumulate votes in the election of directors.

With respect to Proposals 2, 4, 5, 6 and 7, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on any of these proposals, your abstention will not affect the vote on the proposal since the proposal requires approval of a majority of the votes cast affirmatively or negatively.

With respect to Proposal 3, you may vote FOR Every Year, FOR Every Two Years, FOR Every Three Years, or ABSTAIN. If you ABSTAIN from voting on this proposal, your abstention will not affect the outcome of the vote since the proposal requires a plurality of votes cast.

What happens if the annual meeting is adjourned or postponed?
Your proxy will still be effective and will be voted at the rescheduled annual meeting. You will still be able to change or revoke your proxy until it is voted.

Who is paying for the costs of this proxy solicitation?
We will bear the expense of soliciting proxies. We have retained Alliance Advisors LLC to solicit proxies for a fee of $12,000 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Zebra personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and the Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

How can I find the results of the annual meeting?
Preliminary results will be announced at the meeting. Results also will be published in a current report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Corporate Governance

Corporate Governance Guidelines
Zebra’s primary objective is to maximize stockholder value over the long term. Our Board of Directors believes that sound governance practices and policies provide an important framework to assist the Board in fulfilling its duty to stockholders. The Board reviews Zebra’s Corporate Governance Guidelines from time to time and modifies the Guidelines to reflect sound corporate governance policies and practices. In February 2011 the Board reviewed and approved revised Corporate Governance Guidelines, which are available on Zebra’s website at http://www.zebra.com under “About Zebra-Corporate Governance.”

Director Candidates and Diversity
The Nominating Committee of our Board of Directors is responsible for identifying individuals qualified to serve as directors, recommending candidates, and assisting the Board in discharging its responsibilities relating to the governance of Zebra.

Consideration of Board candidates typically involves a series of internal discussions, review of the qualifications of candidates, and interviews with selected candidates. In general, candidates for nomination to the Board are suggested by Board members or by management. The Committee has also utilized the services of a search firm to identify director candidates. The Committee will consider candidates suggested by stockholders. The Committee does not evaluate proposed candidates differently based on the source of the proposal. A stockholder seeking to recommend a prospective nominee for the Committee’s consideration should submit the candidate’s name and qualifications to Zebra’s Corporate Secretary at the following address: 475 Half Day Road, Suite 500, Lincolnshire, Illinois 60069. The Committee did not receive any stockholder suggestions for director candidates to be considered for election to the Board at the 2011 annual meeting. Stockholders who wish to nominate a director for election at an annual meeting of stockholders of Zebra must comply with our By-Laws regarding stockholder proposals and nominations.

The Nominating Committee considers a diverse set of criteria when evaluating Board candidates. The Committee believes that Board candidates must exhibit certain minimum characteristics: sound judgment and an even temperament, high ethical standards, and a healthy view of the relative responsibilities of a board member and management. Board members should be independent thinkers, articulate and intelligent, and have a commitment of time and attention to Zebra’s business. The Committee’s Charter also sets forth other criteria that the Committee considers important, including experience as a board member of another publicly traded company, experience in industries, global businesses or with technologies relevant to Zebra, accounting or financial reporting experience, meeting the independence standards for directors established by NASDAQ and the Securities and Exchange Commission, and race, gender, nationality and ethnicity of a candidate to support diversity. Finally, with respect to directors who may be nominated for re-election, the Committee may consider criteria such as whether the director represents stockholder interests in deliberations before the Board, demonstrates loyalty to Zebra, attends meetings regularly, keeps abreast of corporate and industry changes, prepares effectively for meetings with Board members and senior management, communicates effectively at Board and Committee meetings and with senior management, supports the deliberative process as a team member (e.g., courteous, respectful, constructive), challenges the Board and management to set and achieve goals, and/or possesses special characteristics that contribute to effectiveness as a Board member. Each year the Committee reviews the performance of current directors whose terms will expire at the upcoming annual meeting of stockholders, as well as the qualifications of any candidates for election to the Board.

Independence of Directors
Under our Corporate Governance Guidelines and NASDAQ listing standards, a majority of our directors must be independent. Under NASDAQ listing standards, a director does not qualify as independent unless the board affirmatively determines that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. NASDAQ listing standards also provide that a director is not independent if (1) the director has been employed by Zebra in the last three years; (2) the director or an immediate family member has received, during any 12-month period in the last three years, more than $120,000 in compensation from Zebra (other than director and committee fees and pensions or other forms of deferred compensation for prior service); (3) an immediate family member has been employed as an executive officer of Zebra in the last three years; (4) the director or an immediate family member is a partner, controlling stockholder, or an executive officer of an organization to which Zebra made, or from which Zebra received, payments for property or services in any of the years 2008, 2009, 2010 and 2011 that exceed the greater of 5% of the recipient's consolidated gross revenues for that year, or $200,000; (5) the director or an immediate family member is employed as an executive officer of another entity where at any time during the past three years any Zebra executive officer served (or serves) on the compensation committee of the other entity; or (6) the director or an immediate family member is a partner of a Zebra’s independent auditor or the director or an immediate family member was a partner or employee of Zebra’s independent auditor who worked on Zebra’s audit in 2008, 2009 or 2010.

In February 2011, the Nominating Committee reviewed the independence of all directors and reported to the Board. The Board determined that each of Richard Keyser, Andrew Ludwick, Ross Manire, Robert Potter, and Michael Smith has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each director, except Anders Gustafsson, our Chief Executive Officer, and Gerhard Cless, our Executive Vice President, is independent under NASDAQ listing standards. The Board also determined that each member of the Audit Committee meets the independence requirements under NASDAQ and rules of the Securities and Exchange Commission; each member of the Compensation Committee meets the independence requirements under NASDAQ, the non-employee director requirements of the rules of the Securities and Exchange Commission and the outside director requirements under the Internal Revenue Code; and each member of the Nominating Committee meets the independence requirements under NASDAQ.

Communications with the Board
A stockholder who would like to contact our Board may do so by writing to our Secretary at 475 Half Day Road, Suite 500, Lincolnshire, Illinois 60069. Communications received in writing will be distributed to the appropriate members of the Board, depending on the content of the communication received.

Board Functions
One of the primary functions of a board of directors is to oversee senior management and the conduct of the business of the corporation, including holding the chief executive officer and senior management accountable for performance. Consequently, Zebra’s Board of Directors believes that at least a majority of the Board should be independent from management to provide an objective view and evaluation of management and business performance. A primary responsibility of Zebra’s Board is to select the Chief Executive Officer and, upon the recommendation of the CEO, to appoint other executive officers who report to the CEO. The Board also plans for succession to the position of CEO as well as certain other senior management positions. Other responsibilities of the Board include determining the compensation and benefits of the CEO, oversight of strategy and risk, approving material corporate policies and budgets, approving material investments, expenditures and transactions not in the ordinary course of business, ensuring the transparency of disclosures and financial controls, planning for and handling corporate crises, oversight of government and community relations, and setting an appropriate tone of integrity and compliance.

Board Leadership Structure
The independent members of a board may be led by an independent chairman of the board or, when the roles of the chairman and chief executive officer are combined, by an independent lead director. Zebra’s independent directors are led by Michael Smith, who serves as Chairman. Mr. Smith has served as a director since 1991 and as our Chairman since 2007 when our CEO, Anders Gustafsson, joined Zebra as successor to Edward Kaplan, Zebra’s co-founder and former Chairman and CEO. This structure allows Mr. Gustafsson to focus on strategic, operational, and financial matters necessary to operate Zebra’s business while Mr. Smith’s knowledge of, and experience with, Zebra and the operation and history of the Board allow Mr. Smith to provide an independent leadership that reflects his knowledge and experience. As Chairman, Mr. Smith presides at all meetings of stockholders and of the Board.

Committee Charters
Each of the three standing Committees of the Board periodically reviews the adequacy of its Charter, which sets forth the authority of the Committee and its duties and responsibilities. In February 2011 each Committee reviewed and recommended to the Board for the Board’s approval, and the Board reviewed and approved, revised Committee Charters. A copy of each Committee Charter is available on Zebra’s website at http://www.zebra.com under “About Zebra-Corporate Governance.”

Access to Management and Advisers
Each director has access to the management of and advisers to Zebra. The Board and its Committees have the right to consult and retain independent legal, financial, accounting and other advisers, as they determine necessary or appropriate to carry out their duties, at the expense of Zebra.

Executive Sessions and Chairman
The Board and its Committees regularly meet in executive session with and without management. Chairman Michael Smith chairs executive sessions of the Board. Mr. Smith is a non-executive independent director whose duties include advising the CEO of matters discussed in executive sessions, where appropriate, as well as approving Board agenda items.

Limitation of Service on other Boards; Director Education; Retirement and Term Limits
Zebra’s Corporate Governance Guidelines limit to four the number of other for-profit boards on which a non-employee director may serve. Subject to the approval of the Chairman, employee directors and executive officers are limited to service on the board of one for-profit entity other than Zebra. Zebra assists the Board by providing orientation for new directors and reimbursing the costs of continuing education programs. The Board does not endorse a mandatory retirement age, term limits, or automatic re-nomination to serve as a director. The Board believes that Board and Committee self-evaluation processes are the most effective means of determining whether a director should continue to serve as a director.

Director Compensation
The Compensation Committee periodically reviews the compensation of our directors. In August 2010, the Committee conducted a peer group comparison of director compensation. At that time, the Committee approved and recommended to the Board for its approval, which the Board approved, a change in the compensation of non-employee directors. For more information on director compensation, see “Director Compensation.”

Stock Ownership Guidelines
In November 2010, the Compensation Committee approved Stock Ownership Guidelines for executive officers other than the CEO and recommended to the Board for its approval, which the Board approved, Stock Ownership Guidelines for the CEO and non-employee directors. The Guidelines commenced on January 1, 2011 and participants have a five-year period to satisfy the applicable minimum stock ownership level. The minimum attainment levels are the lower of: four times base salary or 100,000 shares of Zebra stock for the CEO; three times base salary or 30,000 shares for an executive vice president; two times base salary or 20,000 shares for a senior vice president; one times base salary or 10,000 shares for a vice president who is an executive officer; and five times the board cash retainer or 10,000 shares for a non-employee director. Participants are required to retain a portion of the after-tax shares acquired upon exercise or vesting of an equity award until the minimum stock ownership level is satisfied. The Compensation Committee will review compliance with the Guidelines on an annual basis beginning as of the end of 2011. A copy of the Stock Ownership Guidelines is available on Zebra’s website at http://www.zebra.com under “About Zebra-Corporate Governance.”

Oversight of Risk Management
The goal of risk management is to provide reasonable assurance to our senior management and Board that a controllable risk will not have a material or significant adverse effect on Zebra. As set forth in our Corporate Governance Guidelines, the Board is responsible for the oversight of risk management. This responsibility is discharged primarily through the Audit Committee. The Audit Committee receives regular reports from the risk committee comprised of management employees regarding the identification and management of risk in our businesses. In addition, the Compensation Committee is responsible for the oversight of risk related to our compensation policies and practices. Both the Audit Committee and Compensation Committee give regular reports to the Board regarding their oversight roles and the directors regularly discuss significant risks facing Zebra. Management categorizes identified risks as strategic (such as product research and development, brand positioning, marketing and pricing), operational (such as distribution and logistics, and sales), financial (such as tax, accounting, information technology, and liquidity) or legal and compliance (such as governance, international laws and regulations, and litigation) risk. Risks arising out of Zebra’s compensation policies and practices may, depending on the actions or behavior encouraged by a performance or similar goal, be categorized as a strategic, operational, financial or legal and compliance risk. Identified risks that may be controlled are then assessed by management in terms of impact on Zebra and likelihood of occurrence. Some risks, such as general economic conditions, are not controllable by management. Management conducts an annual assessment of the risks arising out of Zebra’s compensation policies and practices and reported in February 2011 on its assessment to the Compensation Committee. Based on this assessment, management has determined that our policies and practices are not reasonably likely to have a material adverse effect on Zebra. Our risk management approach is intended to be an ongoing process.

Code of Business Conduct; Code of Ethics for Senior Financial Officers
Zebra has a Code of Business Conduct that applies to directors, officers and employees. We also have a Code of Ethics for Senior Financial Officers that applies to our CEO, Chief Financial Officer and Chief Accounting Officer. The Code of Business Conduct and Code of Ethics for Senior Financial Officers each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. Copies of the Code of Business Conduct and Code of Ethics for Senior Financial Officers are available on Zebra’s website at http://www.zebra.com under “About Zebra-Corporate Governance.”

Related-Party Transactions
Zebra has a written related-party transaction policy that may apply to any transaction in which Zebra and any related person are parties. A related person includes our directors and executive officers, their immediate family members, entities in which a director, executive officer or immediate family member is a partner or has a 10% beneficial interest, and a beneficial owner of more than 5% of our common stock. Our General Counsel and Audit Committee administer Zebra’s policy, with the General Counsel first assessing whether a proposed transaction is subject to the policy. If the General Counsel determines that a proposed transaction is a related-party transaction, then the Chairman of the Audit Committee or the full Audit Committee will review the proposed transaction to determine if it should be approved. Under Zebra’s policy, all relevant available facts and circumstances are to be considered, including: (i) the benefits to Zebra; (ii) the impact on a director’s independence in the event that the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the related person’s interest in the transaction; (v) the terms of the transaction; and (vi) the terms available to unrelated third parties or to employees generally.

Compliance Reporting
Zebra maintains a compliance hotline and website for compliance reporting. The compliance hotline and website establish a confidential means for employees or other persons to communicate to management or the Board any concerns that they may have, including concerns regarding accounting, internal controls or audit matters or compliance with laws, regulations, policies or the Code of Business Conduct.

Proposal 1

Election of Directors

The Board of Directors currently consists of seven directors, five of whom are independent under NASDAQ listing requirements, and two of whom are currently executive officers of Zebra. Each of the nominees for election as director currently serves as a director of Zebra.

Our Board of Directors is divided into three separate classes, with one class being elected each year to serve a staggered three-year term. The terms of the Class III Directors expire at the annual meeting, and two directors will be elected to serve for a three-year term expiring at the 2014 meeting and until their successors are elected and qualified. Our Nominating Committee has recommended, and our Board has approved, the nomination for election of Anders Gustafsson and Andrew Ludwick.

If at the time of the annual meeting any of the nominees is unable or declines to serve, the persons named in the proxy will, at the direction of the Board of Directors, either vote for the substitute nominee or nominees that the Board of Directors recommends or vote to allow the vacancy to remain open until filled by the Board. The Board has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

The Board of Directors recommends a Vote “FOR” the election of Anders Gustafsson and Andrew Ludwick to serve as Class III Directors of Zebra.

The following table sets forth information regarding the nominees for Class III Director and remaining directors. Included in this biographical information is information regarding certain of the experiences, qualifications, attributes, and skills that are relevant to their service as a director:

Name	Age	Position with Zebra	Director Since	Term Expires
Nominees
Class III Directors
Anders Gustafsson	50	Director and Chief Executive Officer	2007	2011
Andrew K. Ludwick	65	Director	2008	2011

Continuing Directors
Class I Directors
Richard L. Keyser	68	Director	2008	2012
Ross W. Manire	59	Director	2003	2012
Dr. Robert J. Potter	78	Director	2003	2012

Class II Directors
Gerhard Cless	71	Director and Executive Vice President	1969	2013
Michael A. Smith	56	Director and Chairman	1991	2013
____________________

Nominees for Class III Director
Anders Gustafsson became Chief Executive Officer and a director in 2007. Prior to joining Zebra, Mr. Gustafsson served as Chief Executive Officer of Spirent Communications plc, a publicly-traded telecommunications company, from 2004 until 2007. From 2000 until 2004, he was Senior Executive Vice President, Global Business Operations, of Tellabs, Inc., a communications networking company. Mr. Gustafsson also served as President, Tellabs International, as well as President, Global Sales, and Vice President and General Manager, Europe, Middle East and Africa. Earlier in his career, he held executive positions with Motorola, Inc. and Network Equipment Technologies, Inc. Mr. Gustafsson has an MS degree in Electrical Engineering from Chalmers University of Technology in Gothenburg, Sweden, and an MBA degree from Harvard Business School.

Andrew K. Ludwick has been a director since 2008. Mr. Ludwick has extensive experience in technology and startup businesses, including serving as Chief Executive Officer of Bay Networks, Inc., a multi-billion dollar communications networking company, from 1994 to 1996, and Founder, President and Chief Executive Officer of SynOptics Communications, Inc., a communications networking company, from 1985 to 1994. He has been a private investor since 1997. Mr. Ludwick holds a BA from Harvard College and an MBA from Harvard Business School. He has served since 2008 as a member of the Board of Directors of Rovi Corporation (f/k/a Macrovision Corporation), a provider of technologies for the protection, enhancement and distribution of businesses’ digital goods. He is a member of our Audit Committee. The Board and the Audit Committee benefit from Mr. Ludwick’s extensive experience as an entrepreneur, manager and investor in technology businesses. Mr. Ludwick’s operational background provides the experience necessary to help the Board fulfill its oversight duties with regard to Audit Committee responsibilities and also to advise the Board and management on technology matters.

Continuing Directors
Gerhard Cless has devoted substantially his entire career to Zebra, a company which he co-founded in 1969. Mr. Cless is an engineer by training and has served as Executive Vice President of Zebra since 1998 and as a director since 1969. He served as Secretary of Zebra from its formation until 2005, and as Executive Vice President for Engineering and Technology of Zebra from 1995 to 1998, after having served as Senior Vice President of Engineering since 1969. Mr. Cless also served as Treasurer of Zebra from its formation until 1991. He has directed the development of numerous label printers based on various printing technologies and maintained worldwide technology/vendor relationships. Prior to founding Zebra, Mr. Cless was a research and development engineer with Teletype Corporation’s printer division. Mr. Cless received an MSME degree from Maschinenbauschule Esslingen in Germany, and did graduate work at the Illinois Institute of Technology. The Cless Technology Center, Zebra’s product development and research facility, is named in honor of Mr. Cless.

Richard L. Keyser has been a director since June 2008. Mr. Keyser has spent much of his career at W.W. Grainger, Inc., an international distributor of maintenance, repair and operating supplies. In 2010, Mr. Keyser was honored as the National Association of Corporate Directors 2010 Public Company Director of the Year. The NACD’s award criteria include an unwavering commitment to integrity, confidence, informed judgment, and performance. Mr. Keyser served as Chairman Emeritus of Grainger from 2009 to 2010. Previously, he served as Grainger’s Chairman from 2008 to 2009, as Chairman and Chief Executive Officer from 1995 until 2008, and President and Chief Operating Officer from 1994 to 1995. Prior to joining Grainger in 1986, he held positions at NL Industries and Cummins Engine Company. Mr. Keyser received a BS degree from the United States Naval Academy and an MBA degree from Harvard Business School. Mr. Keyser is a member of the Board of Directors and Human Resources Committee of the Principal Financial Group, Inc., a financial services firm. Mr. Keyser served as a director of the Rohm & Haas Company, a manufacturer of specialty chemicals, until 2009. Mr. Keyser is a member of our Compensation Committee. Zebra’s primary means of selling its products is through distributors and resellers. Consequently, Mr. Keyser’s experience in and knowledge of these channels provides significant strategic and operational benefits to Zebra.

Ross W. Manire has been a director since 2003. He has served since 2002 as Chairman and Chief Executive Officer of ExteNet Systems, Inc., a wireless networking company Mr. Manire founded. Mr. Manire’s professional career includes serving as a partner in the Entrepreneurial Services Group at Ernst & Young, LLP, a leading accounting firm. Prior to joining ExteNet, Mr. Manire was President of the Enclosure Systems Division of Flextronics International, Ltd., an electronics contract manufacturer, from 2000 to 2002. He was President and Chief Executive Officer of Chatham Technologies, Inc., an electronic packaging systems manufacturer that merged with Flextronics, in 2000. Prior to joining Chatham, he was Senior Vice President of the Carrier Systems Business Unit of 3Com Corporation, a provider of networking equipment and solutions. He served in various executive positions with U.S. Robotics, including Chief Financial Officer, Senior Vice President of Operations, and Senior Vice President of the Network Systems Division prior to its merger with 3Com. Mr. Manire holds a BA degree from Davidson College and an MBA degree from the University of Chicago. He is a member of the Board of Directors and Finance and Compensation Committees of The Andersons, Inc., a diversified business with interests in agribusiness, railcars and retailing. Mr. Manire is a member of our Audit and Nominating Committees. The Board and the Audit Committee benefit from his business, operational, accounting and financial knowledge and experience. For example, Mr. Manire’s experience with electronics contract manufacturing has proven important as Zebra initiated and completed its project to outsource printer manufacturing. Mr. Manire’s financial and accounting experience also facilitates the Board’s oversight of Zebra’s accounting, internal control and auditing functions and activities.

Dr. Robert J. Potter has been a director since 2003. Dr. Potter’s extensive business experience includes serving as an officer in, and consultant to, both industrial and service businesses. Since 1990, he has been President and Chief Executive Officer of R. J. Potter Company, a Dallas-area firm providing business and technical consulting. From 1987 to 1990, Dr. Potter was President and CEO of Datapoint Corporation, a leader in network-based data processing. Prior to Datapoint, Dr. Potter was Group Vice President of Nortel Networks, Senior Vice President of International Harvester, President of the Office Systems Division of Xerox and Research Manager of International Business Machines Corporation. He graduated Phi Beta Kappa from Lafayette College with a BS degree in Physics and holds a Ph.D. in optics from the University of Rochester, specializing in fiber optics. He is a fellow of the Optical Society of America and has written more than 50 articles for various scientific, technical and business publications, including the first description of optical character recognition in an encyclopedia. He is a member of the Board of Directors, Technology Committee, and Audit Committee of Molex, Incorporated, a designer, manufacturer and distributor of electronic, electrical and fiber optic interconnects, as well as switches and application tooling. Dr. Potter is on the Board of Trustees of the Illinois Institute of Technology. He is Chair of our Compensation Committee.

Michael A. Smith has substantial knowledge of Zebra and its industry, including prior service as a director of a public company in the automatic identification sector. He has served as a director of Zebra since 1991 and as Chairman since 2007. The Board and the Committees on which Mr. Smith serves also benefit from Mr. Smith’s experience and skills in financial services as well as from his 25 years of industry experience. Since 2000, he has served as Chairman and Chief Executive Officer of FireVision LLC, a private investment company that he founded. From 1998 to 1999, Mr. Smith was Senior Managing Director and head of the Chicago and Los Angeles offices of the Mergers & Acquisitions Department of NationsBanc Montgomery Securities and its successor entity, Banc of America Securities, LLC. Previously, he was Senior Managing Director and co-head of the Mergers and Acquisitions Department of BancAmerica Robertson Stephens; co-founder and head of the investment banking group, BA Partners, and its predecessor entity, Continental Partners Group; Managing Director, Corporate Finance Department, Bear, Stearns & Co.; and Vice President and Manager of the Eastern States and Chicago Group Investment Banking Division of Continental Bank. Mr. Smith graduated Phi Beta Kappa from the University of Wisconsin with a BA degree and received an MBA degree from the University of Chicago. Mr. Smith is a managing member of Blue Star Lubrication Technology LLC and Blue Star Lubrication Technology Investors LLC, a provider of industrial lubricants and greases. Mr. Smith is the Chair of our Audit and Nominating Committees and a member of our Compensation Committee.

Board and Committees of the Board

Our business is managed under the direction of our Board, which is kept advised of Zebra’s business through regular and special meetings of the Board and its Committees, written reports and analyses and discussions with the CEO and other officers.

During 2010, our Board met 5 times. All directors are expected to attend our annual meeting. All directors attended the 2010 annual meeting of stockholders, except Andrew Ludwick. All directors attended 75 percent or more of the meetings of our Board and standing committees on which they served in 2010. Our Board has three standing committees, each of which is composed entirely of independent directors: the Audit Committee, the Compensation Committee, and the Nominating Committee.

The following table shows each Committee on which each director served, the Chairman of each Committee and the number of meetings held by each Committee.

Independent Director	Nominating	Compensation	Audit
Richard L. Keyser		Member
Andrew K. Ludwick			Member
Ross W. Manire	Member		Member
Dr. Robert J. Potter		Chair
Michael A. Smith	Chair	Member	Chair
Meetings in 2010	1	6	4

Audit Committee. The Audit Committee functions as the standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Our Board has determined that Mr. Manire is an “audit committee financial expert” as defined under Securities and Exchange Commission regulations. In addition to the Board’s determination that each member of the Audit Committee meets the independence requirements under NASDAQ and rules of the Securities and Exchange Commission, each member of this Committee satisfies the NASDAQ requirements that no member have participated in the preparation of financial statements of Zebra or any current subsidiary of Zebra within the past three years and Mr. Manire meets the financial sophistication requirement established by NASDAQ. This Committee assists the Board in fulfilling its oversight functions with respect to matters involving the financial reporting, independent and internal audit processes, disclosure controls and procedures and internal control over financial reporting, and matters such as related-party transactions and risk management. This Committee is responsible for appointing, retaining, compensating, evaluating, and terminating, when appropriate, our independent auditor; reviewing and discussing with management and the independent auditor, Zebra’s annual and quarterly financial statements; and discussing policies with respect to risk assessment and risk management. This Committee has the authority to engage and determine funding for outside legal, accounting or other advisors.

Compensation Committee. This Committee determines the total compensation philosophy relating to our CEO and other executive officers. The Committee oversees the administration of Zebra’s short-term and long-term compensation plans and determines (with respect to the CEO recommends to the Board) the total compensation and terms of employment for executive officers, including salary, short-term incentive targets, long-term incentive targets, performance goals and performance targets for both cash and equity awards, and the timing, terms and number of equity awards. The Committee has delegated to the CEO the right to grant a limited number of equity awards to non-executive officers between regular meetings of the Committee. The Committee oversees the performance management and talent management processes used by Zebra and recommends to the Board the compensation of non-employee directors.

Since 2008, the Committee has utilized The Delves Group as its independent executive compensation consultant to provide competitive compensation data, analysis and guidance throughout the process of determining compensation for Zebra’s Named Officers (as defined below). The role of The Delves Group in determining executive compensation is further described below under “Compensation Discussion and Analysis.” This Committee has the authority to engage outside legal counsel, tax and accounting, or other advisors.

Nominating Committee. This Committee identifies individuals qualified to be Board members, recommends director nominees, and assists our Board in discharging its responsibilities relating to corporate governance. For more information regarding the Nominating Committee, see “Corporate Governance.” This Committee has the authority to retain a search firm to identify director candidates and to engage outside legal counsel or other advisors.

Director Compensation

Similar to the compensation philosophy and approach described for executive officers in this proxy statement under the Compensation Discussion and Analysis, the Committee recommends to the Board a remuneration package for non-employee directors. In determining the remuneration package, the Committee considers several factors, including market data. In the fourth quarter of 2009, the Committee engaged The Delves Group as its independent compensation consultant to collect and analyze remuneration data and assess our non-employee directors’ remuneration package relative to that of directors in the technology industry and other industries in preparation for 2010 remuneration planning. Since this review was conducted at a time when executive compensation and director remuneration was under significant regulatory change, the Committee reviewed the data and postponed making any recommendations with respect to director remuneration until further guidance regarding executive compensation and director remuneration was provided from regulatory entities.

In August 2010, the Committee re-engaged The Delves Group, which provided a thorough competitive analysis. In developing our non-employee directors’ remuneration package, we were guided by market data of publicly-traded companies which our Committee views as comparable to Zebra. The peer companies used for the non-employee directors’ remuneration package are the same companies used when assessing our executive officers’ total compensation package in order to best assess pay philosophy within a company at the peer level. Please see the Compensation Discussion and Analysis for a discussion of our 2010 peer group of companies. In addition, the remuneration competitive information also consisted of data from surveys of general industry practices for similar size firms. These surveys include data from Culpepper and Associates, Inc., Radford (an Aon Hewitt Company) and the National Association of Corporate Directors. In August 2010, market remuneration data was presented by The Delves Group at median for board remuneration and at median and 75th percentile for committee remuneration, and was presented as a market consensus (straight average of all sourced market data) at the board chairman and board member level, as well as at each committee’s chairman and committee member level. The market remuneration data indicated the structure of our directors’ remuneration package required considerable change, with the market trending toward a retainer-driven package as opposed to a fee-driven package as summarized below:
  Board remuneration: market data indicated remuneration was appropriate for the per-meeting fees, but was significantly below median for overall remuneration (32% below for annual cash retainer, 30% below for total cash remuneration, and 37% below for equity grant value).
  Board chairman: although the market data indicated the amount of the retainer itself was significantly above market (83% above for market consensus and 45% above median), Zebra did not provide our chairman per meeting fees for Board meetings nor certain other committee meetings, which was significantly below market.
  Committee remuneration and committee chairmen: Zebra did not provide a retainer but instead paid per-meeting fees. Although market data indicated Zebra was above median on a per-meeting fee basis (by $500 per meeting for members and $1,000 per meeting for chairmen), Zebra was significantly below median on a total cash basis for chairman as a result of Zebra providing no retainer.

As a result of the market comparison, The Delves Group proposed a significant change to the structure of the total remuneration package for our directors. The proposal was based on a fixed retainer with no per meeting fees to reflect the ongoing, continuous nature of a director’s service. However, the Committee believed in certain years the directors may be called upon for additional effort. As such, the Committee recommended to the Board changes in the compensation of non-employee directors. The Board reviewed those recommendations, made certain changes, and approved the following compensation for service on the Board by non-employee directors:
  eliminate Board meeting fees and increase, effective July 1, 2010, the annual cash retainer from $25,000 to $50,000, with the exception of Chairman Smith, whose annual cash retainer was decreased from $120,000 to $100,000 plus retainers for committee service and meetings fees as described below;
  an annual equity retainer with a $100,000 grant value, commencing in May 2011 upon the election of directors at the annual meeting, with 50% of the grant value in the form of time-vested restricted stock and 50% in the form of time-vested stock appreciation rights; and
  effective July 1, 2010, an additional cash fee of $2,000 for each in-person Board meeting in excess of five in-person Board meetings per year and $1,000 for each telephonic Board meeting in excess of two telephonic Board meetings per year.
The Compensation Committee also recommended, and the Board approved, the following compensation for service on committees of the Board, effective July 1, 2010:
  eliminate committee meeting fees and pay an annual cash retainer of $15,000 for the Compensation Committee Chair, $15,000 for the Audit Committee Chair, and $8,000 for the Nominating Committee Chair;
  $10,000 for each Compensation Committee and Audit Committee member who is not serving as Chair of that committee, and $2,000 for each Nominating Committee member who is not serving as Chair; and
  an additional cash fee of $1,500 for the Chair and $1,000 for other committee members for each in-person committee meeting in excess of five in-person committee meetings per year with no additional fee for telephonic committee meetings.
For the first six months of 2010, we paid our non-employee directors, other than Chairman Smith, $6,250 per quarter, $1,500 for each Board meeting, $1,000 for each committee meeting that occurred on the day of a Board meeting, $1,500 for each committee meeting that did not occur on the day of a Board meeting, and Robert Potter, the Chair of our Compensation Committee, received an additional $500 per committee meeting. We paid Chairman Smith $30,000 per quarter for the first six months of 2010.

Non-employee directors also were granted equity-based awards in 2010, which are included in the table below. Non-employee directors may participate in our non-qualified deferred compensation plan and our group medical and dental plans. See “Non-Qualified Deferred Compensation” below for additional information.

Summary information regarding compensation of the non-employee directors for 2010 is set forth in the following table. In addition, the directors were reimbursed for expenses incurred in attending Board and committee meetings. Neither Mr. Gustafsson nor Mr. Cless receives additional compensation for service as a director.

2010 Director Compensation

	Fees Earned
	or Paid	Option/SAR	All other
Name	in Cash ($)	Awards ($) (1) (2)	Compensation ($)	Total ($)
Richard Keyser	51,500	61,500	0	113,000
Andrew Ludwick	50,000	61,500	0	111,500
Ross Manire	52,500	20,500	0	73,000
Robert Potter	55,500	20,500	0	76,000
Michael Smith	130,500	20,500	0	151,000
____________________

(1)
Aggregate number of shares underlying unexercised stock options and stock appreciation rights on December 31, 2010: Mr. Keyser: 30,000; Mr. Ludwick: 36,000; Mr. Manire: 52,034; Dr. Potter: 53,534; and Mr. Smith: 51,500.

(2)
On May 20, 2010, Messrs. Smith, Potter and Manire were each granted an award of stock appreciation rights for 2,000 shares of common stock and Messrs. Keyser and Ludwick were each granted an award of stock appreciation rights for 6,000 shares of common stock. In February 2006, prior to the dates when Messrs. Keyser and Ludwick joined the Board, Messrs. Smith, Potter and Manire were each granted an option to purchase 20,000 shares of common stock. These options vest 20% annually (4,000 per year) beginning in 2007 through the February 2011 fifth anniversary of the grant date. Consequently, Messrs. Smith, Potter and Manire were granted 2,000 stock appreciation rights in 2010 while Messrs. Keyser and Ludwick were granted 6,000 stock appreciation rights (an additional 4,000 in recognition of the annual vested portion of the options granted in 2006 to each of Messrs. Smith, Potter and Manire). Each award has a ten-year term, has a base price of $26.80 (the closing price of our common stock on the grant date), and vests in full on May 19, 2011, subject to continued service as a director. The amounts in the table represent the aggregate grant date fair value for these awards computed in accordance with Financial Accounting Standards Board Codification 718, Compensation – Stock Compensation. Please see Note 15, “Equity-Based Compensation,” of Zebra’s consolidated financial statements included in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of assumptions made in calculating grant date fair value.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below. Based on its review and discussion with management, the Compensation Committee has recommended to Zebra’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2010.

Compensation Committee
Robert J. Potter, Chair
Richard L. Keyser
Michael A. Smith

Compensation Discussion and Analysis

Executive Summary
Our Compensation Discussion and Analysis focuses upon Zebra’s total compensation philosophy, the role of the Compensation Committee, total compensation components, market and peer group data, and the approach used by the Compensation Committee when determining each element of the total compensation package inclusive of base pay, short-term and long-term incentive pay, benefits and employment agreements for our executive officers, as well as remuneration for our directors.

For 2010, the following executive officers’ compensation is disclosed and discussed in this proxy statement (the ‘named officers”):
  Anders Gustafsson, Chief Executive Officer
  Hugh K. Gagnier, Senior Vice President, Operations, Specialty Printer Group
  Philip Gerskovich, Senior Vice President, Corporate Development
  Michael C. Smiley, Chief Financial Officer
  William J. Walsh, Senior Vice President and General Manager, Zebra Enterprise Solutions
Zebra Financial Performance – In 2010, Zebra delivered exceptional financial results, with key points highlighted below and as described in further detail within our annual report:
  Earnings per Shares – Increased to $1.77 per share compared with $0.79 per share in 2009.
  Sales – Net sales for 2010 increased by 19% over 2009, driven by a broad-based increase in demand for Zebra products, the global economic recovery and our strategic initiatives. Net sales increased in all geographic territories.
  Gross Profit – Gross profit increased 28% over 2009 due to higher volumes and an improved product mix, with increased sales primarily in mobile, high-performance, mid-range table top printers and lower freight costs, offset by unfavorable foreign currency movements. As a percentage of sales, gross margin improved from 44.9% in 2009 to 48.2% in 2010.
Named Officer Compensation, Guiding Principles and Compensation Committee Actions – As a result of the economic recovery and Zebra’s financial performance in 2010, a review of market data, consideration of our compensation philosophy, and an understanding of additional corporate governance requirements pertaining to executive compensation, the Compensation Committee took the following actions:
  Approved a base salary increase for each named officer after foregoing a salary increase in 2009;
  Approved annual short-term incentive award amounts for each named officer at or near maximum award potential, with the exception of Mr. Walsh, as a result of Zebra’s 2010 financial performance;
  Approved performance-vested and time vested equity grants for each named officer, balancing reward and retention for officers with an enhanced alignment of named officer and stockholder interests.
In addition, the Committee also implemented stock ownership guidelines for executive officers, revised stock ownership guidelines for non-employee directors, and approved three new compensation plans for stockholder consideration and approval. Further information regarding the Compensation Committee’s actions regarding 2010 compensation is discussed in greater detail below and throughout this proxy statement.

Our Total Compensation Philosophy
Zebra’s total compensation program is designed to align our business strategy with enhanced stockholder value. Created with all employees in mind, our total compensation program contains features to attract the best employees, keep them engaged and motivated, and reward them for achieving or exceeding desired results. In summary, the objectives of our total compensation program are to:
  Increase stockholder value through long-term stock price growth and other financial measures;
  Facilitate the delivery of the highest quality of goods and services to our customers;
  Encourage our employees to take actions that balance short-term achievements with long-term success; and
  Attract, retain, motivate and reward the highest performing employees who contribute to our success.

Role of Our Compensation Committee
The Compensation Committee (“the Committee”) assists the Board with its responsibilities regarding the total compensation of our executive officers and directors by overseeing our compensation and benefit programs. The Committee fulfills its responsibility by:
  Reviewing our compensation philosophy annually to ensure the compensation components align with the objectives of our total compensation philosophy;
  Seeking the counsel of advisors, such as that of a compensation consultant and our management team, for input and guidance;
  Reviewing its charter annually to ensure its actions align with its responsibility delegated by the Board; and
  Fulfilling its responsibilities identified in its charter using a sound corporate governance approach that balances an appropriate level of risk tolerance with reward and recognition philosophy.
Our Total Compensation Approach
In designing and implementing our total compensation program, we are guided by market data of a peer group of publicly-traded companies which our Committee views are comparable to Zebra, being of a similar size and complexity in the technology industry. This peer group information is supplemented by data from surveys of general industry practices for similar size firms. These surveys include a proprietary survey from The Delves Group, the Radford Executive Survey and the Watson Wyatt CompQuest Database. Specific to the compensation of our executive officers, the Committee engaged The Delves Group as its independent executive compensation consultant to provide competitive compensation data, analysis and guidance in setting 2010 compensation component levels for our executive officers and in developing the design of our executive officer compensation program. The Delves Group exclusively provides executive and director compensation consulting services and does not provide any other services to the Company.

Our Total Compensation Components
Our total compensation program includes four components: base salary, annual incentive, long-term equity and employee benefits. Each component serves a particular purpose and, therefore, each is considered independent of the other components, though all four components combined provide a holistic total compensation approach in order to attract, retain, motivate and reward our employees. For 2010, the Committee determined each executive officer’s compensation component levels, but did not utilize a targeted pay mix to allocate total compensation among these components.

The base salary, annual incentive and long-term equity components are determined through a pay-for-performance approach, targeted at market median when target performance goals are achieved, and can result in superior pay when superior performance goals are achieved. Actual compensation varies based upon the attainment of financial and individual performance goals, as well as each executive officer’s position, responsibilities and overall experience. Employee benefits are designed with features that align with market median program offerings. The following table describes the purpose of each component and how that component is related to our pay-for-performance approach and budget:

Component	Purpose of Component	Component in Relation to Performance and Budget
Base salary	To attract and retain employees by compensating them for the primary functions and responsibilities of the position.	The base salary increase an employee receives depends upon the employee’s individual performance, and the employee’s displayed skills and competencies, all established within the overall salary budget.
Annual cash incentive awards	To attract, retain, motivate and reward employees for achieving or surpassing key target performance goals at Zebra, business unit and individual levels.	Financial and individual performance determines the actual amount of the employee’s target annual cash incentive award. Award amounts are “self-funded” because they are included in the financial performance results when determining actual financial performance.
Long-term equity awards	To attract, retain, motivate and reward top talent for the successful creation of stockholder value.	The employees’ past performance and future potential determines the amount of equity granted to them, established within the equity grant budget. Additionally, the collective performance of our employees to attain our financial goals is one of many factors influencing stock price growth resulting in wealth creation.
Employee benefits	To attract and retain employees by providing them with a competitive health, welfare and retirement benefits package in order to maintain their overall health and well-being.	Established within the overall employee benefit budget.

Role of Performance Management Process and Talent Management Review on Total Compensation
Our annual performance management process and the results of our annual talent management review are important aspects of the Committee’s determination of compensation component levels for our executive officers. Individual performance criteria and an executive officer’s talent assessment consist of a combination of objective and subjective criteria. Individual performance goals were established for all executive officers in 2010 and final evaluations were conducted in early 2011 under our annual performance review process.

Performance Management Process: At the beginning of the calendar year, Mr. Gustafsson meets with each executive officer and discusses the executive officer’s individual performance goals for the year. Mr. Gustafsson presents each executive officer’s individual performance goals to the Committee for approval. The Board of Directors and Mr. Smith, its Chairman, work with Mr. Gustafsson to establish Mr. Gustafsson’s individual performance goals for the year, though Mr. Gustafsson’s performance goals for the year are not given any incentive weight within our short-term or long-term compensation programs. After the year ends, Mr. Gustafsson evaluates each executive officer’s performance, including determining the extent to which the executive officer’s individual performance goals are met, and presents his assessment to the Committee for their concurrence regarding goal attainment. The Board has an annual formal evaluation process through which it assesses the performance of Mr. Gustafsson, including determining the extent to which Mr. Gustafsson’s individual performance objectives are met. Mr. Smith communicates the results of the Board’s evaluation to Mr. Gustafsson; Mr. Gustafsson communicates the results of the Committee’s discussion to each of the executive officers. The performance evaluations are conducted on a subjective basis without any pre-assigned weighting on any particular factor, taking into account other factors such as:
  Performance of daily responsibilities;
  Advancement and support of strategic business initiatives;

  Particular or general contributions to the overall management of Zebra; and
  Display of behaviors against our Company’s values.
Talent Management Review: After completing the annual performance evaluations, Mr. Gustafsson presents an overall talent management review to the Board, discussing the past performance and future potential of each executive officer and each of their direct reports, including a discussion of key skills, competencies and developmental opportunities.

The results of the talent management review and the performance evaluation of each executive officer were considered in conjunction with other factors discussed below in determining 2010 total compensation.

Establishing Our Total Compensation Component Levels
In determining the target compensation of our executive officers, the Committee considers several factors, including market compensation benchmarking. In the fourth quarter of 2009, the Committee engaged The Delves Group to collect and analyze compensation data for our executive officers and assess their compensation relative to individuals holding similar positions in technology and other industries in preparation for 2010 total compensation planning. The compensation data sources used by The Delves Group consisted of a proprietary survey from The Delves Group, the Radford Executive Survey and the Watson Wyatt CompQuest Database, as well as compensation data from our peer group, and represented market-based compensation data for base salaries, annual cash incentive awards, long-term equity awards and perquisites for executive officers.

The Delves Group also guided Zebra management through a comparative assessment of Zebra’s peer group, including revenue, net income, net profit margin, market value, and 1 and 3-year total shareholder return. Zebra management presented to the Committee and the Committee, Zebra management and The Delves Group discussed key findings regarding the current peer group as well as key findings of other companies that the Committee may consider in the future as peers for total compensation assessment. At the time of the peer group review, it was noted that one of Zebra’s 2009 peers, Varian Inc., had been acquired by Agilent Technologies. The Committee determined the peer group, consisting of 22 peer companies based on companies of similar size and complexity, as guided by one or more of the following criteria, and made no additions or subtractions in 2010 from the peer group established in 2009 compensation decisions other than subtracting Varian, Inc due to its acquisition, as reflected in the table below:
  Revenue range of one-half to two-times that of Zebra;
  Similar market capitalization to Zebra;
  Similar business model to Zebra;
  Global reach;
  Industry match to Zebra; and/or
  Products of a similar technical nature.
Zebra’s Peer Group
Ariba, Inc.	Intermec, Inc.	PowerWave Technologies, Inc.
Arris Group, Inc.	Itron, Inc.	ScanSource, Inc.
Brady Corp.	KLA-Tencor Corp.	Teradata Corp.
Checkpoint Systems, Inc.	LAM Research Corp.	Teradyne, Inc.
Ciena Corp.	Lexmark International, Inc.	Trimble Navigation, Ltd.
Coherent, Inc.	Logitech International	Waters Corp.
Electronics for Imaging, Inc.	NCR Corp.
Flir Systems, Inc.	Polycom, Inc.

Base Salary Component: Joanne Townsend, our Vice President, Human Resources, and Mr. Gustafsson review and discuss each executive officer’s base salary (other than that of the CEO), taking into consideration objective and subjective criteria, including individual performance, the relative position of the base salary in relation to the median-market data, executive experience levels, general labor market conditions, and our overall salary budget. After receiving the recommendations of Ms. Townsend and Mr. Gustafsson, the Committee reviews and establishes the base salaries of the non-CEO executive officers annually, relying upon the same objective and subjective information assessed by Ms. Townsend and Mr. Gustafsson.

The Committee also reviews similar objective and subjective criteria annually to recommend to the Board the base salary for Mr. Gustafsson. The Committee believes it is customary and appropriate that our CEO’s base salary, cash incentive award and equity compensation are greater than that of the other Zebra executive officers. Our CEO is the only executive with broad authority over Zebra’s full range of operations and with responsibilities encompassing all aspects of Zebra’s management and operations. These responsibilities are greater in scope and collectively more significant in nature than those of any other Zebra executive officer.

For 2010, market compensation data was presented by The Delves Group at the median and 75th percentile levels. This market compensation data was presented as a market consensus (straight average of all sourced market data) for each executive officer, including Mr. Gustafsson. The market compensation data indicated our executive officers’ base salary compensation, inclusive of Mr. Gustafsson, ranged from 22% below to 42% above market median, and as a collective group averaged 6% above market median. The market data indicated that Mr. Gustafsson’s base salary compensation was 1% above market median.

The Committee reviewed the market data, discussing each executive officer’s performance while assessing each executive officer’s base salary in comparison to the market data. The Committee noted that all employees, inclusive of executive officers, did not receive a salary increase in 2009 and that Mr. Gustafsson’s base salary had not been adjusted since he was hired in September 2007. In addition, the Committee noted that the base salary of our Chief Financial Officer, Mr. Smiley, was significantly below market; in addition, Mr. Smiley is accountable for both the overall financial operations and reporting obligations of Zebra as well as Zebra’s global information technology function. All other named officers’ base salary adjustments aligned within Zebra’s standard merit increase percentage guidelines used for all employees. The annual base salaries of Mr. Gustafsson and the named officers were adjusted as follows: Mr. Gustafsson - increased 7.1% from $700,000 to $750,000; Mr. Smiley - increased 13.5% from $282,000 to $320,000; Mr. Gerskovich - increased 2.1% from $378,000 to $386,000; Mr. Gagnier - increased 3.6% from $338,000 to $350,000; and Mr. Walsh - increased 5.9% from $340,000 to $360,000. The base salary effective date for Mr. Gustafsson was April 1, 2010 and the base salary effective date for the other executive officers was March 29, 2010.

Annual Cash Incentive Awards Component: Each executive officer has a target annual cash incentive award, which is established by the Committee and set as a percentage of base salary. For 2010, market compensation data was presented by The Delves Group at the median and 75th percentile levels. This market compensation data was presented as a market consensus (straight average of all sourced market data) for each executive officer, including Mr. Gustafsson. The market data indicated our executive officers’ incentive target compensation as a percentage of base salary ranged from 14 percentage points below to 6 percentage points above market median, and as a collective group averaged 4 percentage points below market median. The market data indicated that Mr. Gustafsson’s annual target incentive was 6 percentage points above market median.

The Committee reviewed the market data, noting that the target annual cash incentive award percentage for Mr. Smiley was below market median and for Mr. Gagnier was below both market median and below that of other executive officers within Zebra who are in positions having similar impact on Zebra’s short-term and long-term performance. Each officer’s target annual cash incentive percentage is set forth in his respective employment agreement and the Committee has discretion to increase each officer’s target percentage. Generally, the target annual cash incentive percentage is higher for officers in more senior positions and who have more responsibility. As a result, the 2010 target annual cash incentive percentages for named officers were established as follows: Mr. Gustafsson - 100% (no change); Mr. Smiley - 55% (increased 5 percentage points); Mr. Gerskovich - 50% (no change); Mr. Gagnier - 50% (increased 5 percentage points); and Mr. Walsh - 50% (no change).

The target annual cash incentive awards that would be payable to each executive officer is calculated as a percentage of the officer’s eligible compensation defined as base salary in effect during the calendar year, pro-rated to reflect base salary adjustments throughout the calendar year.

2010 Annual Cash Incentive Plan: Each of our executive officers participated in the 2010 Zebra Incentive Plan (“ZIP”), which provided for an annual cash incentive award based on the achievement of financial and individual performance objectives. For the 2009 incentive plan, due to the worldwide unstable economic conditions and the greatly reduced ability to accurately forecast sales to our distributors, resellers, integrated software vendors and other customers, the Committee established two semi-annual performance periods within our annual performance period. For 2010, with the world economic conditions stabilizing, the Committee re-established ZIP on its annual incentive plan measurement cycle.

Initial Financial Performance Goal for Section 162(m) Purposes: In order to satisfy the performance-based compensation conditions of Section 162(m) of the Internal Revenue Code, the ZIP contained an initial financial performance goal for executive officers, which was positive Zebra income from operations and which was applied before any additional financial or individual performance goals were applied. The ZIP award amount for the Chief Executive Officer could not exceed 1.5% of Zebra income from operations or exceed .5% of Zebra income from operations for each of the other executive officers.

Financial Performance Component: Additional financial performance goals were established for the purpose of exercising negative discretion under IRS Section 162(m). The financial performance component consisted of one or more financial performance goals of Zebra and, if applicable, the executive officer’s assigned business unit. The minimum and maximum performance payout percentages for the financial performance goals were 0% and 200% respectively. This financial component represented 100% of Mr. Gustafsson’s 2010 target annual cash incentive award and represented 80% of each of the other executive officer’s 2010 target annual cash incentive award as reflected in the table below.

In addition, the executive officer’s financial performance component was subject to a Return on Invested Capital (“ROIC”) modifier. If the ROIC target was achieved, the financial performance component was not modified. If the ROIC target was exceeded, the financial performance component was increased by 20%. If the ROIC target was not achieved, the financial performance component was reduced by 20%, 40% or 100% depending upon the level of achievement in relation to the target. The ROIC modifier does not increase the financial performance component of the incentive award beyond a maximum 200% award payment for the financial performance component.

Individual Performance Component: With the exception of Mr. Gustafsson whose ZIP annual cash incentive award is subject solely to the financial performance component, each executive officer’s 2010 annual cash incentive award also included the achievement of individual performance goals, which varied by executive officer as approved by the Committee. Mr. Gustafsson presents his performance assessment and proposed incentive award recommendations to the Committee for their concurrence regarding goal attainment and approval of ZIP award amounts. The performance period was the fiscal year with individual performance goals representing 20% of each executive officer’s 2010 target cash incentive award (other than Mr. Gustafsson) as reflected in the table below.

How the 2010 ZIP Works: With respect to the named officers, the weights and measures for the 2010 ZIP are summarized in the following table; SPG = Specialty Printing Group; ZES = Zebra Enterprise Solutions:

Weights and Measures
		Zebra	SPG Income		ZES Income	ZES
	Individual	Income from	from	ZES	from	Total
Named Officers	Performance	Operations1	Operations	Revenue	Operations	Bookings
Anders Gustafsson	0%	100%
Michael C. Smiley	20%	80%
Philip Gerskovich	20%	80%
Hugh K. Gagnier	20%	60%	20%
William J. Walsh	20%	20%		15%	30%	15%
____________________

1
Zebra’s income from operations performance payout percentage consists of 90% of SPG’s income from operations performance payout percentage plus 10% of ZES’s income from operations performance payout percentage, as defined in the table below.

The financial component definitions and performance targets, as well as the minimum, target, maximum and actual results are reflected in the following three tables:

Definitions and Targets of Financial Component Measures

Performance Measure		2010 Payout Percentages and ROIC
	Definition		2010 Target
Income from Operations	Income from operations for the applicable period, adjusted to remove non-recurring charges and acquisitions of the Company for SPG or ZES, as applicable. 1,2	SPG: 200.00% ZES: 76.96% Zebra: 187.70%	SPG: $130,000,000 ZES: ($26,600,000)
ZES Revenue	ZES revenue for the applicable period as defined by Generally Accepted Accounting Principles (GAAP).	98.87%	$86,300,000
ZES Total Bookings	Total ZES bookings during the applicable period after any allocations for GAAP Vendor Specific Objective Evidence calculations.	152.78%	$89,900,000
Return on Invested Capital	Net Operating Profit After Tax (NOPAT) for 2010 divided by Invested Capital where (a) NOPAT = Income from Operations x (1-budgeted tax rate) and (b) Invested Capital = total assets, less cash and cash equivalents, current and long-term investments and marketable securities, and non-interest-bearing current liabilities, and which is calculated as the average Invested Capital reflected on five balance sheets (end of Q4 2009 and each of Q1-Q4 2010).	20.8%	13.50% to 16.50%
____________________

1
Zebra’s income from operations performance payout percentage consists of 90% of SPG’s income from operations performance payout percentage plus 10% of ZES’s income from operations performance payout percentage; for SPG and ZES, their business unit income from operations includes corporate operating expense allocated at 90% and 10% respectively.

2	Non-recurring charges specifically include such expense items as (i) one-time charges, non-operating charges or expenses incurred that are not under the control of operations management, as determined by the Committee; (ii) restructuring expenses; (iii) exit expenses; (iv) integration expenses; (v) Board of Directors project activities (e.g., director searches); (vi) gains or losses on the sale of assets; (vii) acquired in-process technology; (viii) impairment charges; or (ix) changes in GAAP. The above list is not exhaustive and is meant to represent examples of the kind of expenses typically excluded from the calculations of Income from Operations. Acquisitions: generally, for the first quarter beginning at least six months after an acquisition closes, the financial targets will be adjusted to incorporate the acquired company’s budget or financial plan. The reported financial performance will also be adjusted to include the acquired company’s actual performance for the first quarter beginning at least six months after an acquisition closes.

Performance Levels Required To Receive a Cash Incentive Award as a Percent of Target Performance

Performance Measure	Performance Minimum	Performance Maximum
SPG Income from Operations1	Performance: 75% Award: 50%	Performance: 115% Award: 200%
ZES Income from Operations1	Performance: 75% Award: 50%	Performance: 125% Award: 200%
ZES Revenue	Performance: 75% Award: 50%	Performance: 115% Award: 200%
ZES Total Bookings	Performance: 75% Award: 50%	Performance: 115% Award: 200%
Return on Invested Capital	Performance: Below 9.00% Award: Financial component award reduced to zero	Performance: Above 16.50% Award: Financial component award increased by 20%
____________________

1
Zebra’s income from operations performance payout percentage consists of 90% of SPG’s income from operations performance payout percentage plus 10% of ZES’s income from operations performance payout percentage.

2010 Cash Incentive Award

				Actual Award
				As a Percent
				of Eligible	Actual
Named Officers	Minimum	Target	Maximum	Compensation	Award
Anders Gustafsson	0%	100%	200%	200.00%	$1,475,342
Michael C. Smiley	0%	55%	110%	101.75%	$316,384
Philip Gerskovich	0%	50%	100%	90.00%	$345,684
Hugh K. Gagnier	0%	50%	100%	95.00%	$329,783
William J. Walsh	0%	50%	100%	69.03%	$244,529

The amount of each of the named officers’ actual incentive award under the 2010 ZIP depended upon the level of attainment of his financial and, if applicable, individual performance goals for the year. For Mr. Gustafsson, Mr. Smiley, Mr. Gerskovich and Mr. Gagnier, the incentive award amounts are significantly above target and at or near maximum award potential. This is a result of our financial results in 2010 for our SPG unit which outperformed performance goals. Our ZES business unit performed well in 2010, with a weighted overall ZES incentive achievement of target expectations. As a result of Mr. Walsh’s award being comprised of both Zebra and ZES performance, his award amount is also above target, though to a lesser extent than our other named officers.

Long-Term Equity Awards Component: The Committee believes it is important that all of our executive officers are incented to create stockholder value over a long-term investment horizon. With the assistance of The Delves Group providing market compensation data from our peer group and the general industry regarding the level and mix of equity awards, we shifted our focus in recent years from providing only stock options to using a variety of equity vehicles. This shift in practice allows us to develop compensation packages based upon changing business conditions and accounting practices in order to attract, retain, motivate and reward our employees.

2010 Equity Grant: For 2010, compensation market data was presented by The Delves Group at the median and 75th percentile levels, and included equity pay mix data. This market compensation data was presented as a market consensus (straight average of all sourced market data) for each executive officer, including Mr. Gustafsson. The market data reflected that our executive officers’ equity compensation from the 2009 annual grant ranged from 43% below to 221% above market median, and as a collective group averaged 25% above market median. The market data indicated that Mr. Gustafsson’s equity grant was 6% below market median. Utilizing The Delves Group information for the executive officers, Mr. Gustafsson then recommended to the Committee a total equity award dollar value for each executive officer, except for himself, based upon the market compensation data and factors similar to those described under the Base Salary Component. The Committee considered the same factors, including Mr. Gustafsson’s recommendations, before making its final equity grant determination on a subjective basis. For all executive officers other than Mr. Gustafsson, the equity grant dollar value approved by the Committee ranged between 30% below and 175% above the market median for that executive officer’s position. Though the 2010 equity grant values vary greatly in comparison to the market data for each executive officer’s position, the Committee determined it more critical to align the equity grant values internally to ensure alignment for attainment of the long-term strategic goals, varying the amounts based upon each individual’s 2010 performance and future potential, than to be heavily guided by each position’s market data. The Committee instead assessed the market data as a whole for the executive officers collectively, granting 101% of market in 2010 when comparing the sum of the actual equity value granted with the sum of the market median data. With respect to Mr. Gustafsson’s total equity award dollar value, the Committee consulted directly with The Delves Group and considered similar factors it considered in determining the total equity award dollar values for the other executive officers. As described below, for 2010, the Committee recommended to the Board, and the Board approved with some modifications, a special equity grant to Mr. Gustafsson.

For 2010, the Committee determined an equity grant dollar value for each executive officer and converted that value to a number of shares as reflected below. This value was granted in the form of performance-vested restricted shares of common stock, time-vested stock appreciation rights and time-vested restricted shares of common stock. For the executive officers other than Mr. Gustafsson, the equity grant was allocated at approximately 40%, 30% and 30% weight respectively to each of these equity grant vehicles. For Mr. Gustafsson, the grant was allocated at approximately 50%, 25% and 25% weight respectively.

The Committee believed these three equity vehicles will most appropriately motivate Mr. Gustafsson and our executive officers to attain company growth while reducing the risk of a company value decline because of the economic interest of each executive officer in restricted stock. Equity awards are also intended to provide a significant retention incentive for Mr. Gustafsson and our executive officers. In determining this equity mix, the Committee based its decision on the equity grant practices of other comparable companies as presented by The Delves Group and believed it important to ensure alignment among the executive officers.

In 2010 Mr. Gustafsson presented, and the Board approved, a multi-year strategic plan that is intended to drive significant sales growth through Zebra’s North America, Europe, Middle East and Africa, Asia Pacific, and Latin America Regions. The plan also includes key product development goals, along with improved management of operating expenses. In addition, upon Mr. Gustafsson’s hire in September 2007, he was granted performance-vested stock options with an exercise price of, and performance-vested restricted stock with a grant value of, $36.80 per share. These two performance grants each contained an aggressive total stockholder return (“TSR”) performance goal designed to result in a doubling of Zebra’s stock price over the five-year period ending September 2012. Twenty-five percent (25%) of the awards would vest if, during the five-year performance period the TSR reached a minimum of 60% over forty-five consecutive trading-days, and the remaining 75% would vest based upon a TSR performance scale with full vesting if the TSR reached 100% over forty-five consecutive trading-days. The worldwide economic decline and financial crisis in 2008 and 2009 resulted in a significant decline in Zebra’s stock price to approximately half of the per share grant price for these two performance-vested grants. During 2009 , Zebra’s business began to recover and, by the end of 2009, Zebra’s stock price was $28.35, though it remained significantly below the September 2007 grant price of $36.80. In the Committee’s judgment, although Zebra’s stock price has increased by 87.5% over the two-year period from December 31, 2008 ($20.26 per share) to December 31, 2010 ($37.99 per share), the Committee believed the 2007 performance-vested stock grants no longer served as effective incentives or as retention vehicles. As a result, the Committee determined to recommend to the Board that Mr. Gustafsson be granted a special equity grant in 2010 to:
  provide a significant long-term incentive tied directly to achievement of Zebra’s strategic plan;
  provide significant potential upside rewards for achieving the strategic plan and significantly increasing Zebra’s stock price; and
  provide a retention effect.
This special equity grant had a grant date fair value equal to $5,529,981, comprised of performance-vested restricted shares of common stock (50% of value), time-vested stock appreciation rights (25% of value) and time-vested restricted shares of common stock (25% of value). Combined with Mr. Gustafsson’s base salary of $750,000 and target annual incentive of $750,000, approximately 78% of Mr. Gustafsson’s 2010 target compensation was in the form of long-term equity awards that the Committee believes promotes the attainment of Zebra’s strategic plan and aligns Mr. Gustafsson’s interests with those of Zebra’s stockholders. By comparison, long-term equity awards comprised 56% of Mr. Gustafsson’s 2009 target compensation.

For all executive officers, the performance goal for the performance-vested restricted stock is the compounded annual growth rate of total net sales (“CAGR”) over the three-year performance period ending December 31, 2012, with a portion of the target number of restricted shares vesting based on attainment of threshold, target, and maximum CAGRs. The percentage of restricted stock that will vest based upon attainment of CAGR is set forth in the table below:

	Below Threshold	Threshold	Target	Maximum
Restricted Stock Vested Percentage	0%	50.00%	100.00%	150.00%

In addition, if the number of the vested shares exceeds zero, then the number of shares will be subject to a ROIC modifier established in a series of ranges. If the ROIC target is achieved, the number of shares will not be modified. If the ROIC target is exceeded, the number of shares will be increased by 20%. If the ROIC target is not achieved, the number of shares will be reduced by 20% or 40% depending upon the level of achievement in relation to the target. ROIC equals the average of the Annual Fiscal ROIC for 2010, 2011 and 2012. Annual Fiscal ROIC is defined as net operating profit after tax (“NOPAT”) for the fiscal period divided by Invested Capital as set forth under the table above entitled “Definitions and Targets of Financial Component Measures.”

The 2010 number of restricted shares granted to each of the named officers is summarized in the table below.

Stock Appreciation Rights Share (“SARs”) Calculation and Terms: In calculating the number of time-vested stock appreciation rights, we divided the grant dollar value of the equity award by a fair value determined by using the binomial method multiplied by an estimated per share price of our common stock on the grant date. The actual grant price was set using the closing price of our common stock on the grant date. Consistent with past recent annual equity grant award terms, the Committee determined that the stock appreciation rights awards for executive officers other than Mr. Gustafsson would vest 25% on the first four anniversaries of the grant date, or each May 6 beginning 2011, and would expire on May 6, 2020. For Mr. Gustafsson, his award has an extended vesting schedule of 0%, 0%, 25%, 25% and 50% over five years to provide an enhanced retention effect.

The number of SARs granted to each of the named officers on May 6, 2010 is summarized in the table below and is based on the closing price of our common stock on the grant date.

Time-Vested and Performance-Vested Restricted Stock Share Calculation and Terms: In calculating the number of time-vested and performance-vested restricted shares, we divided the grant dollar value of the equity award by an estimated per share price of our common stock on the grant date without any discount for the restricted nature of the award. The actual value was set using the closing price of our common stock on the grant date. In order to provide a significant long-term perspective and retention incentive, the Committee determined that the time-vested restricted stock awards for executive officers other than Mr. Gustafsson would vest 100% on May 6, 2013, the third anniversary of the grant date. For Mr. Gustafsson, his award has an extended vesting schedule of 0%, 0%, 25%, 25% and 50% over five years to provide an enhanced retention effect. The vesting terms of the performance-vested restricted stock are described above.

2010 Annual Equity Grant

			Number of
		Number of	Performance-	Number of Time
	Grant Date	Time-Vested	Vested Restricted	Vested-Restricted
Named Officers	Fair Value	SARs	Shares	Shares
Anders Gustafsson	$5,529,981	120,299	107,836	44,932
Michael C. Smiley	$519,542	15,100	7,400	5,500
Hugh K. Gagnier	$519,542	15,100	7,400	5,500
Philip Gerskovich	$331,332	9,700	4,700	3,500
William J. Walsh	$472,326	13,800	6,700	5,000

The number of shares of performance-vested restricted shares that may vest for each of the named officers is as follows. If the threshold CAGR and minimum ROIC targets are attained: Mr. Gustafsson, 32,351 shares; Mr. Smiley, 2,220 shares; Mr. Gagnier, 2,220 shares; Mr. Gerskovich, 1,410 shares; and Mr. Walsh, 2,010 shares. If the target CAGR and ROIC are attained, then the number of vested shares will equal the number set forth in the table. If the maximum CAGR and ROIC are exceeded: Mr. Gustafsson, 194,104 shares; Mr. Smiley, 13,320 shares; Mr. Gagnier, 13,320 shares; Mr. Gerskovich, 8,460 shares; and Mr. Walsh, 12,060 shares.

Employee Benefits Component: Our executive officers are also eligible to participate in various benefit programs offered generally to Zebra’s U.S. salaried employees, such as our health plans and group disability and life insurance plans. We provide a 401(k) plan to eligible employees, and also provide a non-qualified deferred compensation plan for highly compensated employees. We generally do not provide other long-term compensation plans, supplemental executive retirement plans or a defined benefit pension plan. We have not historically provided any perquisites.

Beginning in 2009, in light of the then uncertain economic conditions, we took a number of cost-savings actions to reduce total compensation expenses. In addition to maintaining 2008 base salaries throughout 2009 as described above, we also reduced our Company matching 401(k) contributions from 3% to 1.5% contribution as of March 2009, eliminated our 2009 profit-sharing contribution, and reduced the discount percentage on our employee stock purchase plan for all employees, including the executive officers. In 2010, due to the economic recovery, the Committee approved an increase in the Company match to 4% of eligible compensation effective January 1, 2010. The Committee did not reinstate the profit-sharing contribution nor increase the discount percentage on our employees stock purchase plan.

In 2010, the Committee reviewed a proposal from Zebra management regarding placement of executive officers and other employees earning a base salary of $200,000 or greater on a supplemental executive disability policy. Zebra targets a compensation replacement value of 60% of base and incentive pay should an employee become disabled. However due to the compensation replacement caps in the group disability policy, employees earning $200,000 or greater would receive less than 60% of their eligible pay. As a result, the Committee approved a supplemental executive disability policy for executives to replace the difference between what the group disability policy provides and the 60% earnings replacement cap. In making its decision, the Committee looked at median market data from The Delves Group, noting that, outside of relocation expenses (which are short-term in nature), Zebra is significantly below market regarding perquisites. Though the Committee does not desire to enhance overall executive compensation through the addition of perquisites, the Committee believes employees should have appropriate health and welfare coverage. As a result the Committee approved the supplemental executive disability coverage, which became effective July 1, 2010. Zebra pays for the supplemental executive disability coverage and the covered executive is taxed on this benefit, which amount is then reimbursed to the executive.

Our Executive Officer Employment Agreements
Each executive officer has an employment agreement addressing matters such as compensation (including base salary, annual cash incentive awards, long-term equity awards and employee benefit), termination of employment, non-competition and/or non-solicitation provisions. We believe that providing an employment agreement facilitates the attraction of high performing and high potential executive officers by providing them a minimum level of total compensation. We also believe the employment agreements provide a minimum level of assurance in the event of a termination of employment in connection with a change in control, for good reason by the executive officer, or by Zebra without cause, as defined in each executive officer’s employment agreement and summarized under Executive Compensation – Employment Agreements.

The various components of total compensation as reflected within the employment agreements are reviewed on an annual basis by the Committee as described within this Compensation Discussion and Analysis. All other provisions of the employment agreements are established at the onset of the employee being named an executive officer and are reviewed and updated on an as needed basis.

Specific to the non-compete and/or non-solicitation provisions, we believe these provisions align with our desire to protect the company and the stockholders from negative actions that could be caused by an executive officer who joins a competitor and engages in activities that could result in competitive harm to Zebra or our customers.

We believe that the severance amounts as reflected under Potential Payments upon Termination of Employment are fair and reasonable in order to allow the executive officer to transition from Zebra with minimal disruption to our overall business and, in the event of a change in control, to help secure the continued employment and dedication of our executive officers, notwithstanding any concern they may have regarding their own employment.

Tax Effects
Compliance with Section 162(m). The Committee generally intends for all compensation paid to our named officers to be tax deductible to Zebra pursuant to Section 162(m) of the Internal Revenue Code. Section 162(m) provides that compensation paid to named officers (other than our chief financial officer) in excess of $1,000,000 cannot be deducted for federal income tax purposes unless such compensation is performance-based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance-based compensation has been approved in advance by our stockholders. However, if in the judgment of our Committee, the benefits to Zebra of a compensation program that does not satisfy the conditions of Section 162(m) outweigh the costs to Zebra of the failure to satisfy these conditions, the Committee may adopt such a program.

Executive Compensation

The following table summarizes the compensation earned during 2010, 2009 and 2008 by our Chief Executive Officer and our four other most highly compensated executive officers as of December 31, 2010. We refer to these five executive officers as the named officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option/SAR Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Anders Gustafsson	2010	735,961	0	4,250,000	1,279,981	1,475,342	29,290	7,770,574
Chief Executive	2009	700,000	0	880,200	908,500	146,468	14,748	2,649,916
Officer	2008	700,000	0	0	1,226,700	151,970	33,297	2,111,967
Michael C. Smiley	2010	309,769	0	358,878	160,664	316,384	11,376	1,157,071
Chief Financial Officer	2009	282,000	0	212,774	230,064	29,503	4,542	758,883
	2008	181,131	16,654	162,041	164,619	19,662	44,940	588,957
Philip Gerskovich	2010	383,846	0	228,124	103,208	345,684	12,018	1,072,880
Senior Vice President,	2009	378,000	0	159,570	172,552	39,546	4,542	754,210
Corporate Development	2008	374,715	0	181,831	197,362	40,233	10,676	804,817
Hugh K. Gagnier	2010	346,769	0	358,878	160,664	329,783	11,805	1,207,899
Senior Vice President,	2009	344,500	0	212,774	230,064	34,828	4,840	827,006
Operations, Specialty	2008	334,244	0	181,831	197,362	35,111	9,214	757,762
Printing Group
William J. Walsh	2010	354,615	0	325,494	146,832	244,529	12,165	1,083,635
Senior Vice President,	2009	326,923	81,731	276,393	298,931	47,903	4,542	1,036,423
General Manager,
Zebra Enterprise
Solutions(4)
____________________

(1)	The amounts reflect the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation – Stock Compensation, of restricted stock and stock appreciation rights (“SAR”) granted in 2010 and 2009, and restricted stock and stock options granted in 2008. The amounts included in this column for 2010 include the grant date fair value of time-vested restricted stock and SARs, as well as performance-vested restricted stock, which is calculated based on the probable satisfaction of the performance conditions for such awards. If the highest level of performance is achieved for the performance-vested restricted stock, the grant date fair value would increase as follows: Mr. Gustafsson – $2,400,000; Mr. Smiley – $164,964; Mr. Gerskovich – $104,603; Mr. Gagnier $164,964; and Mr. Walsh - $149,115. Please see Note 15, “Equity-Based Compensation,” of Zebra’s consolidated financial statements included in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of assumptions made in calculating the aggregate grant date fair value of these awards.

(2)	The amounts in this column reflect the annual incentive compensation earned under Zebra’s annual incentive plans.

(3)	All other compensation for 2010 consists of 401(k) matching contributions (Mr. Gustafsson – $9,800; Mr. Smiley – $9,800; Mr. Gerskovich – $9,800; Mr. Gagnier $9,800; and Mr. Walsh - $9,800), life insurance premiums (Mr. Gustafsson - $611; Mr. Smiley - $611; Mr. Gerskovich - $611; Mr. Gagnier - $611; and Mr. Walsh - $611), a tax gross up in connection with income recognized for long-term disability premiums paid by Zebra (Mr. Gustafsson - $3,230; Mr. Smiley - $965; Mr. Gerskovich - $1,607; Mr. Gagnier - $1,394; and Mr. Walsh - $1,754), and for Mr. Gustafsson, perquisites of $15,649, consisting of relocation assistance ($9,650) and Zebra paid executive long-term disability insurance premiums ($5,999).

(4)	In March 2011, Zebra completed the sale of its Navis business unit. In connection with the sale, Mr. Walsh entered into an employment agreement with the buyer of Navis which became effective upon the sale of Navis. As a result, Mr. Walsh’s employment with Zebra terminated.

GRANTS OF PLAN-BASED AWARDS IN 2010(1)
									All Other
								All Other	Options	Exercise
		Estimated Future Payouts Under			Estimated Future Payouts Under			Stock	Awards,	or Base	Grant Date
		Non-Equity Incentive Plan Awards(2)			Equity Incentive Plan Awards(3)			Awards:	Number of	Price of	Fair Value of
								Number of	Securities	Option	Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Shares of	Underlying	Awards	and Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	Stock (#)(4)	Options(#)(5)	($/Sh)(6)	Awards ($)(7)
Anders Gustafsson	3/16/10	368,836	737,671	1,475,342
	5/6/10								120,299	27.82	1,279,981
	5/6/10							44,932			1,250,000
	5/6/10				32,351	107,836	194,105				3,000,000
Michael C. Smiley	3/16/10	85,509	171,018	342,036
	5/6/10								15,100	27.82	160,664
	5/6/10							5,500			153,010
	5/6/10				2,220	7,400	13,320				205,868
Philip Gerskovich	3/16/10	96,024	192,047	384,094
	5/6/10								9,700	27.82	103,208
	5/6/10							3,500			97,370
	5/6/10				1,410	4,700	8,460				130,754
Hugh K. Gagnier	3/16/10	86,785	173,570	347,140
	5/6/10								15,100	27.82	160,664
	5/6/10							5,500			153,010
	5/6/10				2,220	7,400	13,320				205,868
William J. Walsh	3/16/10	88,562	177,123	354,247
	5/6/10								13,800	27.82	146,832
	5/6/10							5,000			139,100
	5/6/10				2,010	6,700	12,060				186,394
____________________

(1)	See “Compensation Discussion and Analysis” for additional discussion of Zebra’s 2010 annual incentive plan and equity awards.

(2)	The amounts in this column represent potential earnings under the 2010 annual incentive plan. The threshold, target and maximum amounts are based on a percentage of incentive eligible compensation. The amount earned was subject to attaining levels of achievement of financial performance goals and, other than for the chief executive officer, individual performance goals as described in the “Compensation Discussion and Analysis.” If the threshold performance target is not met, the annual incentive award is $0. At threshold performance, 50% of the target incentive will be earned. At target performance, 100% of the target incentive will be earned. At maximum performance, 200% of the target incentive will be earned. As described in “Compensation Discussion and Analysis,” return on invested capital (“ROIC”) acted as a modifier of the amount earned under the performance goals; however, pursuant to the terms of the plan, the ROIC modifier does not increase the financial performance component of the incentive award beyond a maximum 200% award payment for the financial performance component. The actual amounts earned in respect of 2010 are reported in the summary compensation table.

(3)	The target column represents the number of shares of performance-based restricted stock granted on May 6, 2010. These awards vest 100% on May 6, 2013, subject to attaining levels of achievement of performance goals relating to (1) compounded annual growth rate (“CAGR”) of 2012 total net sales over 2009 total net sales and (2) ROIC, with ROIC acting as a modifier of the number of shares vested under the total net sales goal. At the threshold CAGR, 50% of the target number of shares will vest. At the target CAGR, 100% of the target number of shares will vest. At the maximum CAGR, 150% of the target number of shares will vest. If the minimum threshold CAGR is not achieved, 0% of the shares vest. In each case, the number of vested shares will be modified based on average ROIC during the three-year period ending December 31, 2012. If the minimum threshold ROIC is not attained, the number of vested shares, if any, will be reduced by 40%. If the minimum threshold ROIC is attained but target ROIC is not attained, the number of vested shares, if any, will be reduced by 20%. If the maximum threshold ROIC is attained, the number of vested shares, if any, will be increased by 20%. The threshold column represents the number of shares that would vest if the minimum threshold CAGR is attained, reduced by 40% if the minimum threshold ROIC is not attained. The maximum column represents the number of shares that would vest if the maximum CAGR is attained, increased by 20% if the maximum threshold ROIC is attained. Dividends are not paid on our common stock. The vesting of these awards would be accelerated at the target number of shares upon termination of employment by reason of death, disability, resignation for good reason, or termination by Zebra without cause, except that for Mr. Gustafsson the number of vested shares would be prorated based on days elapsed from the grant date to the date of termination of employment (unless otherwise determined by the Board or the Compensation Committee). For Mr. Gustafsson, if a change in control occurs prior to May 6, 2013, and unless otherwise determined by the Board or the Compensation Committee, the target number of shares would vest. For all other awards, (1) if a change in control occurs prior to the end of the three-year performance period ending December 31, 2012, the vesting of these awards would be accelerated at the greater of the target number of shares or the number of shares determined in accordance with the performance-based vesting objectives but based on (a) total net sales performance over the most recently completed four quarters prior to the change in control and (b) ROIC performance over the period beginning January 1, 2010 to the end of the most recently completed quarter prior to the change in control and (2) if a change in control occurs on or after December 31, 2012, the vested number of shares would be determined in accordance with the performance-based vesting objectives. The definitions of change in control, good reason and cause are summarized under “Employment Agreements” below.

(4)	Represents shares of time-vested restricted stock granted on May 6, 2010. These awards vest 100% on May 6, 2013, except that for Mr. Gustafsson his award vests 25% on each of May 6, 2013 and 2014 and 50% on May 6, 2015. Dividends are not paid on our common stock. The vesting of these awards would be accelerated upon a termination of employment by reason of death, disability, resignation for good reason, or termination by Zebra without cause, except that for Mr. Gustafsson the number of vested shares would be prorated based on days elapsed from the grant date to the date of termination of employment (unless otherwise determined by the Board or the Compensation Committee). The vesting of these awards would be accelerated upon a change in control.

(5)	Represents the number of shares underlying SAR awards. SARs become exercisable in 25% increments on each of the first four anniversaries of the date of grant and expire on the tenth anniversary of the grant date, except that for Mr. Gustafsson his award vests 25% on each of May 6, 2013 and 2014 and 50% on May 6, 2015. Upon the termination of employment (i) by reason of death or disability, the unvested portion will vest in full and the SAR will remain exercisable until the earlier of the expiration date or one year after the termination of employment; (ii) upon retirement, any unexercised vested portion will remain exercisable until the earlier of the expiration date or one year after retirement; (iii) upon termination for cause, the SAR will be forfeited; (iv) upon termination for any other reason, any unexercised vested portion will remain exercisable until the earlier of the expiration date or (a) 90 days if terminated by Zebra and (b) 30 days if termination is voluntary; and (v) in the event of a change in control, the unvested portion will vest and the or SAR will remain exercisable through the expiration date.

(6)	The base price equals the closing market price of our common stock on the date of grant.

(7)	The amounts included in this column were determined in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation – Stock Compensation and, in the case of performance-vested restricted stock awards, are calculated based on the probable satisfaction of the performance conditions. Please see Note 15, “Equity-Based Compensation,” of Zebra’s consolidated financial statements included in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of assumptions made in calculating the aggregate grant date fair value of these awards.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END
	Option/SAR Awards				Stock Awards
									Equity
									Incentive
									Plan
									Awards:
			Equity					Equity	Market or
			Incentive					Incentive Plan	Payout
			Plan					Awards:	Value of
			Awards:					Number of	Unearned
	Number of	Number of	Number of					Unearned	Shares,
	Securities	Securities	Securities			Number of		Shares, Units	Units or
	Underlying	Underlying	Underlying			Shares or	Market Value of	or Other	Other
	Unexercised	Unexercised	Unexercised	Option		Units of Stock	Shares or Units	Rights That	Rights That
	Options/SARs	Options/SARs	Unearned	Exercise	Option	That Have	of Stock That	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Not Vested	Have Not Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)(1)	($)(2)	(#)	($)(2)
Anders Gustafsson (3)
9/4/2007	56,250	18,750		$36.80	9/4/2017
9/4/2007 (4)			42,188	$36.80	9/4/2017
9/4/2007 (5)								14,062	$534,215
4/24/2008	45,000	45,000		$36.49	4/24/2018
5/7/2009	28,750	86,250		$19.56	5/7/2019
5/7/2009						45,000	$1,709,550
5/6/2010	0	120,299		$27.82	5/6/2020
5/6/2010						44,932	$1,706,967
5/6/2010 (6)								32,354	$1,229,128
Michael C. Smiley (7)
5/1/2008	5,850	5,850		$37.67	5/1/2018
5/1/2008 (5)								1,875	$71,231
5/7/2009	7,280	21,842		$19.56	5/7/2019
5/7/2009						10,878	$413,255
5/6/2010	0	15,100		$27.82	5/6/2020
5/6/2010						5,500	$208,945
5/6/2010 (6)								2,220	$84,338
Philip Gerskovich (8)
3/10/2005	29,786	0		$50.36	3/10/2015
2/6/2006	17,300	5,768		$43.35	2/6/2016
4/25/2007	7,272	2,425		$41.25	4/25/2017
4/24/2008	7,240	7,240		$36.49	4/24/2018
4/24/2008 (5)								2,272	$86,313
5/7/2009	5,460	16,382		$19.56	5/7/2019
5/7/2009						8,158	$309,922
5/6/2010	0	9,700		$27.82	5/6/2020
5/6/2010						3,500	$132,965
5/6/2010 (6)								1,410	$53,566
Hugh K. Gagnier (9)
2/8/2002	56,250	0		$21.62	2/8/2012
2/11/2003	29,250	0		$25.23	2/11/2013
2/11/2004	10,500	0		$47.12	2/11/2014
2/7/2005	9,686	0		$51.62	2/7/2015
2/6/2006	3,720	1,240		$43.35	2/6/2016
4/25/2007	7,000	2,334		$41.25	4/25/2017
4/24/2008	7,240	7,240		$36.49	4/24/2018
4/24/2008 (5)								2,272	$86,313
5/7/2009	7,280	21,842		$19.56	5/7/2019
5/7/2009						10,878	$413,255
5/6/2010	0	15,100		$27.82	5/6/2020
5/6/2010						5,500	$208,945
5/6/2010 (6)								2,220	$84,338
William J. Walsh (10)
1/5/2009	0	16,459		$20.74	1/5/2019
1/5/2009						8,197	$311,404
5/7/2009	0	10,921		$19.56	5/7/2019
5/7/2009						5,439	$206,628
5/6/2010	0	13,800		$27.82	5/6/2020
5/6/2010						5,000	$189,950
5/6/2010 (6)								2,010	$76,360

____________________

(1)	These restricted stock awards vest three years after the grant date, except that the May 6, 2010 grant to Mr. Gustafsson vests 25% on each of May 6, 2013 and 2014 and 50% on May 6, 2015.

(2)	The market value is based on the $37.99 closing price of our common stock on The NASDAQ Stock Market on December 31, 2010.

(3)	The option granted on September 4, 2007 will vest with respect to 18,750 shares on September 4, 2011; the option granted on April 24, 2008 will vest with respect to 22,500 shares on each of April 24, 2011 and 2012; the stock appreciation right (“SAR”) granted on May 7, 2009 will vest with respect to 28,750 rights on each of May 7, 2011, 2012 and 2013; and the SAR granted on May 6, 2010 will vest with respect to 30,074 rights on May 6, 2013, 30,075 rights on May 6, 2014 and 60,150 rights on May 6, 2015.

(4)	Represents the number of shares with respect to which the option will vest upon achievement of a minimum total stockholder return level during the five-year period ending September 4, 2012.

(5)	Represents the number of restricted shares that will vest upon achievement of the minimum total stockholder return level during the five-year period ending September 4, 2012.

(6)	Represents the number of restricted shares that will vest upon achievement of a minimum compounded annual growth rate of 2012 total net sales over 2009 total net sales and a return on invested capital (“ROIC”) that does not meet a minimum threshold ROIC. See footnote 3 above to the “Grants of Plan-Based Awards in 2010” table for a more detailed description of these awards.

(7)	The option granted on May 1, 2008 will vest with respect to 2,925 shares on each of May 1, 2011 and 2012; the SAR granted on May 7, 2009 will vest with respect to 7,280 rights on May 7, 2011 and with respect to 7,281 rights on each of May 7, 2012 and 2013; and the SAR granted on May 6, 2010 will vest with respect to 3,775 rights on each of May 6, 2011, 2012, 2013 and 2014.

(8)	The option granted on February 6, 2006 vested with respect to 5,768 shares on February 6, 2011; the option granted on April 25, 2007 will vest with respect to 2,425 shares on April 25, 2011; the option granted on April 24, 2008 will vest with respect to 3,620 shares on each of April 24, 2011 and 2012; the SAR granted on May 7, 2009 will vest with respect to 5,460 rights on May 7, 2011 and with respect to 5,461 rights on each of May 7, 2012 and 2013; and the SAR granted on May 6, 2010 will vest with respect to 2,425 rights on each of May 6, 2011, 2012, 2013 and 2014.

(9)	The option granted on February 6, 2006 vested with respect to 1,240 shares on February 6, 2011; the option granted on April 25, 2007 will vest with respect to 2,334 shares on April 25, 2011; the option granted on April 24, 2008 will vest with respect to 3,620 shares on each of April 24, 2011 and 2012; the SAR granted on May 7, 2009 will vest with respect to 7,280 rights on May 7, 2011 and with respect to 7,281 rights on each of May 7, 2012 and 2013; and the SAR granted on May 6, 2010 will vest with respect to 3,775 rights on each of May 6, 2011, 2012, 2013 and 2014.

(10)	The option granted on January 5, 2009 vested with respect to 5,486 shares on January 5, 2011 with the remaining portion of the option terminating on March 18, 2011 in connection with the sale of Zebra’s Navis business unit; and the SAR granted on May 7, 2009 and the SAR granted on May 6, 2010 also terminated on March 18, 2011.

Option/Stock Appreciation Right Exercises and Stock Vested

The table below sets forth information with respect to stock options and stock appreciation rights exercised by the named officers during 2010. No awards of restricted stock vested in 2010.

Options and Stock Appreciation Rights Exercised and Stock Vested in 2010

			Number of
	Number of		Shares
	Shares	Value Realized	Acquired on	Value Realized on
	Acquired on	on Exercise	Vesting	Vesting
Name	Exercise (#)	($)(1)	(#)	($)
Anders Gustafsson	0	0	0	0
Michael C. Smiley	0	0	0	0
Philip Gerskovich	0	0	0	0
Hugh K. Gagnier	56,250	267,006	0	0
William J. Walsh	9,126	75,123	0	0
____________________

(1)	Value calculated as the difference between the market price of the underlying securities on the date of exercise and the exercise or grant price of the exercised stock options or stock appreciation rights.

Non-Qualified Deferred Compensation

Pursuant to Zebra’s non-qualified deferred compensation plan, a named officer may defer, on a pre-tax basis, up to 80% of his base salary and annual incentive award. Deferred compensation balances are credited with gains or losses which mirror the performance of benchmark investment funds available under the plan and selected by the participant. All credited amounts are unfunded general obligations of Zebra, and participants have no greater rights to payment than any unsecured general creditor of Zebra.

The value of a participant’s account changes based upon the performance of the selected benchmark. Account balances are paid either in a lump sum or in annual installments. The plan permits payment upon, among other things, a termination of employment or a change in control of Zebra. Zebra does not make contributions to the plan, but pays the costs of administration.

The table below reflects the funds available under the plan in which the named officers’ accounts had investment balances as of December 31, 2010, as well as the funds’ 2010 rates of return.

Fund Name	2010 Rate of Return
T. Rowe Price 2025 Fund	15.37%
T. Rowe Price Growth Stock	16.93%

The table below sets forth information regarding the named officers’ participation in the plan in 2010.

Nonqualified Deferred Compensation for 2010

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings in	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal	Last Fiscal	Withdrawals/	Last Fiscal
	Year	Year	Year	Distributions	Year-End
Name	($)(1)	($)	($)(2)	($)	($)(3)
Anders Gustafsson	0	0	0	0	0
Michael C. Smiley	81,754	0	16,475	0	149,506
Philip Gerskovich	0	0	0	0	0
Hugh K. Gagnier	0	0	4,769	0	31,767
William J. Walsh	0	0	0	0	0
____________________

(1)	The amount(s) reported in this column are included in the summary compensation table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.

(2)	The amount(s) reported in this column are not included in the summary compensation table.

(3)	For Mr. Smiley, $124,054 of this amount has been previously reported in a summary compensation table for 2010 and prior years. For Mr. Gagnier, neither he nor Zebra has made any contributions to the plan since at least 2006, the first year for which this table was required to be included in a proxy statement.

Employment Agreements

Zebra has employment agreements with each of the named officers. Mr. Gustafsson’s employment agreement is substantially the same as the agreements of Messrs. Gerskovich, Gagnier, Walsh and Smiley, except as described below.

Messrs. Smiley, Gerskovich, Gagnier, and Walsh. Messrs. Smiley, Gerskovich, Gagnier, and Walsh are entitled to annual base salaries and are eligible to earn targeted annual incentive awards under Zebra’s annual incentive plan. Eligibility to receive equity-based compensation is determined in the sole discretion of the Compensation Committee.

If the officer terminates his employment for good reason or Zebra terminates his employment without cause and under circumstances other than death or disability, the officer will be entitled to (i) one-year continuation of base salary; (ii) a pro rata portion of his annual incentive for the year in which his employment terminates, if the incentive otherwise would have been earned; (iii) any unpaid previously earned annual incentive; (iv) a payment equal to 100% of the officer’s target annual incentive for the year in which employment terminates; (v) outplacement services not to exceed $32,000; and (vi) the continuation of coverage under Zebra’s medical and dental insurance plans, with Zebra contributing to the cost of such coverage at the same rate Zebra pays for health insurance coverage for its active employees under its group health plan, until the earlier of (a) one year after the date of termination, or (b) the officer becoming eligible for coverage under another group health plan that does not impose preexisting condition limitations. “Cause” includes the commission, indictment or conviction of a felony or misdemeanor involving fraud or dishonesty; a material breach of the employment agreement; willful or intentional misconduct, gross negligence, or dishonest, fraudulent or unethical behavior; failure to materially comply with a direction of the Board; or breach of fiduciary duty to Zebra.

If the officer terminates employment for good reason or Zebra terminates the officer’s employment without cause, and the termination occurs within 120 days immediately preceding or one year following a “change in control,” then the officer will be entitled to all compensation and benefits set forth in the immediately preceding paragraph, except that the officer will receive a payment equal to two times base salary in lieu of one-year salary continuation, plus two times target annual incentive in lieu of one times, which payment would be payable within 60 days following the later of the change in control or termination of employment. A “change in control” includes (1) an acquisition by a person or group of 35% or more of Zebra’s common stock; (2) a change in a majority of the Board within a 24-month period; (3) the approval by our stockholders of a complete liquidation or dissolution of Zebra; or (4) the consummation of a reorganization, merger or consolidation of Zebra or sale or other disposition of all or substantially all of the assets of Zebra. “Good reason” includes a demotion to a lesser position or assignment of duties materially inconsistent with the officer’s position, status or responsibilities; a material breach by Zebra of the employment agreement; or a decrease in base salary (unless applied proportionally).

If payments or benefits exceed the threshold under Section 4999 of the Internal Revenue Code and an excise tax becomes due, the officer would be entitled to a gross-up payment such that, after payment by him of all applicable taxes and excise taxes, he retains an amount equal to the amount he would have retained had no excise tax been imposed; provided, that if the threshold under Section 4999 is exceeded by 10% or less, the total payments he would be entitled to would be reduced so that no excise tax would be due.

Each officer is bound by non-competition and non-solicitation provisions until two years following termination, except Messrs. Gagnier and Walsh are bound for one year following termination. Each officer has agreed to confidentiality covenants during and after employment.

Mr. Gustafsson. Mr. Gustafsson’s employment agreement provides for a minimum base salary of $700,000, a target annual incentive equal to 100% of salary and a maximum annual incentive equal to 200% of salary. Mr. Gustafsson’s eligibility for equity-based compensation is reviewed by the Compensation Committee and recommended by the Committee for Board consideration and approval.

Mr. Gustafsson’s agreement also provides (i) that any decrease in Mr. Gustafsson’s salary permits him to terminate his employment for good reason; and (ii) if Mr. Gustafsson terminates employment for good reason or Zebra terminates his employment without cause and under circumstances other than death or disability, he will not receive outplacement services, the unvested portion of non-performance-based equity awards will vest immediately (unless otherwise expressly set forth otherwise in an award agreement, such as Mr. Gustafsson’s SAR and restricted stock award agreements dated May 6, 2010), the continuation of his salary will be for a period of two years, and, unless it is otherwise terminated, the continuation of healthcare coverage will be for a period of two years.

Potential Payments upon Termination of Employment or Change in Control

Described below are the potential payments and benefits to which the named officers would be entitled from Zebra under their employment agreements, their equity award agreements, and Zebra’s compensation and benefit plans upon termination of employment, if such termination had occurred as of December 31, 2010. Amounts actually received would vary based on factors such as the date on which a named officer’s employment terminates and the price of our common stock. The tables exclude payments and benefits that are provided on a non-discriminatory basis to full-time salaried employees, such as accrued salary and vacation pay.

The named officers are not entitled to any payments or benefits as a result of a termination of employment for cause.

Retirement or Voluntary Resignation

				Accelerated	Accelerated
	Salary	Incentive	Earned	Options and	Restricted
Name	Severance ($)	Severance ($)	Incentive ($)(1)	SARs ($)	Stock ($)	Total ($)(2)
Anders Gustafsson	0	0	0	0	0	0
Michael C. Smiley	0	0	0	0	0	0
Philip Gerskovich	0	0	0	0	0	0
Hugh K. Gagnier	0	0	0	0	0	0
William J. Walsh	0	0	0	0	0	0
____________________

(1)	Under the 2010 annual incentive plan, all participants are entitled to a pro rata portion of any earned annual incentive award amount through the date of termination in the event of termination by reason of retirement, but not voluntary resignation. None of the named officers was eligible for retirement under the 2010 annual incentive plan.

(2)	Excludes the amount of previously earned and fully vested deferred compensation under the 2002 Deferral Plan that would become immediately payable. See “Non-Qualified Deferred Compensation” above.

Death or Disability

				Accelerated	Accelerated
	Salary	Incentive	Earned	Options and	Restricted
Name	Severance ($)	Severance ($)	Incentive ($)(1)	SARs ($)(2)	Stock ($)(3)	Total ($)(4)
Anders Gustafsson	0	0	737,671	1,839,537	2,826,304	5,403,512
Michael C. Smiley	0	0	171,018	557,987	903,326	1,632,331
Philip Gerskovich	0	0	192,047	411,429	621,440	1,224,916
Hugh K. Gagnier	0	0	173,570	566,975	903,326	1,643,871
William J. Walsh	0	0	177,123	625,538	962,515	1,765,176
____________________

(1)	Under the 2010 annual incentive plan, all participants are entitled to a pro rata portion of any earned annual incentive award amount through the date of termination in the event of termination of employment by reason of death or disability. The amount assumes termination of employment at year end and target level achievement of all financial and individual performance goals applied against the named officer’s target incentive.

(2)	Time-vested options and SARs have accelerated full vesting in the event of termination by reason of death or disability, except that Mr. Gustafsson’s 2010 time-vested SAR award vests pro rata from but excluding the May 6, 2010 grant date through and including the date of termination of employment. The amounts reflect the difference between the exercise price of each option or SAR and the $37.99 closing price of our common stock on The NASDAQ Stock Market on December 31, 2010, for the following number of in-the-money options and SARs: Mr. Gustafsson – 165,746; Mr. Smiley – 42,792; Mr. Gerskovich – 41,515; Mr. Gagnier – 47,756; and Mr. Walsh – 41,180.

(3)	Time-vested restricted stock awards accelerate vesting in full in the event of termination by reason of death or disability, except that Mr. Gustafsson’s 2010 time-vested restricted stock award vests pro rata from but excluding the May 6, 2010 grant date through and including the date of termination of employment. For performance-vested restricted stock awards granted in 2010, the target number of shares accelerate in the event of termination by reason of death or disability, except that Mr. Gustafsson’s 2010 performance-vested restricted stock award vests pro rata from but excluding the May 6, 2010 grant date through and including the date of termination of employment. The amounts reflect the $37.99 closing price of our common stock on The NASDAQ Stock Market on December 31, 2010, for the following number of shares of restricted stock: Mr. Gustafsson – 74,396 shares; Mr. Smiley – 23,778 shares; Mr. Gerskovich – 16,358 shares; Mr. Gagnier – 23,778 shares; and Mr. Walsh – 25,336 shares.

(4)	Excludes the amount of previously earned and fully vested deferred compensation under the 2002 Deferral Plan that would become immediately payable. See “Non-Qualified Deferred Compensation” above for additional information.

Termination by Zebra without Cause or by Officer for Good Reason

				Accelerated		Medical,
	Salary	Incentive	Earned	Options	Accelerated	Dental,
	Severance	Severance	Incentive	and SARs	Restricted	Outplacement
Name	($)(1)	($)(1)	($)(2)	($)(3)	Stock ($)(4)	($)(5)	Total ($)(6)
Anders Gustafsson	1,500,000	750,000	737,671	1,839,537	2,826,304	15,647	7,669,159
Michael C. Smiley	320,000	176,000	171,018	0	903,326	45,530	1,615,874
Philip Gerskovich	386,000	193,000	192,047	0	621,440	39,823	1,432,310
Hugh K. Gagnier	350,000	175,000	173,570	0	903,326	45,530	1,647,426
William J. Walsh	360,000	180,000	177,123	0	962,515	45,459	1,725,097
____________________

(1)	The named officers are entitled to severance equal to salary for one year and one times target incentive, except Mr. Gustafsson, who is entitled to salary for two years and one times target incentive.

(2)	Under the 2010 annual incentive plan, all participants are entitled to a pro rata portion of any earned annual incentive award amount through the date of termination in the event of termination by Zebra without cause or termination by the named officer for good reason. The amount assumes termination of employment at year end and target level achievement of all financial and individual performance goals applied against the named officer’s target incentive.

(3)	Mr. Gustafsson’s time-vested options and SARs accelerate vesting in full in the event of termination by Zebra without cause or Mr. Gustafsson resigns for good reason, except that Mr. Gustafsson’s 2010 time-vested SAR award vests pro rata from but excluding the May 6, 2010 grant date through and including the date of termination of employment. At December 31, 2010, 165,746 in-the-money options and SARs held by Mr. Gustafsson would have accelerated vesting.

(4)	Time-vested restricted stock awards accelerate vesting in full in the event of termination by Zebra without cause or termination by the named officer for good reason, except that Mr. Gustafsson’s 2010 time-vested restricted stock award vests pro rata from but excluding the May 6, 2010 grant date through and including the date of termination of employment. For performance-vested restricted stock awards granted in 2010, the target number of shares accelerate in the event of termination by Zebra without cause or termination by the named officer for good reason, except that Mr. Gustafsson’s 2010 performance-vested restricted stock award vests pro rata from but excluding the May 6, 2010 grant date through and including the date of termination of employment. The amounts reflect the $37.99 closing price of our common stock on The NASDAQ Stock Market on December 31, 2010 for the following number of shares of restricted stock: Mr. Gustafsson – 74,396 shares; Mr. Smiley – 23,778 shares; Mr. Gerskovich – 16,358 shares; Mr. Gagnier – 23,778 shares; and Mr. Walsh – 25,336 shares.

(5)	The named officers are entitled to healthcare and dental coverage for up to one year and outplacement services with a value up to $32,000, except Mr. Gustafsson, who is entitled to healthcare and dental coverage for up to two years, but no outplacement services.

(6)	Excludes the amount of previously earned and fully vested deferred compensation under the 2002 Deferral Plan that would become immediately payable. See “Non-Qualified Deferred Compensation” above for additional information.

Termination by Zebra other than for Cause or by Officer for
Good Reason Concurrently with a Change in Control(1)

						Medical,
	Salary	Incentive	Earned	Accelerated		Dental,
	Severance	Severance	Incentive	Options and	Restricted	Outplacement	Excise Tax
Name	($)(2)	($)(2)	($)(3)	SARs ($)(4)	Stock ($)(5)	($)(6)	Gross Up ($)(7)	Total ($)(8)
Anders
Gustafsson	1,500,000	1,500,000	737,671	2,983,166	8,367,981	15,647	5,921,999	21,026,464
Michael C.
Smiley	640,000	352,000	171,018	557,987	1,017,296	45,530	775,521	3,559,352
Philip
Gerskovich	772,000	386,000	192,047	411,429	759,572	39,823	687,292	3,248,163
Hugh K.
Gagnier	700,000	350,000	173,570	566,975	1,041,458	45,530	782,709	3,660,242
William J.
Walsh	720,000	360,000	177,123	625,538	962,515	45,459	811,643	3,702,278
____________________

(1)	The named officers are entitled to the severance amounts and earned incentive award, if any, if Zebra terminates the named officers’ employment without cause or the named officers terminate employment for good reason within 120 days before or one year after a change in control, commonly referred to as a “double trigger.” The meanings of change in control, good reason and cause are set forth under “Employment Agreements” above.

(2)	The named officers are entitled to severance equal to salary for two years and two times target incentive.

(3)	Under the 2010 annual incentive plan, all participants are entitled to a pro rata portion of any earned annual incentive award amount through the date of termination in the event of termination by Zebra without cause or termination by the named officer for good reason in the event of a change in control. The amount assumes termination of employment at year end and target level achievement of all financial and individual performance goals applied against the named officer’s target incentive.

(4)	In the event of a change in control of Zebra, the vesting of in-the-money options and SARs would be accelerated as follows: Mr. Gustafsson – 337,799 options and SARs; Mr. Smiley – 42,792 options and SARs; Mr. Gerskovich – 41,515 options and SARs; Mr. Gagnier – 47,756 options and SARs; and Mr. Walsh – 41,180 options and SARs. The amounts reflect the difference between the $37.99 closing of our common stock on The NASDAQ Stock Market on December 31, 2010 and the exercise price of each option or SAR.

(5)	Time-vested restricted stock awards accelerate vesting in full upon a change in control. Performance-vested restricted stock awards granted in 2007 and 2008 vest at 40% of the grant amount in the event of a change in control as of December 31, 2010. Performance-vested restricted stock awards granted in 2010 vest at the target number of shares or, if greater in the case of executive officers other than Mr. Gustafsson, in accordance with the level of performance target achieved. For purposes of this table, we have assumed that the target number of shares accelerate as of December 31, 2010. The amounts reflect the $37.99 closing price of our common stock on The NASDAQ Stock Market on December 31, 2010 for the following number of shares of restricted stock: Mr. Gustafsson – 220,268 shares; Mr. Smiley – 26,778 shares; Mr. Gerskovich – 19,994 shares; Mr. Gagnier – 27,414 shares; and Mr. Walsh – 25,336 shares.

(6)	The named officers are entitled to healthcare and dental coverage for up to one year and outplacement services with a value up to $32,000, except Mr. Gustafsson, who is entitled to healthcare and dental coverage for up to two years, but no outplacement services.

(7)	Represents estimated tax gross ups on severance, accelerated options, SARs and restricted stock, and healthcare and dental benefits.

(8)	Excludes the amount of previously earned and fully vested deferred compensation under the 2002 Deferral Plan that would become immediately payable. See “Non-Qualified Deferred Compensation” above for additional information.

Equity Compensation Plan Information

The following table provides information related to Zebra’s equity compensation plans as of December 31, 2010.

Number of
	Securities to be	Weighted-	Number of Securities
	Issued Upon	Average Exercise	Remaining Available for
	Exercise of	Price of	Future Issuance Under
	Outstanding	Outstanding	Equity Compensation
	Options,	Options,	Plans (Excluding
	Warrants and	Warrants	Securities
Plan Category	Rights	and Rights	Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by
Security Holders	3,499,806 (1)	$33.07	2,313,709 (2)
Equity Compensation Plans Not Approved by
Security Holders	71,440 (3)	$13.40	0

Total	3,571,246	$32.68	2,313,709

____________________

(1)	Reflects shares of Zebra common stock issuable pursuant to outstanding options and stock appreciation rights under the 1997 Stock Option Plan, 2006 Incentive Compensation Plan and 2002 Non-Employee Director Stock Option Plan.

(2)	Reflects the number of shares available under the 2006 Incentive Compensation Plan (2,205,918 shares) and 2001 Stock Purchase Plan (131,323 shares). All of the shares under the 2006 Incentive Compensation Plan are available for issuance other than upon the exercise of options or stock appreciation rights.

(3)	Reflects shares issuable pursuant to outstanding options under the WhereNet Corp. 1997 Stock Option Plan and Navis Holdings, LLC 2000 Option Plan. Consists of 23,278 shares available under the WhereNet Plan with an average weighted exercise price of $2.56, issuable upon the exercise of options granted by Zebra upon conversion of WhereNet options when Zebra acquired WhereNet Corp. Consists of 48,162 shares available under the Navis Plan with an average weighted exercise price of $18.65, issuable upon the exercise of options granted by Zebra upon conversion of Navis options when Zebra acquired Navis Holdings, LLC.

Compensation Committee Interlocks and Insider Participation

Only independent directors served on the Compensation Committee during 2010. Dr. Potter is the Chair of the Compensation Committee, and Messrs. Keyser and Smith are members. None of them has ever been an officer or other employee of Zebra. No executive officer of Zebra served in 2010 on the compensation committee or similar body of any organization that determined compensation payable to any member of the Compensation Committee.

Proposal 2

Advisory Vote to Approve Compensation of Named Officers

Zebra is seeking your advisory vote to approve the compensation of our named officers as disclosed in this proxy statement in accordance with Section 14A of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission. Accordingly, we ask our stockholders to approve the following resolution:

“Resolved, that the compensation of the named officers of Zebra Technologies Corporation, as disclosed pursuant to Item 402 of Regulation S-K, as described in and including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement, is approved by the stockholders of Zebra.”

As described in detail under “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named officers, who are critical to our success. Under these programs, our named officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate and individual goals, and the realization of increased stockholder value.

Our Compensation Committee regularly reviews the compensation programs for our named officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. Our Compensation Committee also regularly reviews its own processes to ensure alignment with its charter and recent regulatory requirements. This review includes such topics as peer review analysis, compensation philosophy, Compensation Committee charter review and a compensation risk assessment. As a result of its review process, in 2010 the Compensation Committee and Board of Directors made the following changes to our executive compensation policies and practices:
  Granted performance-based restricted stock awards to our non-CEO named officers providing for a three-year performance period ending December 31, 2012, with performance goals relating to CAGR and ROIC as described in this proxy statement under Grants of Plan-Based Awards in 2010;
  Granted performance-based restricted stock awards to our CEO providing for a five-year performance period ending December 31, 2014, with performance goals relating to CAGR and ROIC as described in this proxy statement under Grants of Plan-Based Awards in 2010;
  Provided guidance for the design of Zebra’s Short-Term and Long-Term Compensation Plans, updated with features to align with anticipated stockholder expectations such as elimination of share recycling, for stockholder approval in 2011; and
  Adopted stock ownership and retention guidelines for named officers and other executive officers and amended existing stock ownership guidelines for non-employee directors, effective January 1, 2011.
We are asking our stockholders to approve our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you the opportunity to express your view on the compensation of our named officers. This stockholder vote is not intended to address any specific element of compensation, but rather the overall compensation of our named officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask you to vote “FOR” the approval of the resolution included above, relating to compensation of our named officers.

This vote is advisory, and therefore not binding on Zebra, our Compensation Committee, or our Board of Directors. Our Board of Directors and Compensation Committee value the opinions of our stockholders and will consider the results of the vote, as appropriate, in making future decisions regarding the compensation of our named officers.

The Board of Directors recommends a vote “FOR” approval of the compensation of our Named Officers

Proposal 3

Advisory Vote on the Frequency of Holding an Advisory Vote to
Approve Compensation of Named Officers

Zebra is seeking your advisory vote on the frequency with which we should seek an advisory vote on the compensation of our named officers, such as Proposal 2, in accordance with Section 14A of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission. When voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on the compensation of named officers once every one, two, or three years and may also choose to abstain from voting.

Our Board of Directors has determined that an annual advisory vote on the compensation of our named officers is the most appropriate alternative. Our Board of Directors recommends that you vote for a frequency of “one year” for advisory votes on the compensation of our named officers.

When making its determination, our Board of Directors considered Zebra’s obligation to disclose annually the compensation of our named officers, as well as our compensation philosophy, policies and practices. An annual advisory vote by stockholders on executive compensation provides a direct communication from our stockholders as a whole about the compensation disclosure contained in that year’s proxy materials and is most consistent with seeking timely input from our stockholders on executive compensation matters, including executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for Zebra, and we look forward to hearing from you on this proposal.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named officers that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or Zebra, the Board may decide that it is in the best interests of our stockholders and Zebra to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The Board of Directors recommends a vote “FOR” a frequency of “One Year” for advisory votes by stockholders on the compensation of our Named Officers.

Proposal 4

Approval of 2011 Long-Term Incentive Plan

We believe that stock-based incentive compensation is integral to our compensation program. The Board of Directors asks our stockholders to approve the 2011 Long-Term Incentive Plan (the “LTIP”) at the annual meeting. If approved by stockholders, the LTIP would replace the 2006 Incentive Compensation LTIP (the “2006 LTIP”), except that the 2006 LTIP will remain in effect with respect to outstanding awards granted under the 2006 LTIP until such awards have been exercised, vested, forfeited or otherwise terminated. As of March 1, 2011, 2,234,022 shares were available for new awards under the 2006 LTIP and awards with respect to 3,056,426 shares were outstanding.

If stockholders approve the LTIP, no additional grants will be made under the 2006 LTIP after the date of stockholder approval and any shares then available for new awards under the 2006 LTIP will no longer be available under the 2006 LTIP or the LTIP. The Board believes the LTIP is in the best interests of Zebra because it links long-term incentive compensation to Zebra’s financial performance and will enable Zebra to attract, retain, motivate and reward key personnel. The Board adopted the LTIP on February 11, 2011 after receiving the recommendation of our Compensation Committee to approve the LTIP. The LTIP would become effective upon obtaining stockholder approval.

General
The purposes of the LTIP are align participants’ long-term compensation with the interests of Zebra and its stockholders and to attract, retain, motivate and reward key personnel. Under the LTIP, we may grant non-qualified options to purchase shares of Zebra’s common stock, “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”)), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance awards, performance shares, and performance units.

Approximately 200 officers, other employees, non-employee directors and consultants are eligible to participate in the LTIP. The closing price of Zebra’s common stock on March 22, 2011 was $37.10.

Reference is made to Exhibit A to this Proxy Statement for the complete text of the LTIP, which is summarized below.

Description of the LTIP
Administration. The LTIP will be administered by the Compensation Committee consisting of at least two members of the Board who are both non-employee directors of Zebra within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and outside directors for purposes of the $1 million deductibility cap under the Internal Revenue Code (the “Code”). The Board will administer the LTIP for purposes of granting awards to non-employee directors and for approving, after receiving the recommendation of the Committee, awards to the CEO.

The Compensation Committee will select eligible persons to receive awards and determine the form, amount and timing of each award and all other terms and conditions of each award, including the number of shares, SARs or units subject to an award and the vesting or performance for an award.

The Compensation Committee may delegate the administration of the LTIP other than certain matters relating to awards to persons whose compensation is or may be subject to the $1 million deductibility cap or who are subject to Section 16 of the Securities Exchange Act of 1934 or who are non-employee directors.

The Compensation Committee will, subject to the terms of the LTIP, interpret the LTIP and establish rules and regulations it deems necessary or desirable for the administration of the LTIP and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All determinations and decisions made by the Compensation Committee and all related orders and resolutions of the Board will be final, conclusive and binding on all persons.

Effective Date, Termination and Amendment. The LTIP will become effective as of May 19, 2011, if approved by stockholders at the annual meeting and will terminate on the tenth anniversary of the effective date, unless terminated earlier by the Board. The Board may amend the LTIP, subject to any requirement of stockholder approval required by law, the rules of NASDAQ or as determined by the Board.

Available Shares. Subject to adjustment in the event of a stock split, stock dividend, merger, reorganization or similar event, 5,500,000 shares of common stock will be available under the LTIP. The number of available shares will be reduced by the aggregate number of shares of common stock which become subject to outstanding awards. The LTIP does not provide for the “recycling” of shares that are not issued or delivered by reason of the termination of an award or by reason of the delivery or withholding of shares to pay all or a portion of the exercise price or tax withholding obligations relating to the award. For purposes of complying with the $1 million deductibility cap, the maximum aggregate number of shares (including options, SARs, restricted stock, RSUs, performance units and performance shares to be paid out in shares) that may be granted in any one fiscal year to a participant will be 500,000 and the maximum aggregate cash payout (including performance awards, performance units and performance shares paid out in cash) with respect to awards granted in any one fiscal year that may be made to any participant will be $8,000,000.

Stock Options. The Compensation Committee will determine (i) whether an option is an incentive stock option or non-qualified stock option, (ii) the number of shares subject to the option and the purchase price per share, which may not be less than 100% of the fair market value of a share on the date of grant, (iii) the period during which the option may be exercised, which may not be later than ten years after the date of grant in the case of an incentive stock option, (iv) whether such option is exercisable in whole or in part, (v) whether the option may be exercised by paying cash or delivering previously owned shares and (vi) whether the option is subject to specified performance goals during an applicable performance period.

Incentive Stock Options. Each incentive stock option will be exercisable for no more than ten years after its date of grant, unless the option holder owns greater than ten percent of the voting power of all shares of our capital stock (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of the common stock on its date of grant, unless the option holder is a ten percent holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value. Subject to the requirements of the Code, all of the terms relating to the exercise or cancellation of an incentive stock option (and tandem SAR) upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Compensation Committee.

Stock Appreciation Rights. An SAR entitles the holder to receive, upon exercise, shares (which may be restricted stock or RSUs), cash or a combination thereof with an aggregate value equal to the excess of the fair market value of one share on the date of exercise over the grant price of such SAR. The Compensation Committee will determine (i) whether an SAR is issued in tandem with, or by reference to, an option (a “Tandem SAR”) or is free-standing (a “Non-Tandem SAR”), (ii) the number of SARs subject to the award and the grant price of the SAR, which may not be less than 100% of the fair market value of a share on the date of grant, (iii) the period during which the SAR may be exercised, which may not be longer than the exercise period of the related option in the case of a Tandem SAR, (iv) whether the SAR is exercisable in whole or in part, (v) whether the SAR may be exercised for shares (including restricted stock or RSUs), cash or a combination thereof and (vi) whether the SAR is subject to specified performance goals during an applicable performance period.

No Repricing of Options or Stock Appreciation Rights. Subject to adjustment in the event of a stock split, stock dividend, merger, reorganization or similar event, the terms of an outstanding option or SAR may not be amended to reduce the exercise price or grant price, and no option or SAR may be canceled in exchange for cash, other awards or options or SARs with an exercise price or grant price that is less than the exercise price or grant price of the original option or SAR without the approval of a majority of the votes cast affirmatively or negatively by stockholders at a meeting in which the reduction of such exercise price or grant price, or the cancellation and regranting of an award, is considered for approval.

Restricted Stock and Restricted Stock Unit Awards. The LTIP provides for the grant of (1) stock awards which may be subject to a restriction period (“restricted stock”) and (2) RSU awards. An RSU is a right to receive a share that is subject to a restriction period. An award of restricted stock or RSUs may be subject to specified performance goals during an applicable performance period. Restricted stock and RSU awards will be subject to forfeiture if the holder does not remain continuously in the employment of or service to Zebra during the restriction period or, if the award is subject to performance goals, if those performance goals are not attained. The Compensation Committee will determine (i) whether an award will be in restricted stock or RSUs, (ii) the number of shares or RSUs subject to the award, (iii) the length of the restriction period and (iv) the performance goals, if any (e.g., stockholder return and earnings per share). Unless otherwise set forth in the award agreement, the holder of a restricted stock award (but not an RSU award) will have voting rights and will have the right to receive dividends with respect to the shares of restricted stock.

Performance Awards, Performance Units and Performance Share Awards. The LTIP also provides for the grant of performance awards, performance unit awards and performance share awards. A performance award is a right, contingent upon the attainment of performance goals within a performance period, to receive an amount in cash that has an initial value specified in the award agreement. A performance unit award is a right, contingent upon the attainment of performance goals within a performance period, to receive an amount that has an initial value equal to the fair market value of a share on the grant date, which amount may be paid in a share (which may be restricted stock or an RSU), or in lieu of all or a portion thereof, the fair market value of a share in cash. A performance share award is a right, contingent upon the attainment of performance goals within a performance period, to receive one share (which may be restricted stock or an RSU), or in lieu of all or a portion thereof, the fair market value of a share in cash.

Prior to the settlement of a performance unit award or performance share award in shares of common stock, the holder of the award will have no rights as a stockholder of Zebra with respect to the shares of common stock subject to the award. Performance awards, performance units and performance shares will be subject to forfeiture if the specified performance goals are not attained. The Compensation Committee will determine (i) the initial cash value, or number of performance units or shares subject to the award, (ii) the performance goals, (iii) the length of the performance period and (iv) whether the performance units or performance shares may be settled in shares, cash or a combination thereof.

Performance Goals. Under the LTIP, the vesting or payment of performance awards, performance units, performance shares and certain awards of restricted stock or RSUs will be subject to the satisfaction of certain performance goals. The Compensation Committee will establish performance goals applicable to awards. Performance goals may include one or more of the following measurements: revenue; primary or fully-diluted earnings per share; EBITDA; pretax income; cash flows from operations; total cash flows; bookings; return on equity; return on invested capital; return on assets; net operating profits after taxes; economic value added; total stockholder return or return on sales; or any individual performance objective which is measured solely in terms of quantitative targets related to Zebra or Zebra’s business, or any combination thereof. Performance goals may be based on one or more business criteria, one or more business units or divisions of Zebra or the applicable sector, or Zebra as a whole, and comparison with a peer group of companies.

With respect to awards granted to persons who are, or are expected to be, employed as the chief executive officer of Zebra or one of the three most highly compensated officers of Zebra other than the chief executive officer and chief financial officer as of the last day of Zebra’s taxable year, the applicable performance goals will be established by the Compensation Committee no later than the latest date that the Committee may establish such goals without jeopardizing the ability of the award to constitute qualified performance-based compensation.

Non-Transferability of Awards. Unless otherwise specified in the agreement relating to an award, no award may be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by Zebra.

Termination of Employment. Each award agreement will set forth the extent to which a participant will have the right to exercise the option or SAR or to receive or settle unvested restricted stock, RSUs, performance awards, performance units or performance shares following termination of employment, service as a non-employee director, or consulting arrangement. If the award agreement does not include termination of employment or service provisions, then termination:
  by reason of retirement, death or disability would result (i) in the case of options and SARs, in acceleration of exercisability of any unexercisable options or SARs, which may then be exercised until the earlier of the expiration date of the option or SAR and the date which is 12 months after such termination, (ii) in the case of restricted stock and RSUs, in acceleration of vesting of any unvested shares or RSUs, and (iii) in the case of performance awards, performance units and performance shares, in a prorated payout as of the date of termination (except in the case of retirement for awards intended to satisfy the $1 million deductibility cap, which awards would terminate);
  for cause would result in the immediate forfeiture of the award; and
  termination for any reason other than retirement, death, disability or for cause (e.g., resignation), would result in (i) the option or SAR being exercisable only to the extent exercisable on the date of termination until the earlier the expiration date of the option or SAR and the date which is 90 days after such termination and (ii) the immediate forfeiture of any restricted stock, restricted stock units, performance awards, performance units and performance shares.
Change in Control-Definition. For purposes of the LTIP, a change in control means (i) an acquisition by a person or group of 35% or more of the shares of common stock of Zebra (other than an acquisition directly from or by Zebra, by a Zebra benefit plan or certain reorganizations, merger or consolidations), (ii) a change in a majority of the Board, (iii) the consummation of a reorganization, merger or consolidation or sale of all or substantially all of Zebra’s assets (unless the stockholders receive 50% or more of the stock of the company resulting from such transaction and no person or group owns 35% or more of the shares after the transaction) or (iv) a liquidation or dissolution of Zebra.

Effect of Change in Control-Double Trigger v. Cash-out. If pursuant to a change in control stockholders receive consideration consisting solely of publicly traded common stock and outstanding options, SARs, restricted stock awards and RSU awards are assumed or provision is made for the continuation of outstanding options, SARs, restricted stock awards and RSU awards after the change in control, then all outstanding time-vested options, SARs, restricted stock awards and RSU awards will continue in accordance with their terms; provided, that if a holder’s employment with Zebra and its subsidiaries is terminated by the holder for good reason or by Zebra or any subsidiary without cause after the change in control and prior to the one-year anniversary of the change in control, then all outstanding options and SARs held by the holder will become exercisable in full and, along with any then unexercised portions of such options and SARs, will remain exercisable through the remaining term of such options and SARs, and all outstanding restricted stock and RSU awards held by the holder will become fully vested. In addition, all outstanding performance-based awards will become fully vested upon the occurrence of a change in control, the performance goals will be deemed to be satisfied at the target level and any options and SARs as to which a performance period lapses will remain exercisable through the remaining terms of the options and SARs.

All other changes in control would result in a cash-out of awards where each outstanding award will be surrendered to Zebra by the holder, and such award will immediately be canceled, and the holder will receive, within ten days of the occurrence of the change in control, a cash payment from Zebra (or any successor) in an amount equal to (1) in the case of an option, the number of shares then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to Zebra stockholders in any transaction whereby the change in control takes place or (B) the fair market value of a share on the date of occurrence of the change in control, over the exercise price of the option, (ii) in the case of a non-tandem SAR, the number of shares then subject to the SAR, multiplied by the excess, if any, of the greater of (A) the highest price per share offered to Zebra stockholders in any transaction whereby the change in control takes place or (B) the fair market value of a share on the date of occurrence of the change in control, over the grant price of the SAR, (iii) in the case of a restricted stock award, RSU award, performance unit award or performance share award, the number of shares, number of units or number of performance shares, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to Zebra stockholders in any transaction whereby the change in control takes place or (B) the fair market value of a share on the date of occurrence of the change in control, and (iv) in the case of a performance award, the higher of (A) the target amount of such award that is payable upon satisfaction of the applicable performance goals at the target level and (B) the amount that would be accrued under generally accepted accounting principles as of the date of the occurrence of the change in control.

Federal Income Tax Consequences
The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the LTIP.

A participant will not recognize taxable income at the time an option is granted and Zebra will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and Zebra will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by the exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and Zebra will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of the disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon the disposition and (2) the fair market value of those shares on the date of exercise over the exercise price, and Zebra will be entitled to a corresponding deduction.

A participant will not recognize taxable income at the time SARs are granted and Zebra will not be entitled to a tax deduction at such time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Zebra. This amount is deductible by Zebra as compensation expense.

A participant will not recognize taxable income at the time a restricted stock award is granted and Zebra will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If that election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the time-based or performance-based restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. The amount of ordinary income recognized by making an election under Section 83(b) of the Code or upon the lapse of restrictions is deductible by Zebra as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and Zebra will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply. A participant will not recognize taxable income at the time an RSU award is granted and Zebra will not be entitled to a tax deduction at such time. Upon the vesting and settlement of an RSU award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the excess of the fair market value of the shares delivered over the amount, if any, paid for the shares.

A participant will not recognize taxable income at the time performance awards, performance units or performance shares are granted and Zebra will not be entitled to a tax deduction at that time. Upon the settlement of performance awards, units or shares, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Zebra. This amount is deductible by Zebra as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

Golden Parachute Payments. Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” under Section 280G and Section 4999 of the Code. Under these provisions, the participant would be subject to a 20% excise tax on, and Zebra would be denied a deduction with respect to, any “excess parachute payments.”

Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held company is allowed each year to deduct for the compensation paid to each of the company's chief executive officer and the company's three most highly compensated executive officers other than the chief executive officer and chief financial officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (1) the performance goals must be determined by a committee consisting solely of two or more “outside directors”, (2) the material terms under which the compensation is to be paid, including the performance goals, must be approved by a majority of the company's stockholders, and (3) if applicable, the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation is made. As noted above, the Compensation Committee currently consists solely of “outside directors” for purposes of Section 162(m) of the Code. As a result, certain compensation under the LTIP, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the LTIP, such as any restricted stock award which is not subject to a performance condition to vesting, would be subject to the limit.

Section 409A of the Code. Section 409A of the Code (“Section 409A”) establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of premature income tax and a 20% excise tax on the individual entitled to receive the deferred compensation. Certain awards granted under the LTIP may constitute deferred compensation subject to Section 409A. If an award is subject to Section 409A and does not comply with the requirements of Section 409A, then amounts deferred in the current year and in previous years will become subject to immediate taxation to the participant, and the participant will be required to pay (1) a penalty equal to interest at the underpayment rate plus l% on the tax that should have been paid on the amount of the original deferral and any related earnings, and (2) in addition to any regular tax, an excise tax equal to 20% of the original deferral and any earnings credited on the deferral. It is intended that the provisions of the LTIP either satisfy the requirements of Section 409A or fall within an exemption from Section 409A. Zebra reserves the right to amend the LTIP and outstanding award agreements as the company determines in good faith to be necessary to comply with the requirements of Section 409A.

The Board of Directors recommends a vote “FOR” approval of the 2011 Long-Term Incentive Plan.

Proposal 5

Approval of 2011 Short-Term Incentive Plan

We believe that short-term incentive compensation is an important component of our compensation program. The Board of Directors asks our stockholders to approve the 2011 Short-Term Incentive Plan (the “STIP”) at the annual meeting. Short-term compensation awards have been governed by the 2006 LTIP. The Board has approved creating a separate 2011 STIP from the 2011 LTIP, thus facilitating rewards for attaining short-term objectives to be supported by an STIP and facilitating rewards for achievement of long-term strategic initiatives to be supported by an LTIP. If approved by stockholders, the STIP would become effective for awards made after the annual meeting. The Board believes the STIP is in the best interests of Zebra because it will enable Zebra to attract, retain, motivate and reward key personnel. The Board adopted the STIP on February 11, 2011 after receiving the recommendation of our Compensation Committee to approve the STIP. The STIP would become effective upon obtaining stockholder approval.

Reference is made to Exhibit B to this Proxy Statement for the complete text of the STIP, which is summarized below.

Description of the STIP
Administration. The STIP will be administered by the Compensation Committee consisting of at least two members of the Board who are both non-employee directors of Zebra within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and outside directors for purposes of the $1 million deductibility cap under the Internal Revenue Code (the “Code”). The Committee may delegate the administration of the STIP to the Board or the chief executive officer other than certain matters relating to awards to persons whose compensation is or may be subject to the $1 million deductibility cap or who are subject to Section 16 of the Securities Exchange Act of 1934.

The Compensation Committee will, subject to the terms of the STIP, interpret the STIP and establish rules and regulations it deems necessary or desirable for the administration of the STIP. All determinations and decisions made by the Compensation Committee and all related orders and resolutions of the Board will be final, conclusive and binding on all persons.

Effective Date, Termination and Amendment. The STIP will become effective as of May 19, 2011, if approved by stockholders at the annual meeting and will continue until amended or terminated by the Board. The 2011 annual incentive plans, the Zebra Incentive Plan and the Zebra Enterprise Incentive Plan, approved by the Compensation Committee on February 10, 2011 will be governed by the 2006 LTIP. The Board may amend the STIP, subject to any requirement of stockholder approval required by law, the rules of NASDAQ or as determined by the Board.

Awards. Awards will be made for a fiscal year or shorter period and, unless otherwise determined by the Compensation Committee, will be paid in cash in a lump sum payment (subject to applicable tax withholding). Awards may be in the form of an annual cash incentive plan or individual award agreements. Awards will be paid promptly following the Compensation Committee’s determination of whether and the extent to which the performance goals have been achieved with respect to the performance period, but in no event will awards be paid later than December 31 of the year following the end of the performance period, provided that, in the case of a participant whose employment terminates on or before December 31 of a calendar year that falls within a performance period, if the Compensation Committee determines that such participant is entitled to payment in respect of all or a portion of the participant’s award, then the payment will be made to the participant not later than March 15 of the calendar year following the year of termination. The Compensation Committee will also have the right to allow participants to elect to defer the payment of awards subject to such terms and conditions as the Committee may determine.

The Compensation Committee will select eligible persons to receive awards and establish the performance goals applicable to awards. Performance goals may include one or more of the following measurements: revenue; primary or fully-diluted earnings per share; EBITDA; pretax income; cash flows from operations; total cash flows; bookings; return on equity; return on invested capital; return on assets; net operating profits after taxes; economic value added; total stockholder return or return on sales; or any individual performance objective which is measured solely in terms of quantitative targets related to Zebra or Zebra’s business, or any combination thereof. Performance goals may be based on one or more business criteria, one or more business units or divisions of Zebra or the applicable sector, or Zebra as a whole, and comparison with a peer group of companies.

With respect to awards granted to persons who are, or are expected to be, employed as the chief executive officer of Zebra or one of the three most highly compensated officers of Zebra other than the chief executive officer and chief financial officer as of the last day of Zebra’s taxable year, the applicable performance goals will be established by the Compensation Committee no later than the latest date that the Committee may establish such goals without jeopardizing the ability of the award to constitute qualified performance-based compensation. For purposes of complying with the $1 million deductibility cap, the maximum aggregate cash payout with respect to awards granted in any one fiscal year that may be made to any participant will be $8,000,000.

Termination of Employment. Each award will set forth the extent to which a participant will have the right to receive payment following termination of employment. If the award does not include termination of employment provisions, then termination:
  by reason of retirement, death or disability would result in a prorated payout as of the date of termination (except, in the case of retirement for awards intended to satisfy the $1 million deductibility cap, such awards would terminate);
  for cause would result in the immediate forfeiture of the award; and
  termination for any reason other than retirement, death, disability or for cause (e.g., resignation), would result in immediate forfeiture of the award.
Change in Control-Definition. For purposes of the STIP, a change in control means (i) an acquisition by a person or group of 35% or more of the shares of common stock of Zebra (other than an acquisition directly from or by Zebra, by a Zebra benefit plan or certain reorganizations, merger or consolidations), (ii) a change in a majority of the Board, (iii) the consummation of a reorganization, merger or consolidation or sale of all or substantially all of Zebra’s assets (unless the stockholders receive 50% or more of the stock of the company resulting from such transaction and no person or group owns 35% or more of the shares after the transaction) or (iv) a liquidation or dissolution of Zebra.

Effect of Change in Control. Except as provided in an award and absent any action taken by the Board or the Compensation Committee to continue the STIP for the remainder of an outstanding performance period in which a Change in Control occurs, in the event of a Change in Control, each participant subject to an outstanding award will receive a prorated payment of the target payout under the award.

Federal Income Tax Consequences
The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the STIP.

General. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in the year of payment, and Zebra will be entitled to a corresponding deduction.

Golden Parachute Payments. Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” under Section 280G and Section 4999 of the Code. Under these provisions, the participant would be subject to a 20% excise tax on, and Zebra would be denied a deduction with respect to, any “excess parachute payments.”

Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held company is allowed each year to deduct for the compensation paid to each of the company's chief executive officer and the company's three most highly compensated executive officers other than the chief executive officer and the chief financial officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (1) the performance goals must be determined by a committee consisting solely of two or more “outside directors”, (2) the material terms under which the compensation is to be paid, including the performance goals, must be approved by a majority of the company's stockholders, and (3) if applicable, the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation is made. As noted above, the Compensation Committee currently consists solely of “outside directors” for purposes of Section 162(m) of the Code. The Committee would be permitted to grant awards under the STIP as qualified performance-based compensation within the meaning of Section 162(m).

Section 409A of the Code. Section 409A of the Code (“Section 409A”) establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of premature income tax and a 20% excise tax on the individual entitled to receive the deferred compensation. Certain awards granted under the STIP may constitute deferred compensation subject to Section 409A. If an award is subject to Section 409A and does not comply with the requirements of Section 409A, then the amount deferred will become subject to immediate taxation to the participant, and the participant will be required to pay (1) a penalty equal to interest at the underpayment rate plus l% on the tax that should have been paid on the amount of the original deferral and any related earnings, and (2) in addition to any regular tax, an excise tax equal to 20% of the original deferral and any earnings credited on the deferral. It is intended that the provisions of the STIP either satisfy the requirements of Section 409A or fall within an exemption from Section 409A. Zebra reserves the right to amend the STIP and awards as the company determines in good faith to be necessary to comply with the requirements of Section 409A.

The Board of Directors recommends a vote “FOR” approval of the 2011 Short-Term Incentive Plan

Proposal 6

Approval of 2011 Employee Stock Purchase Plan

The Board of Directors is asking our stockholders to approve the 2011 Employee Stock Purchase Plan (the “ESPP”) at the annual meeting. If approved by stockholders, the ESPP would replace the 2001 Stock Purchase Plan (the “2001 ESPP”) which, by its terms, is scheduled to terminate as of June 30, 2011. It is anticipated that employees will continue to participate in the 2001 ESPP through and including June 30, 2011. As of March 1, 2011, approximately 131,323 shares were available for issuance under the 2001 ESPP.

The Board believes the ESPP is in the best interests of Zebra because it serves to align the interests of employees and Zebra’s stockholders and the ESPP will enable Zebra to attract, retain, motivate and reward its employees. The Board adopted the ESPP on February 11, 2011 after receiving the recommendation of our Compensation Committee to approve the ESPP. If approved by stockholders, the ESPP would become effective as of July 1, 2011.

General
The purposes of the ESPP are to link the interests of a greater number of employees with the interests of Zebra and its stockholders and to attract, retain, motivate and reward key personnel. The ESPP will promote employee stock ownership in Zebra through the grant of options to purchase shares of Zebra’s common stock. The ESPP is intended to constitute an “employee stock purchase plan” under Section 423 of the Code.

Reference is made to Exhibit C to this Proxy Statement for the complete text of the ESPP, which is summarized below.

Description of the ESPP
Administration. The ESPP will be administered by the Compensation Committee. Among its authorities, the Compensation Committee has authority to determine eligibility, number of options subject to an award, the offering period, the option price, the manner of exercise, and impose a holding period following exercise before a sale or other disposition. In addition, the Compensation Committee may establish rules and regulations it deems necessary or advisable for the administration of the ESPP. Determinations and decisions made by the Compensation Committee and all related orders and resolutions of the Board will be final, conclusive and binding on all persons. The Compensation Committee may allocate among one or more of its members, or may delegate to one or more of agents, its duties and responsibilities as it determines.

Effective Date, Termination and Amendment. The ESPP will become effective as of July 1, 2011, if approved by stockholders at the annual meeting, and will terminate on the tenth anniversary of the effective date, unless terminated earlier by the Board. The Board may amend the ESPP, subject to any requirement of stockholder approval required by law, the requirements of Section 423 of the Code, the rules of NASDAQ or as determined by the Board.

Available Shares. Subject to adjustment in the event of a stock split, stock dividend, merger, reorganization or similar event, 1,500,000 shares of common stock will be available under the ESPP. The number of available shares will be reduced by the aggregate number of shares of common stock which become subject to outstanding awards. The ESPP does not provide for the “recycling” of shares that are not issued or delivered by reason of the termination, cancellation, forfeiture, expiration or other termination of an award.

Eligibility. To be eligible to participate in the ESPP, an individual must be employed by Zebra or an affiliate and must satisfy such eligibility requirements as may be established by the Compensation Committee in accordance with Section 423 of the Code. Employees who own or who are expected to own at least five percent (5%) of the outstanding common stock of Zebra and non-employee directors are not eligible to participate in the ESPP. As of March 1, 2011, approximately 2,300 employees were eligible to participate in the 2001 ESPP.

Offering Periods and Purchase Price. The ESPP is divided into offering periods as determined by the Compensation Committee. During the offering periods, eligible employees may subscribe to purchase shares of common stock through payroll deductions. At the end of each offering period the purchase price is determined and participating employees’ accumulated funds are used to purchase shares of Zebra common stock. The purchase price is established by the Compensation Committee at the beginning of the offering period. Unless otherwise determined by the Compensation Committee, the purchase price per share of common stock will be 85% of the lesser of (a) the fair market value of the common stock on the first day of the offering period and (b) the fair market value of the common stock on the last day of the offering period. The term “fair market value” is defined in the ESPP and generally means the closing price on the applicable day as reported on the NASDAQ. The closing price of Zebra common stock on March 22, 2011 was $37.10. No employee may purchase during any single calendar year shares of common stock having a value of more than $25,000 determined as of the first day of the offering period.

Non-Transferability of Awards. Neither the payroll deductions nor any rights with respect to the option to purchase shares under the ESPP may be transferable other than by will or the laws of descent and distribution.

Termination of Employment. For employees who terminate employment with Zebra during an offering period other than by reason of death, disability or retirement, the subscription to purchase shares of common stock shall cease to be effective as a result of such termination and Zebra will refund the payroll deductions withheld during the offering period. If an employee terminates employment due to death, disability or retirement, then the following rules will apply:
  in the event of death, no further contributions can be made by payroll deduction, however, the legal representative of the deceased employee may make a single sum payment on or before the close of the offering period in an amount equal to the amount the deceased employee would have contributed as determined by the Compensation Committee for the payroll periods remaining in the offering period. The legal representative may at any time during the offering period request a distribution of the accumulated payroll deductions; and
  in the event of retirement or disability, no further contributions can be made by payroll deduction, however, the employee may make a single sum payment on or before the close of the offering period in an amount equal to the amount the employee would have contributed as determined by the Compensation Committee for the payroll periods remaining in the offering period. The employee may at any time during the offering period request a distribution of the accumulated payroll deductions.
U.S. Federal Income Tax Consequences
The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to the grants of options and purchases under the ESPP based on current laws and regulations. An employee may also be subject to state and local taxes in connection with grants of options and purchases under the ESPP.

The ESPP is intended to qualify as options issued under an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under that section, employees will not recognize taxable income and Zebra will not be entitled to a deduction upon the grant of an option to purchase common stock under the ESPP or when the employees complete their purchase for cash and receive delivery of common stock which they are eligible to purchase, provided such purchase occurs while they are employed or within three months after termination of employment.

In the event a sale of common stock by the employee occurs within two years after the date of its grant or within one year after the date of its acquisition, the employee will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the common stock on the last day of the offering period over the amount paid upon purchase of the common stock and Zebra is entitled to a corresponding tax deduction. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of Zebra’s common stock.

In the event of a sale of common stock by the employee after the expiration of the two-year and one-year periods referred to above, or the death of the employee while holding the common stock, the employee will recognize compensation taxable as ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the common stock on the first day of the offering period over the amount paid upon purchase of the common stock, or (b) the excess of the fair market value of the common stock on the date of sale or death over the amount paid upon purchase of the common stock. The balance of any gain or loss will be treated as capital gain or capital loss. Zebra is not entitled to a tax deduction at the time of sale or death for the amount of ordinary income or capital gain recognized by the employee.

The Board of Directors recommends a vote “FOR” approval of the 2011 Employee Stock Purchase Plan.

Report of the Audit Committee

The Audit Committee of Zebra’s Board of Directors is comprised of three directors, all of whom are independent under applicable listing requirements of The NASDAQ Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are: Mr. Smith, Chair, and Messrs. Ludwick and Manire.

The Audit Committee received reports from and met and held discussions with management, the internal auditors and the independent accountants. It reviewed and discussed Zebra’s audited financial statements with management, and management has represented to the Audit Committee that Zebra’s financial statements were prepared in accordance with accounting principles generally accepted in the United States and that such financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. The Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 114. The Audit Committee received the written disclosures and letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountants the independent accountants’ independence.

The Audit Committee recommended that the Board of Directors include the audited financial statements of Zebra in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC. This recommendation was based on the Audit Committee’s discussion with management, internal auditors and Zebra’s independent accountants, as well as the Committee’s reliance on management’s representation described above.

Audit Committee
Michael A. Smith, Chair
Andrew K. Ludwick
Ross W. Manire

Fees of Independent Auditors

Ernst & Young LLP acted as the principal independent auditor for Zebra during 2010 and 2009. The firm also provided certain audit-related, tax and permitted non-audit services. The Audit Committee pre-approves all audit, audit-related, tax and permitted non-audit services performed for Zebra by its independent auditors. In 2010 and 2009, the Audit Committee approved in advance all engagements by Ernst & Young LLP on a specific project-by-project basis, including audit, audit-related, tax and permitted non-audit services. No impermissible non-audit services were rendered by Ernst & Young LLP to Zebra in 2010 or 2009.

Zebra paid Ernst & Young LLP the following fees and expenses for services provided for the years ended December 31, 2010 and 2009:

Fees	2010	2009
Audit Fees (1)	$1,310,000	$1,269,400
Audit-Related Fees (2)	47,000	7,800
Tax Fees (3)	566,000	351,800
All Other Fees	—	—
Total	$1,923,000	$1,629,000

____________________

(1)	Consists of fees for the audit of Zebra’s annual financial statements and reviews of the financial statements included in the quarterly reports on Form 10-Q. Also includes fees for the 2010 and 2009 audits of internal control over financial reporting.

(2)	For 2010 and 2009, includes fees for due diligence in connection with acquisition activities and for 2009 includes fees for the audit of Zebra’s employee benefit plan.

(3)	For tax advice and tax planning, including internal corporate structure advice, transfer pricing studies and miscellaneous tax-related consulting charges.

Proposal 7

Ratification of Appointment of Independent Auditors

The Audit Committee appointed Ernst & Young LLP, independent certified public accountants, as auditors of Zebra’s financial statements for the year ending December 31, 2011.

The Board wants to give stockholders the opportunity to express their opinions on the matter of auditors for Zebra, and, accordingly, is submitting a proposal to ratify the Audit Committee’s appointment of Ernst & Young. If this proposal does not receive the affirmative vote of a majority of the votes cast affirmatively or negatively at the Meeting, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain the appointment of Ernst & Young.

Zebra expects that representatives of Ernst & Young will be present at the meeting and available to respond to questions. These representatives will be given an opportunity to make a statement if they would like to do so.

The Board of Directors and the Audit Committee recommend a vote “FOR” the ratification of the appointment of Ernst & Young LLP as auditors for the year ending December 31, 2011.

Executive Officers

The following information identifies and gives other information about our executive officers, other than Anders Gustafsson, our CEO, and Gerhard Cless, our Executive Vice President, about whom information is given above under “Proposal 1- Election of Directors.”

Hugh K. Gagnier, age 55, became Senior Vice President, Operations, of our Specialty Printer Group business unit in 2006, where he had previously served as its Senior Vice President, Operations, since 2003. Mr. Gagnier joined Zebra as the Vice President and General Manager for its Camarillo operations upon Zebra’s merger with Eltron International, Inc. in 1998. At Eltron, he was President from 1995 until its merger with Zebra, and Executive Vice President and Chief Operating Officer from 1994 until he became President. Mr. Gagnier received a BS degree in Mechanical Engineering from the University of Southern California.

Philip Gerskovich, age 54, joined Zebra as Senior Vice President, Corporate Development, in 2005. Previously, Mr. Gerskovich was Corporate Vice President and General Manager of New Business, Commercial Printing Division for Eastman Kodak Company, a provider of photographic and imaging products and services, from 2004 until he joined Zebra. From 1999 to 2003, he was Corporate Vice President and Chief Operating Officer, Digital and Applied Imaging, at Kodak. Mr. Gerskovich received a BS degree in Computer Engineering from the University of Illinois.

Jim Kaput, age 50, became Senior Vice President, General Counsel and Secretary in August 2009. From 2008-2009, he served as Counsel to the Chairman of the Securities and Exchange Commission. Mr. Kaput was Senior Vice President and General Counsel of The ServiceMaster Company, a consumer services company, from 2000 to 2007. Mr. Kaput received his JD from Cornell University School of Law and his BS from The University of Pennsylvania.

Todd R. Naughton, age 48, became Vice President, Finance in 2007 and serves as our Chief Accounting Officer. Mr. Naughton was Corporate Controller for Zebra from 1999, when he joined Zebra, until he became Vice President and Controller of Zebra in 2000, a position he held until 2007. Mr. Naughton received a BS degree in Accounting from the University of Illinois at Urbana-Champaign, and an MBA from the University of Chicago. He is a certified public accountant.

Michael C. Smiley, age 51, became Chief Financial Officer in May 2008. From 2004 until joining Zebra, he served Tellabs, Inc., a provider of telecommunications networking products, as general manager of the Tellabs Denmark A/S unit. Previously, from 2002 to 2004, he held various finance and operations executive positions at Tellabs including interim chief financial officer, vice president, international finance, and treasurer. Prior to 2002, Mr. Smiley held a number of finance positions including Vice President, Asia Pacific Finance located in Taipei, Taiwan, for General Semiconductor and Assistant Treasurer for General Instrument. Mr. Smiley also serves as a member of the Board of Directors of TwinDisc, Incorporated, a publicly traded international manufacturer and worldwide distributor of heavy-duty off-highway and marine power transmission equipment and related products. Mr. Smiley holds a BS in accounting from Brigham Young University and an MBA degree from the University of Chicago.

Michael H. Terzich, age 49, became Senior Vice President, Global Sales and Marketing, Specialty Printer Group in 2006. From 2003 until 2006 he served as Zebra’s Senior Vice President, Office of the CEO, and from 2001 until 2003, as Vice President and General Manager, Tabletop and Specialty Printers. Since joining Zebra in 1992, Mr. Terzich has held a variety of positions of increasing responsibility including Vice President and General Manager, Vice President of Sales for North America, Latin America, and Asia Pacific, Vice President of Strategic Project Management, Director, Integration Project Management, Director of Printer Products, and Director of Customer and Technical Services. Mr. Terzich earned his BS degree in Marketing from the University of Illinois and an MBA from Loyola University of Chicago.

Joanne Townsend, age 57, joined Zebra as Vice President, Human Resources, in March 2008. From 2007 to March 2008, she was Vice President, Human Resources, Wireless Network Solutions Segment, for Andrew Corporation, a global designer, manufacturer, and supplier of communications equipment, services, and systems. From 1979 to 2007, Ms. Townsend held various positions at Motorola, Inc., a wireless and broadband communications company, including Director, Human Resources of various Motorola organizations from 1994 to 2007. Ms. Townsend received a BA degree in Human Resources Management from DePaul University.

William J. Walsh, age 47, became Senior Vice President and General Manager, Zebra Enterprise Solutions, in January 2009. In March 2011, Zebra completed the sale of its Navis business unit. In connection with the sale, Mr. Walsh entered into an employment agreement with the buyer of Navis which became effective upon the sale of Navis. As a result, Mr. Walsh’s employment with Zebra terminated. From 2005 until joining Zebra, Mr. Walsh was President and Chief Executive Officer of Skylake Development Company, a real estate investment firm. From 2002 to 2005, Mr. Walsh held Chief Executive Officer positions at Open Harbor, Inc., a global customs clearance software company, and Velosant, Inc., a financial supply chain company. Previously, from 2002 to 2004 he was with Epiphany, Inc., a customer relationship management software company, most recently as its Chief Operating Officer. From 1992 to 2000 he served in several management and executive positions at PeopleSoft, Inc, an enterprise resource planning software provider, including Vice President Customer Service, General Manager, Latin America and President, PeopleSoft International. Mr. Walsh started his career at Accenture LTD., after receiving a BA degree in Industrial and Organization Psychology from DePaul University. Mr. Walsh also holds an MBA from Loyola University of Chicago.

The Board of Directors approves the appointment of Zebra’s executive officers. There are no family relationships among any of our directors or executive officers.

Ownership of Our Common Stock

This table shows how many shares of our common stock certain individuals and entities beneficially owned on March 22, 2011, unless otherwise noted. These individuals and entities include: (1) owners of more than 5% of our outstanding common stock, (2) our directors, (3) the five executive officers named in the summary compensation table (the “named officers”) and (4) all directors and executive officers as a group. A person has beneficial ownership over shares if the person has sole or shared voting or investment power over the shares or the right to acquire that power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as described below.

Name and Address	Number		% of Shares (1)
More than 5% Stockholders
Neuberger Berman Group LLC	3,429,765	(2)	6.3%
Blackrock, Inc.	3,113,919	(3)	5.7%
Directors and Executive Officers
Gerhard Cless	2,050,653	(4)	3.8%
Anders Gustafsson	438,268	(5)	*
Richard L. Keyser	29,000	(5)	*
Andrew K. Ludwick	41,500	(5)	*
Ross W. Manire	58,034	(5)	*
Robert J. Potter	59,159	(5)	*
Michael A. Smith	64,850	(5)	*
Hugh K. Gagnier	182,043	(5)	*
Philip Gerskovich	112,294	(5)	*
Michael C. Smiley	58,388	(5)	*
William J. Walsh	21,530	(5)	*
All Executive Officers and Directors as a group (15 persons)	3,321,364	(5)	6.1%
____________________

*	Less than one percent.

(1)	Based on 54,681,699 shares of common stock outstanding on March 22, 2011.

(2)	Neuberger Berman Group LLC is a holding company located at 605 Third Avenue, New York, New York 10158. According to Amendment 2 to its Schedule 13G filed on February 14, 2011, the shares are beneficially owned by Neuberger Berman Group LLC., Neuberger Berman LLC, Neuberger Berman Management LLC, and Neuberger Berman Equity Funds LLC. Neuberger Berman LLC and Neuberger Berman Management LLC serve as sub-advisor and investment manager, respectively, of Neuberger Berman Group LLC’s various mutual funds. Neuberger Berman Group LLC and Neuberger Berman LLC have shared voting power with respect to 3,831,687 shares, and shared dispositive power with respect to 3,429,765 shares; Neuberger Berman Management LLC has shared voting and dispositive power with respect to 2,689,717 shares; and Neuberger Berman Equity Funds has shared voting and dispositive power with respect to 2,676,170 shares.

(3)	Blackrock, Inc. is a holding company located at 40 East 52nd Street, New York, New York 10022. According to its Schedule 13G filed on February 9, 2011, as of December 31, 2010, Blackrock had sole voting and investment power as to all 3,113,919 shares.

(4)	Includes 110 shares held directly by Mr. Cless; 1,624,817 shares held by Grantor Retained Annuity Trusts of which Mr. Cless is the beneficiary; 40,000 shares held by a foundation of which each of Mr. and Mrs. Cless are directors; 323,013 shares held by irrevocable trusts of which Mr. Cless is the beneficiary and Mr. Cless or Mrs. Cless is the trustee; and 62,713 shares held directly by Mrs. Cless.

(5)	Includes shares of common stock that may be acquired by May 21, 2011 upon exercise of stock options and stock appreciation rights as follows: Mr. Gustafsson – 181,250 shares; Mr. Keyser – 21,000 shares; Mr. Ludwick – 31,500 shares; Mr. Manire – 52,034 shares; Dr. Potter – 53,534 shares; Mr. Smith – 51,500 shares; Mr. Gagnier – 149,175 shares; Mr. Gerskovich – 86,846 shares; Mr. Smiley – 27,110 shares; Mr. Walsh – 5,486 shares; and directors and executive officers as a group – 772,920. Excludes 168,750 shares subject to a performance-based option held by Mr. Gustafsson.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater than ten percent stockholders to file reports of holdings and transactions in our common stock with the Securities and Exchange Commission. To our knowledge, all required reports were filed in a timely manner; however, Mr. Cless did not report two gifts made from trusts in 2008. A Form 5 has been filed by Mr. Cless reporting these two gifts.

Stockholder Proposals and Other Business

We expect the 2012 Annual Meeting of Stockholders to be held on or about May 18, 2012. To be considered for inclusion in our proxy materials for the 2012 annual meeting, a stockholder proposal must be received at our principal executive offices at 475 Half Day Road, Suite 500, Lincolnshire, Illinois 60069 by December 16, 2011. In addition, our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. A stockholder proposal or nomination intended to be brought before the 2012 annual meeting must be delivered to the Corporate Secretary no earlier than the close of business on January 15, 2012, and no later than the close of business on February 14, 2012. All proposals and nominations should be directed to our Corporate Secretary, Zebra Technologies Corporation, 475 Half Day Road, Suite 500, Lincolnshire, Illinois 60069.

The Board and our management have not received notice of and are not aware of any business to come before the 2011 annual meeting other than the proposals we refer to in this proxy statement. If any other matter comes before the annual meeting, the persons on our proxy committee will use their best judgment in voting the proxies.

We have mailed our 2010 Annual Report to Stockholders in connection with this proxy solicitation, which includes our Annual Report on Form 10-K. If you would like another copy of our 10-K, excluding certain exhibits, please contact the Chief Financial Officer at the following address: Zebra Technologies Corporation, 475 Half Day Road, Suite 500, Lincolnshire, Illinois 60069.

Exhibit A

Zebra Technologies Corporation

2011 Long-Term Incentive Plan

Section 1

Establishment and Purpose

1.1. Establishment. This Plan shall be submitted to the stockholders of Zebra Technologies Corporation, a Delaware corporation (“Zebra”) for approval at the 2011 annual meeting of stockholders and, if approved by majority of the votes cast affirmatively or negatively by the holders of the shares of Class A Common Stock, par value $0.01 per share, of Zebra (“Common Stock”) present in person or represented by proxy at such meeting, shall become effective on the date of such approval. This Plan shall terminate on the tenth anniversary of the effective date of the Plan, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any Award granted prior to termination. In the event that this Plan is not approved by the stockholders of Zebra, this Plan shall be null and void. The Plan supersedes and replaces the Zebra Technologies Corporation 2006 Incentive Compensation Plan (the “Prior Plan”), except that the Prior Plan shall remain in effect with respect to outstanding awards under the Prior Plan until such awards have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with their terms.

1.2. Purposes. The purposes of the Plan are to align participants’ long-term compensation with the interests of Zebra and its stockholders and to attract, retain, motivate and reward key personnel. To accomplish the foregoing, the Plan provides that Zebra may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Performance Shares or Performance Units.

Section 2

Definitions

2.1. “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Performance Shares or Performance Units.

2.2. “Award Agreement” means either: (a) a written or electronic agreement between Zebra and a Participant that sets forth the terms and conditions of an Award, and is a condition to the grant of an Award or (b) a written or electronic statement issued by Zebra describing the terms and conditions of an Award.

2.3. “Board” means the Board of Directors of Zebra.

2.4. “Cause” means, unless otherwise provided for in the Award Agreement, as determined by Zebra, in its sole discretion, termination of the Participant’s employment with Zebra and its Subsidiaries because of the Participant’s: (a) a material breach of an Award Agreement or of any other agreement to which the Participant and Zebra or a Subsidiary are parties, as determined by Zebra in good faith; (b) a material violation of Zebra policy, regardless of whether within or outside of his or her authority; (c) willful or intentional misconduct, gross negligence, or dishonest, fraudulent, or unethical behavior, or other conduct involving serious moral turpitude, in the performance of Participant’s duties; (d) dishonesty, theft or conviction of any crime or offense involving money or property of Zebra or any Subsidiary; (e) breach of any fiduciary duty owing to Zebra or any Subsidiary; (f) unauthorized disclosure or dissemination of confidential information; or (g) conduct that is, or could reasonably be expected to be, materially harmful to Zebra or any of its Subsidiaries , as determined by Zebra in good faith.

2.5. “Change in Control” means, unless the Committee provides otherwise in the Award Agreement, the occurrence of any of the following events:

(a)	the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35% or more of either (i) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of Zebra entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from Zebra (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from Zebra), (B) any acquisition by Zebra, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Zebra or any corporation controlled by Zebra or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.5; provided, further, that for purposes of clause (B), if any Person (other than Zebra or any employee benefit plan (or related trust) sponsored or maintained by Zebra or any corporation controlled by Zebra) shall become the beneficial owner of 35% or more of the Outstanding Common Stock or 35% or more of the Outstanding Voting Securities by reason of an acquisition by Zebra, and such Person shall, after such acquisition by Zebra, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(b)	individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a director of Zebra subsequent to the date hereof whose election, or nomination for election by Zebra’s stockholders, was approved by the vote of at least two-thirds of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided, further, that any individual who was initially elected as a director of Zebra as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board or who was initially elected as a director of Zebra and whose election was opposed by the Incumbent Board;

(c)	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Zebra (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns Zebra or all or substantially all of Zebra’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: Zebra; any employee benefit plan (or related trust) sponsored or maintained by Zebra or any entity controlled by Zebra; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 35% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock of the entity resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors (or similar body) of the entity resulting from such Corporate Transaction; or

(d)	the consummation of a plan of complete liquidation or dissolution of Zebra.

2.6. “Code” means the Internal Revenue Code of 1986, as amended.

2.7. “Common Stock” has the meaning set forth in Section 1.1.

2.8. “Committee” means the Compensation Committee of the Board.

2.9. “Director” means any individual who is a member of the Board.

2.10. “Disability” means, unless otherwise provided for in the Award Agreement, (i) in the case of an Employee, the Employee qualifying for long-term disability benefits under any long-term disability program sponsored by Zebra or a Subsidiary in which the Employee participates and (ii) in the case of a Director or consultant, the inability of the Director or consultant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by Zebra, based upon medical evidence.

2.11. “Employee” means any employee of Zebra or any Subsidiary.

2.12. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13. “Fair Market Value” means the closing price of the Shares on a national securities exchange on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that Fair Market Value may be determined by Zebra by whatever means or method as Zebra, in the good faith exercise of its discretion, shall at such time deem appropriate; provided, further, that no method of determining Fair Market Value will be used with respect to an Option or SAR if such method would cause the Option or SAR to constitute a form of nonqualified deferred compensation subject to Section 409A of the Code.

2.14. “Good Reason” means, unless otherwise provided for in the Award Agreement, termination of the Participant’s employment with Zebra and its Subsidiaries because of resignation by the Participant for any of the following reasons: (a) a demotion of the Participant to a lesser position (including a material diminution in the status of the Participant’s responsibilities, authorities, powers or duties taken as a whole) or assignment to the Participant of any duties materially inconsistent with the status and responsibilities of the Participant’s position; (b) a material breach of any provision of the Participant’s employment agreement, if any, by Zebra or its Subsidiaries and Zebra’s failure to cure such breach within fifteen (15) business days after receipt of written notice from the Participant to the Vice President, Human Resources specifying in reasonable detail the nature of the breach; or (c) a decrease in base salary at the rate in effect on the date of grant of the Award, but only if the Participant terminates his or her employment within ten (10) business days after the effective date of the decrease. If the Participant fails to terminate his or her employment within ten (10) business days after the effective date of a decrease, a termination shall not constitute termination of employment by the Participant for Good Reason.

2.15. “Incentive Stock Option” or “ISO” means a right to purchase Shares pursuant to terms and conditions that provide that such right will be treated as an incentive stock option within the meaning of Section 422 of the Code.

2.16. “Incumbent Board” has the meaning set forth in Section 2.5(b).

2.17. “Non-Tandem SAR” means an SAR which is not granted in tandem with, or by reference to, an Option, which entitles the holder thereof to receive, upon exercise, Shares (which may be Restricted Stock or RSUs), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

2.18. “Nonqualified Stock Option” or “NQSO” means a right to purchase Shares which is not an Incentive Stock Option.

2.19. “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.20. “Option Price” means the per share purchase price of a Share pursuant to an Option.

2.21. “Outstanding Common Stock” has the meaning set forth in Section 2.5(a).

2.22. “Outstanding Voting Securities” has the meaning set forth in Section 2.5(a).

2.23. “Participant” means an Employee, Director or consultant who holds an outstanding Award under the Plan, and includes former Employees, Directors or consultants who have certain post-termination rights pursuant to an Award.

2.24. “Performance Award” means a right, contingent upon the attainment of performance goals within a Performance Period, to receive an amount in cash that has an initial value specified in the Award Agreement.

2.25. “Performance-Based Exception” means the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code.

2.26. “Performance Period” means the time period during which performance goals must be achieved with respect to an Award.

2.27. “Performance Share” means a right, contingent upon the attainment of performance goals within a Performance Period, to receive one Share (which may be Restricted Stock or an RSU), or in lieu of all or a portion thereof, the Fair Market Value of a Share in cash.

2.28. “Performance Unit” means a right, contingent upon the attainment of performance goals within a Performance Period, to receive an amount that has an initial value equal to the Fair Market Value of a Share on the grant date, which amount may be paid in a Share (which may be Restricted Stock or an RSU), or in lieu of all or a portion thereof, the Fair Market Value of a Share in cash.

2.29. “Period of Restriction” means the period during which the Shares of Restricted Stock or RSUs subject to an Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, as specified in the applicable Award Agreement.

2.30. “Person” has the meaning set forth in Section 2.5(a).

2.31. “Plan” means the 2011 Zebra Technologies Corporation Long-Term Incentive Plan.

2.32. “Prior Plan” has the meaning set forth in Section 1.1.

2.33. “Retirement” has the meaning, if any, set forth in an Award Agreement.

2.34. “Restricted Stock” means issued and outstanding Shares that are subject to a Period of Restriction.

2.35. “Restricted Stock Unit” or “RSU” means a right to receive one Share that is subject to a Period of Restriction.

2.36. “Share” or “Shares” means shares of Class A common stock of Zebra, par value $.01.

2.37. “Stock Appreciation Right” or “SAR” means a Tandem SAR or a Non-Tandem SAR.

2.38. “Subsidiary” means any corporation, partnership, joint venture, affiliate, or other entity in which Zebra is at least a majority-owner of all issued and outstanding equity interests or has a controlling interest.

2.39. “Tandem SAR” means an SAR that is granted in tandem with, or by reference to, an Option, which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Option, Shares (which may be Restricted Stock or RSUs), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise over the base price of such SAR, multiplied by the number of Shares subject to such option, or portion thereof, which is surrendered.

2.40. “Zebra” has the meaning set forth in Section 1.1.

Section 3

Administration

3.1. Plan Administration and Committee Membership. The Committee shall administer the Plan. The Committee shall consist of not less than two Directors who are both non-employee directors of Zebra, within the meaning of Rule 16b-3 of the Exchange Act, and outside directors, as defined in Treasury Regulations §1.162-27; provided, however, that if at any time any member of the Committee is not an outside director, the Committee may establish a subcommittee, consisting of all members who are outside directors, for all purposes of any Award to an executive officer, unless the Committee determines that such an Award is not intended to qualify for the Performance-Based Exception. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards to non-employee directors and for approving, after receiving the recommendation of the Committee, awards to the Chief Executive Officer.

3.2. Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or By-laws of Zebra, the Committee shall have full power to select Employees, Directors, and consultants to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards, including the form, amount and timing of each Award and, if applicable, the number of Shares, units, SARs and Performance Shares subject to an Award, the exercise price or grant price associated with the Award, the time and conditions of vesting, exercise or settlement of the Award and all other terms and conditions of the Award, including, without limitation, the form of the Award Agreement; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Award. The Committee shall, subject to the terms of the Plan, interpret the Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the Plan and may impose, incidental to the grant of an Award, conditions with respect to the Award, such as limiting competitive employment or other activities. All determinations and decisions made by the Committee and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including Zebra, its stockholders, Employees, Participants, and their estates and beneficiaries.

To the extent permitted by applicable law, including, without limitation, Section 157(c) of the General Corporation Law of the State of Delaware, the Committee may delegate some or all of its authority hereunder to the Board or the Chief Executive Officer as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to the Board or the Chief Executive Officer with regard to an executive officer or who, in the Committee’s judgment, is likely to be an executive officer at any time during the period an Award to such officer would be outstanding.

Section 4

Shares Subject to the Plan and Maximum Awards

4.1. Shares Available for Awards.

     (a) The Shares available for Awards may be either authorized and unissued Shares or Shares issued and reacquired by Zebra. The aggregate number of Shares that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted shall not exceed 5,500,000 Shares, subject to adjustment as provided in Section 4.3.

     (b) In the case of any Award granted in substitution for an award of a company or business acquired by Zebra or a Subsidiary, Shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan, but shall be available under the Plan by virtue of Zebra’s assumption of the plan or arrangement of the acquired company or business.

4.2. Individual Participant Limitations. Unless and until the Committee determines that an Award to an executive officer is not intended to qualify for the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

     (a) Subject to adjustment as provided in Section 4.3, the maximum aggregate number of Shares (including Options, SARs, Restricted Stock, RSUs, Performance Units and Performance Shares to be paid out in Shares) that may be granted in any one fiscal year to a Participant shall be 500,000.

     (b) The maximum aggregate cash payout (including Performance Awards, Performance Units and Performance Shares paid out in cash) with respect to Awards granted in any one fiscal year that may be made to any Participant shall be $8,000,000.

4.3. Adjustments in Authorized Shares. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Shares other than a regular cash dividend, the number and class of securities available under the Plan, the maximum number of securities available for Awards, the number and class of securities subject to each outstanding Award and, if applicable, the purchase price per security, the maximum number of securities with respect to which Awards may be granted during any calendar year to any person, the terms of each outstanding Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, conclusive and binding. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an award under the Plan, Zebra shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such Award.

Section 5

Eligibility and Participation

5.1. Eligibility. Persons eligible to participate in the Plan include current and future Employees (including officers), Directors and consultants of Zebra and its Subsidiaries, as determined by the Committee.

5.2. Participation. Subject to the provisions of the Plan, the Committee shall determine and designate, from time to time, the Employees, Directors and consultants of Zebra and any Subsidiary to whom Awards shall be granted.

Section 6

Stock Options and Stock Appreciation Rights

6.1. Grants of Options and SARs. Options and SARs may be granted to one or more Participants in such number, upon such terms and conditions, and at any time and from time to time, as determined by the Committee, in its sole discretion. Each Option, or portion thereof, that is not an ISO shall be an NQSO. An ISO may not be granted to any person who is not an employee of Zebra or any parent or subsidiary (as defined in Section 424 of the Code). Each ISO shall be granted within ten years of the date the Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which Options designated as ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of Zebra, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount established by the Code, such Options shall constitute NQSOs. Non-Tandem SARs, Tandem SARs, or any combination of these forms of SARs may be granted.

6.2. Option Price and Grant Price. The Award Agreement shall set forth the Option Price or grant price for each Option or SAR, provided that the Option Price or grant price shall not be less than 100% of the Fair Market Value on the grant date, and which Option Price or grant price may not be subsequently changed by the Committee except pursuant to Section 4.3. With respect to a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of Zebra or any Subsidiary, the Option Price of Shares subject to an ISO shall be at least 110% of the Fair Market Value of such Shares on the ISO’s grant date.

6.3. Term. Each Option or SAR granted to a Participant shall expire at such time as set forth in the Award Agreement, but in no event shall be exercisable later than the 10th anniversary of the grant date. Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of Zebra or any Subsidiary, no such ISO shall be exercisable later than the fifth anniversary of the grant date.

6.4. Exercise of Options and SARs. Options and SARs shall be exercisable, in whole or in part, at such times and be subject to such restrictions and conditions as set forth in the Award Agreement, which need not be the same for each Award or for each Participant. Options and SARs shall be exercised by the delivery of a written or electronic notice of exercise to Zebra, setting forth the number of Shares with respect to which the Option or SAR is to be exercised, accompanied in the case of Options by full payment for the Shares as set forth in Section 6.7. The payment by Zebra to the Participant upon an SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement. If an Award Agreement does not specify the time or times at which the Option or SAR shall become exercisable, the Option or SAR shall become exercisable by the Participant (i) to a maximum cumulative extent of one-third of the Shares or SARs (rounded down to the nearest whole) covered by the Option or SAR on the first anniversary of the grant date, and (ii) to a maximum cumulative extent of two-thirds of the Shares or SARs (rounded down to the nearest whole) covered by the Option or SAR on the second anniversary of the grant date, and (iii) to a maximum cumulative extent of 100% of the Shares or SARs covered by the Option or SAR on the third anniversary of the grant date.

6.5. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercise; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

6.6. Exercise of Non-Tandem SARs. SARs may be exercised upon the terms and conditions set forth in the Award Agreement. Upon exercise, a Participant shall be entitled to receive payment from Zebra in an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise over the grant price; by (b) the number of Shares with respect to which the SAR is exercised.

6.7. Option Price Payment. The Option Price upon exercise of any Option shall be payable to Zebra in full either: (a) in cash, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, (c) a combination (i) and (ii), or (d) in cash by a broker-dealer acceptable to Zebra to whom the holder of the Option has submitted an irrevocable notice of exercise.

Any fraction of a Share which would be required to pay the Option Price shall be disregarded and the remaining amount due shall be paid in cash. No book-entry record or certificate representing Shares shall be made or delivered until the full Option Price or grant price and any withholding taxes have been paid (or arrangement made for such payment to Zebra’s satisfaction).

6.8. Termination of Employment, Service as a Director, or Consulting Arrangement. The Award Agreement shall set forth the extent to which a Participant shall have the right to exercise the Option or SAR following termination of employment, service as a Director, or consulting arrangement with Zebra and/or its Subsidiaries. Such provisions need not be uniform among Options or SARs, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Section 9.8, in the event that an Award Agreement does not set forth such provisions, the following provisions shall apply:

(a)	Retirement, Death or Disability. In the event that a Participant’s employment, service as a Director or consulting arrangement with Zebra and/or any Subsidiary terminates by reason of Retirement, death or Disability, to the extent that the Option or SAR is not exercisable, all Shares covered by the Option or SAR shall immediately become fully exercisable and shall remain exercisable until the earlier of (i) the remainder of the term of the Option or SAR, or (ii) 12 months after the date of termination.

(b)	Termination for Cause. In the event that a Participant’s employment, service as a Director or consulting arrangement with Zebra and/or any Subsidiary terminates for Cause, all Options or SARs shall expire immediately and all rights thereunder shall cease upon termination.

(c)	Other Termination. In the event that a Participant’s employment, service as a Director or consulting arrangement with Zebra terminates for any reason other than Retirement, death, Disability, or for Cause, all then exercisable Options or SARs shall remain exercisable from the date of termination until the earlier of (i) the remainder of the term of the Option or SAR, or (ii) 90 days after the date of termination. Such Options or SARs shall only be exercisable to the extent that they were exercisable as of such termination date and all unexercisable Options or SARs shall be forfeited.

Section 7

Restricted Stock and Restricted Stock Units

7.1. Grant of Restricted Stock and Restricted Stock Units. Restricted Stock Awards and RSU Awards may be granted to one or more Participants in such number, upon such terms and conditions, and at any time and from time to time, as determined by the Committee, in its sole discretion. If no Period of Restriction is set forth in the Award Agreement, the transfer and any other restrictions shall lapse (i) to a maximum cumulative extent of one-third of the Shares or RSUs (rounded to the nearest whole) covered by the Award on the first anniversary of the grant date, (ii) to a maximum cumulative extent of two-thirds of the Shares or RSUs (rounded to the nearest whole) covered by the Award on the second anniversary of the grant date, and (iii) to a maximum cumulative extent of 100% of the Shares or RSUs covered by the Award on the third anniversary of the grant date.

7.2. Restrictions. Subject to Section 9.1, such other conditions and/or restrictions on any Shares of Restricted Stock or RSUs may be imposed as set forth in the Award Agreement, including without limitation, a requirement that Participants pay a purchase price for each Share of Restricted Stock or RSU, restrictions based upon the achievement of performance goals (company-wide, subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting, which may or may not be following the attainment of the performance goals, sales restrictions under applicable stockholder agreements or similar agreements, and/or restrictions under applicable federal or state securities laws.

7.3. Voting Rights, Dividends and Other Distributions. Unless otherwise set forth in the Award Agreement, Participants to whom Shares of Restricted Stock have been granted may exercise full voting rights with respect to those Shares during the Period of Restriction and shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction. The Award Agreement may contain restrictions on the dividends and other distributions.

7.4. Termination of Employment, Service as a Director, or Consulting Arrangement. The Award Agreement shall set forth the extent to which a Participant shall have the right to receive or settle unvested Shares of Restricted Stock or RSUs following termination of employment, service as a Director, or consulting arrangement with Zebra and/or its Subsidiaries. Such provisions need not be uniform among Restricted Stock Awards and RSU Awards, and may reflect distinctions based on the reasons for termination of employment including, but not limited to, termination of employment for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Section 9.8, in the event that an Award Agreement does not set forth such provisions, the following provisions shall apply:

     (a) Retirement, Death or Disability. In the event that a Participant’s employment, service as a Director, or consulting arrangement with Zebra and/or its Subsidiaries is terminated due to Retirement, death or Disability, all Shares of Restricted Stock and RSUs shall immediately become fully vested on the date of termination and any restrictions shall lapse.

     (b) Other Termination. In the event that a Participant’s employment, service as a Director, or consulting arrangement with Zebra and/or its Subsidiaries is terminated for any reason other than Retirement, death or Disability, all Shares of Restricted Stock and RSUs that are unvested at the date of termination shall be forfeited.

Section 8

Performance Awards, Performance Units and Performance Shares

8.1. Grant of Performance Awards, Performance Units and Performance Shares. Performance Awards, Performance Units and Performance Shares may be granted to one or more Participants in such number, upon such terms and conditions, and at any time and from time to time, as determined by the Committee, in its sole discretion.

8.2. Termination of Employment, Service as a Director or Consulting Arrangement. The Award Agreement shall set forth the extent to which the Participant shall have the right to receive payment for Performance Awards, Performance Units and/or Performance Shares following termination of the Participant’s employment, service as a Director, or consulting arrangement with Zebra and/or its Subsidiaries. Such provisions need not be uniform among Performance Awards, Performance Unit Awards and Performance Share Awards, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Section 9.8, in the event that an Award Agreement does not set forth such provisions, the following provisions shall apply:

(a)	Retirement, Death or Disability. In the event that a Participant’s employment, service as a Director, or consulting arrangement with Zebra and/or its Subsidiaries is terminated during a Performance Period, or prior to the date of the payment of the Performance Award, Performance Unit and/or Performance Share Award, due to Retirement (except with respect to Awards to executive officers that are intended to qualify for the Performance-Based Exception), death or Disability, the Participant shall receive a prorated payout of the Performance Awards, Performance Units and/or Performance Shares.

(b)	Other Termination. In the event that a Participant’s employment, service as a Director, or consulting arrangement with Zebra and/or its Subsidiaries is terminated during a Performance Period, or prior to the date of the payment of the Performance Award, Performance Unit and/or Performance Share Award, for any reason other than a reason set forth in Section 8.2(a), all Performance Awards, Performance Unit Awards and Performance Share Awards shall be forfeited.

Section 9

General

9.1 Performance Goals. Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance goals set forth in this Section 9.1, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to executive officers that are intended to qualify for the Performance-Based Exception, the performance goals and performance targets to be used for purposes of such grants shall be established by the Committee in writing, shall be objectively measurable and shall be stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: revenue; primary or fully-diluted earnings per Share; earnings before interest, taxes, depreciation, and/or amortization; pretax income; cash flows from operations; total cash flows; bookings; return on equity; return on invested capital; return on assets; net operating profits after taxes; economic value added; total stockholder return or return on sales; or any individual performance goal which is measured solely in terms of quantitative targets related to Zebra or Zebra’s business, or any combination thereof. In addition, performance goals and performance targets may be based on one or more business criteria, one or more business units or divisions of Zebra or the applicable sector, or Zebra as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A performance target need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The performance targets for any Performance Period may be measured on an absolute basis or in relation to a peer group or an index.

For each Award intended to qualify for the Performance-Based Exception, the Committee shall establish the applicable performance goal(s) and performance target(s) for that Award no later than the latest date that the Committee may establish such goals and targets without jeopardizing the ability of the Award to qualify for the Performance-Based Exception.

The degree of payout and/or vesting of such Awards intended to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance targets and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Committee shall have the sole discretion to adjust the determinations of the degree of attainment of the performance targets; provided, however, that the performance targets applicable to Awards which are intended to qualify for the Performance-Based Exception, and which are held by executive officers, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the sole discretion to adjust such performance targets upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the performance targets).

In the event that applicable tax and/or securities laws change to permit Committee sole discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. Nothing contained herein shall be construed to preclude the Committee from granting awards to executive officers that are not intended to qualify for the Performance-Based Exception.

9.2. Non-Transferability of Awards. All ISOs granted to a Participant shall be exercisable during his or her lifetime only by the Participant. Unless otherwise specified in the Agreement relating to an Award, no Award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by Zebra. Except to the extent permitted by the foregoing sentence or the Agreement relating to an Award, each Award may be exercised or settled during the Participant’s lifetime only by the Participant or the Participant’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an Award, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such Award, such Award and all rights thereunder shall immediately become null and void.

9.3 Beneficiary Designation. If permitted by Zebra, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by Zebra, and will be effective only when filed by the Participant in writing with Zebra’s Human Resources Department during the Participant’s lifetime. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding Option and SAR hereunder held by such Participant, to the extent exercisable, may be exercised by such Participant’s executor, administrator, legal representative or similar person. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

9.4 Deferrals; Compliance with Section 409A. The Committee, in its sole discretion, may include in an Award Agreement provisions that permit a Participant to defer receipt of payment of cash or delivery of Shares that would otherwise be due to such Participant upon the exercise, lapse or waiver of restrictions, or satisfaction of any requirements, goal or target with respect to such Award. Such deferral provisions shall be consistent with Section 409A of the Code and applicable regulations and shall be made in accordance with such terms and conditions as the Committee may establish from time to time or as may be provided in any employment agreement between Zebra and the Participant or in any deferred compensation plan maintained by Zebra.

9.5. No Guarantee of Employment or Service or Right to Participate. Nothing in the Plan shall interfere with or limit in any way the right of Zebra to terminate any Participant’s employment or consulting arrangement at any time, nor confer upon any Participant any right to continue in the employ of or consulting arrangement with Zebra or any Subsidiary. Temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among Zebra and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. Temporary cessation of the provision of consulting services because of illness, vacation or any other reason approved in advance by Zebra shall not be considered a termination of the consulting arrangement or an interruption of the continuity thereof.

Except as otherwise provided in an Award Agreement, conversion of a Participant’s employment relationship to a consulting arrangement, or vice versa, shall not result in termination of previously granted Awards. No Employee, Director or consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

9.6. Right of Setoff. Zebra or any Subsidiary may, to the extent permitted by applicable law and which would not trigger tax under Section 409A of the Code, deduct from and set off against any amounts Zebra or Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to Zebra, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section.

9.7 Section 83(b) Election. No election under Section 83(b) of the Code to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code or under a similar provision of the laws of a jurisdiction outside the United States may be made, unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing before the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify Zebra of such election within ten days after filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

9.8. Change in Control.

(a)	Notwithstanding any provision in the Plan or any Award Agreement, in the event of a Change in Control pursuant to Section 2.5(c) or (d) in connection with which (i) holders of Shares receive consideration consisting solely of shares of common stock that are registered under Section 12 of the Exchange Act (disregarding the payment of cash in lieu of fractional shares) and (ii) outstanding Options, SARs, Restricted Stock Awards and RSU Awards are assumed or provision is made for the continuation of outstanding Options, SARs, Restricted Stock Awards and RSU Awards after the Change in Control, then, subject to Section 4.3, all outstanding Options, SARs, Restricted Stock Awards and RSU Awards shall continue in accordance with their terms and there shall be substituted for each Share available under the Plan, whether or not then subject to an outstanding Award, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control; provided, however, in the event of any such substitution, the purchase price per share in the case of an Option and the grant price in the case of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate purchase price or grant price; provided, further, that in the event a Participant’s employment with Zebra and its Subsidiaries is terminated by the Participant for Good Reason or by Zebra or any Subsidiary without Cause on or after the date of such Change in Control and on or prior to the one-year anniversary date of such Change in Control, then all outstanding Options and SARs held by the Participant under the Plan shall become exercisable in full as of the effective date of the termination of employment and, along with any then unexercised portions of such Options and SARs, shall remain exercisable through the remaining term of such Options and SARs, as applicable, and all outstanding Restricted Stock Awards and RSU Awards held by the Participant under the Plan shall become fully vested as of the effective date of the termination of employment and the remainder of any Period of Restriction relating to such Restricted Stock Awards and RSU Awards shall lapse; provided, further, that upon the occurrence of such Change in Control the Performance Periods applicable to all outstanding Awards shall lapse and the performance goals applicable to such Awards shall be deemed to be satisfied at the target level and, along with any then unexercised portion(s) of any such Options and SARs as to which a Performance Period lapses, shall remain exercisable through the remaining terms of such Options and SARs, as applicable.

(b)	Notwithstanding any provision in the Plan or any Award Agreement and unless otherwise provided in a Participant’s employment or other agreement, in the event of a Change in Control pursuant to Section 2.5(a) or (b), or in the event of a Change in Control pursuant to Section 2.5(c) or (d) in connection with which (i) holders of Shares do not receive consideration consisting solely of shares of common stock that are registered under Section 12 of the Exchange Act or (ii) outstanding Options and SARs are not assumed or provision is not made for the continuation of outstanding Options and SARs after the Change in Control, each outstanding Award shall be surrendered to Zebra by the holder thereof, and each such Award shall immediately be canceled by Zebra, and the holder shall receive, within ten days of the occurrence of such Change in Control, a cash payment from Zebra (or any successor) in an amount equal to (i) in the case of an Option, the number of Shares then subject to such Option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to Zebra stockholders in any transaction whereby such Change in Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of such Change in Control, over the purchase price per Share subject to the Option, (ii) in the case of a Non-Tandem SAR, the number of Shares then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest price per Share offered to Zebra stockholders in any transaction whereby such Change in Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of such Change in Control, over the grant price of the SAR, (iii) in the case of a Restricted Stock Award, RSU Award, Performance Unit Award or Performance Share Award, the number of Shares, number of units or number of Performance Shares, as the case may be, then subject to such Award, multiplied by the greater of (A) the highest per Share price offered to Zebra stockholders in any transaction whereby such Change in Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of such Change in Control, and (iv) in the case of a Performance Award, the higher of (A) the target amount of such Award that is payable upon satisfaction of the applicable performance goals at the target level and (B) the amount that would be accrued under generally accepted accounting principles as of the date of the occurrence of such Change in Control. In the event of such Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related Option. Zebra may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

9.9. Amendment, Modification, and Termination. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to Zebra’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided, further, that, without the consent of an affected Participant, no Board or Committee action may materially and adversely affect the rights of such Participant under any outstanding Award, unless such action is determined by the Board or Committee in good faith to be necessary to comply with any applicable law, regulation or rule (including Section 409A of the Code). Subject to the preceding sentence, the Committee may waive or modify any term of an Award to the extent that the terms of the Award Agreement, taking the waiver or modification into account, would have been permissible if included in the original Award Agreement, but shall have no authority to waive or modify any other Award term after the Award has been granted to the extent that the waived or modified term was mandatory under the Plan.

9.10. Tax Withholding. Zebra shall have the power and the right to deduct or withhold, or require a Participant to remit to Zebra, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or RSUs, upon the satisfaction of performance goals, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of Zebra, to satisfy the withholding requirement, in whole or in part, by having Zebra withhold Shares having a Fair Market Value on the date the tax is to be determined in an amount that does not exceed the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that Zebra deems appropriate.

9.11. Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of Zebra; provided, however, that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet Zebra’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

9.12 Forfeitures; Fractional Shares. Unless otherwise determined by Zebra, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. Zebra shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

9.13. No Repricing of Options or Stock Appreciation Rights. Notwithstanding anything in this Plan to the contrary and subject to Section 4.3, the terms of outstanding Option or SAR may not be amended to reduce the exercise price or grant price, as the case may be, and no Option or SAR shall be canceled in exchange for cash, other Awards or Options or SARs with an exercise price or grant price, as the case may be, that is less than the exercise price or grant price of the original Option or SAR without the approval of a majority of the votes cast affirmatively or negatively by the holders of the Shares present in person or represented by proxy at a meeting in which the reduction of such exercise price or grant price, or the cancellation and regranting of an Award, as the case may be, is considered for approval.

9.14. Compliance with Section 162(m) of the Code. Zebra intends that Options, SARs and other Awards granted to executive officers who constitute covered employees under Section 162(m) of the Code shall satisfy the requirements of the Performance-Based Exception, unless otherwise determined by the Committee when the Award is granted. Accordingly, the Plan and Award Agreements shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. If any provision of the Plan or any Award Agreement designated as intended to satisfy the Performance-Based Exception does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance goals. With respect to any Option, SAR, or other Award designed to be exempt from the requirements of Section 409A of the Code, Zebra reserves the right to delay a Participant’s exercise or the lapse or satisfaction of restrictions of such Award if Zebra reasonably determines that issuance or payment under the Award would not be deductible by reason of Section 162(m) of the Code. With respect to any other Award, payment of any amount that Zebra reasonably determines would not be deductible by reason of Section 162(m) of the Code shall be deferred until the earlier of the earliest date on which Zebra reasonably determines that the deductibility of the payment will not be so limited, or the year following the termination of employment.

9.15. Awards to Participants Outside the United States. The Committee may modify the terms of any Award made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions, applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

9.16. Successors. All obligations of Zebra under the Plan with respect to Awards shall be binding on any successor to Zebra, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of Zebra or otherwise.

9.17. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

Exhibit B

Zebra Technologies Corporation

2011 Short-Term Incentive Plan

Section 1

Establishment and Purpose

1.1 Establishment. This Plan shall be submitted to the stockholders of Zebra Technologies Corporation, a Delaware corporation (“Zebra”) for approval at the 2011 annual meeting of stockholders and, if approved by majority of the votes cast affirmatively or negatively by the holders of the shares of Class A Common Stock, par value $0.01 per share, of Zebra present in person or represented by proxy at such meeting, shall become effective on the date of such approval. The Plan is effective for awards made on or after such effective date. Incentive compensation awards made pursuant to the Zebra Technologies Corporation 2006 Incentive Compensation shall be governed by the terms of that plan.

1.2 Purpose. The purpose of the Plan is provide incentive to attract, retain, motivate and reward key employees of Zebra and its Subsidiaries to enhance and grow the business by rewarding performance for attaining a specific set of company-wide, departmental, individual and other performance targets that satisfy the requirements of Section 162(m) of the Internal Revenue Code to the extent so determined by the Compensation Committee of the Board of Directors of Zebra.

Section 2

Definitions

2.1 “Board” means the Board of Directors of Zebra.

2.2 “Cause” means unless otherwise provided for in an Incentive Award, as determined by Zebra, in its sole discretion, termination of the Participant’s employment with Zebra and its Subsidiaries because of the Participant’s: (a) a material breach of any agreement to which the Participant and Zebra or a Subsidiary are parties, as determined by Zebra in good faith; (b) a material violation of Zebra policy, regardless of whether within or outside of his or her authority; (c) willful or intentional misconduct, gross negligence, or dishonest, fraudulent, or unethical behavior, or other conduct involving serious moral turpitude, in the performance of Participant’s duties; (d) dishonesty, theft or conviction of any crime or offense involving money or property of Zebra or any Subsidiary; (e) breach of any fiduciary duty owing to Zebra or any Subsidiary; (f) unauthorized disclosure or dissemination of confidential information; or (g) conduct that is, or could reasonably be expected to be, materially harmful to Zebra or any of its Subsidiaries , as determined by Zebra in good faith.

2.3 “Change in Control” means, unless the Committee provides otherwise in the Incentive Award, the occurrence of any of the following events:

(a)	the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the Exchange Act”), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35% or more of either (i) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of Zebra entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from Zebra (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from Zebra), (B) any acquisition by Zebra, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Zebra or any corporation controlled by Zebra or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.5; provided, further, that for purposes of clause (B), if any Person (other than Zebra or any employee benefit plan (or related trust) sponsored or maintained by Zebra or any corporation controlled by Zebra) shall become the beneficial owner of 35% or more of the Outstanding Common Stock or 35% or more of the Outstanding Voting Securities by reason of an acquisition by Zebra, and such Person shall, after such acquisition by Zebra, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(b)	individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a director of Zebra subsequent to the date hereof whose election, or nomination for election by Zebra’s stockholders, was approved by the vote of at least two-thirds of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided, further, that any individual who was initially elected as a director of Zebra as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board or who was initially elected as a director of Zebra and whose election was opposed by the Incumbent Board;

(c)	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Zebra (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns Zebra or all or substantially all of Zebra’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: Zebra; any employee benefit plan (or related trust) sponsored or maintained by Zebra or any entity controlled by Zebra; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 35% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock of the entity resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors (or similar body) of the entity resulting from such Corporate Transaction; or

(d)	the consummation of a plan of complete liquidation or dissolution of Zebra.

2.4 “Code” means the Internal Revenue Code of 1986, as amended.

2.5 “Committee” means the Compensation Committee of the Board.

2.6 “Disability” means, unless otherwise provided by the Committee, the Employee qualifying for long-term disability benefits under any long-term disability program sponsored by Zebra or a Subsidiary in which the Employee participates.

2.7 “Employee” means any employee of Zebra or any Subsidiary.

2.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.9 “Good Reason” means, unless otherwise provided for in an Incentive Award, termination of the Participant’s employment with Zebra and its Subsidiaries because of resignation by the Participant for any of the following reasons: (a) a demotion of the Participant to a lesser position (including a material diminution in the status of the Participant’s responsibilities, authorities, powers or duties taken as a whole) or assignment to the Participant of any duties materially inconsistent with the status and responsibilities of the Participant’s position; (b) a material breach of any provision of the Participant’s employment agreement, if any, by Zebra or its Subsidiaries and Zebra’s failure to cure such breach within fifteen (15) business days after receipt of written notice from the Participant to the Vice President, Human Resources specifying in reasonable detail the nature of the breach; or (c) a decrease in base salary at the rate in effect on the date of grant of the Award, but only if the Participant terminates his or her employment within ten (10) business days after the effective date of the decrease. If the Participant fails to terminate his or her employment within ten (10) business days after the effective date of a decrease, a termination shall not constitute termination of employment by the Participant for Good Reason.

2.10 “Incentive Award” means, individually or collectively, the incentive awards made for a fiscal year or shorter period pursuant to the Plan, which may be in the form of a cash bonus payable to a Participant pursuant to the Plan. For avoidance of doubt, an Incentive Award may take the form of an individual agreement or an incentive plan or program established by the Committee from time to time pursuant to this Plan.

2.11 “Participant” means an Employee selected by the Committee for participation in the Plan, and includes former Employees who have certain post-termination rights pursuant to an Incentive Award.

2.12 “Performance-Based Exception” means the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code.

2.13 “Performance Goal” means one or more goals or measures established by the Committee with a related Performance Target for a Performance Period; provided that for an executive officer, the goals or measures shall be established pursuant to Section 7 of the Plan.

2.14 “Performance Target” means, with respect to a Performance Goal, the target(s) established by the Committee for a Performance Period; provided that for an executive officer, the target(s) shall be established pursuant to Section 7 of the Plan.

2.15 “Performance Period” means the time period during which Performance Targets must be achieved with respect to an Incentive Award.

2.16 “Plan” means the 2011 Zebra Technologies Corporation Short-Term Incentive Plan.

2.17 “Retirement” has the meaning, if any, set forth in an Incentive Award.

2.18 “Subsidiary” means any corporation, partnership, joint venture, affiliate, or other entity in which Zebra is at least a majority-owner of all issued and outstanding equity interests or has a controlling interest.

2.19 “Zebra” has the meaning set forth in Section 1.1.

Section 3

Administration

3.1 Plan Administration and Committee Membership. The Committee shall administer the Plan, consisting of not less than two members of the Board who are both non-employee directors of Zebra, within the meaning of Rule 16b-3 of the Exchange Act, and outside directors, as defined in Treasury Regulations §1.162-27; provided, however, that if at any time any member of the Committee is not an outside director, the Committee may establish a subcommittee consisting of all members who are outside directors for all purposes of any Incentive Award to an executive officer.

3.2 Authority of the Committee. The Committee shall have full power to select Employees to participate in the Plan, and to determine the terms and conditions of Incentive Awards, including the form, amount and timing of each Incentive Award consistent with the Plan. The Committee shall, subject to the terms of the Plan, construe and interpret the Plan and any agreement or instrument entered into under the Plan and the application thereof, establish, amend or waive rules and regulations it deems necessary or desirable for the administration of the Plan and may impose, incidental to the grant of an Incentive Award, conditions with respect to the Incentive Award, such as limiting competitive employment or other activities. All determinations and decisions made by the Committee and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including Zebra, its stockholders, Employees, Participants, and their estates and beneficiaries.

To the extent permitted by applicable law, the Committee may delegate some or all of its authority hereunder to the Board or the Chief Executive Officer as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer with regard to the grant of an Incentive Award to an executive officer or who, in the Committee’s judgment, is likely to be an executive officer at any time during the period an Incentive Award to such officer would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Incentive Award to such an officer or other person.

Section 4

Maximum Awards

4.1 Individual Participant Limitations. The maximum aggregate cash payout with respect to Incentive Awards granted in any one fiscal year that may be made to any Participant shall be $8,000,000.

Section 5

Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in the Plan are Employees (including officers) of Zebra and its Subsidiaries, as determined by the Committee.

5.2 Participation. Subject to the provisions of the Plan, the Committee shall determine and designate, from time to time, the Employees of Zebra and any Subsidiary to whom Incentive Awards shall be granted.

Section 6

Terms of Incentive Awards

6.1 Grant of Incentive Awards. Incentive Awards may be granted to one or more Participants upon such terms and conditions and at any time and from time to time determined by the Committee, in its sole discretion.

6.2 Performance Measures and Performance Targets. The Committee shall establish the Performance Goals and Performance Targets for the Company and the Participants, as applicable, under each Incentive Award. The Committee may also determine the extent to which each applicable Performance Goal shall be weighted with respect a Participant and/or an Incentive Award.

6.3 Award Levels; Eligibility for Payment. The Committee shall establish for each Participant the amount payable with respect to each Incentive Award at specified levels of performance, based on the Performance Targets for each Performance Period and the weighting established for such criterion, if applicable. All such determinations regarding the achievement of any Performance Targets shall be made by the Committee. The actual amount payable pursuant under each Participant’s Incentive Award shall be determined by the Committee. Except as otherwise determined by the Committee in its discretion, in order to be eligible for payment in respect of an Incentive Award, a Participant must be an Employee on the last day of the Performance Period or such other date as determined by the Committee for which such Incentive Award is earned.

6.4 Form of Payment. Unless otherwise determined by the Committee and set forth in the Incentive Award, all Incentive Awards shall be payable in cash in a lump sum payment.

6.5 Timing of Payment. Incentive Awards shall be paid promptly following the Committee’s determination of whether and the extent to which Performance Targets have been achieved with respect to the Performance Period, but in no event will such Incentive Awards be paid later than December 31 of the year following the Performance Period in which such Incentive Awards are earned; provided, however, that in the case of a Participant whose employment terminates on or before December 31 of a calendar year that falls within a Performance Period, if the Committee determines that such Participant shall be entitled to payment in respect of all or a portion of the Participant’s Incentive Award with respect to such Performance Period, then such payment shall be made to such Participant not later than March 15 of the calendar year following the year of termination. Notwithstanding the foregoing provisions of this Section 6.5, the Committee shall have the right to allow Participants to elect to defer the payment of Incentive Awards subject to such terms and conditions as the Committee may determine; provided, however, that each Participant’s election to defer the payment of an Incentive Award complies with the terms of the applicable plan or program of Zebra or its Subsidiaries.

6.6 Termination of Employment. The Incentive Award shall set forth the extent to which the Participant shall have the right to receive payment for Incentive Awards following termination of the Participant’s employment; provided, however, that with respect to Incentive Awards to executive officers that are intended to qualify for the Performance-Based Exception, such exceptions shall be limited to death, Disability or a Change in Control. Such provisions need not be uniform and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Section 8.5, in the event that an Incentive Award or an employment agreement between Zebra or a Subsidiary and the Participant does not set forth such provisions, the following provisions shall apply:

(a)	Retirement, Death or Disability. In the event that a Participant’s employment with Zebra and/or its Subsidiaries is terminated during a Performance Period, or prior to the date of the payment of the Incentive Award if so provided in the Incentive Award, due to Retirement (except with respect to Incentive Awards to executive officers that are intended to qualify for the Performance-Based Exception), death or Disability, the Participant shall receive a prorated payout of the Incentive Award.

(b)	Other Termination. In the event that a Participant’s employment with Zebra and/or its Subsidiaries is terminated during a Performance Period for any reason other than the reasons set forth in 6.6(a), or prior to the date of the payment of the Incentive Award if so provided in the Incentive Award, the Incentive Award shall be forfeited.

6.7 Tax Withholding. Zebra shall have the power and the right to deduct or withhold, or require a Participant to remit to Zebra, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

Section 7

Performance Goals

7.1 Performance Goals. Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance goals set forth in this Section 7, the attainment of which may determine the degree of payout and/or vesting with respect to Incentive Awards to executive officers that are intended to qualify for the Performance-Based Exception, the performance goals and performance targets to be used for purposes of such grants shall be established by the Committee in writing, shall be objectively measurable and shall be stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: revenue; primary or fully-diluted earnings per share; earnings before interest, taxes, depreciation, and/or amortization; pretax income; cash flows from operations; total cash flows; bookings; return on equity; return on invested capital; return on assets; net operating profits after taxes; economic value added; total stockholder return or return on sales; or any individual performance goal which is measured solely in terms of quantitative targets related to Zebra or Zebra’s business; or any combination thereof. In addition, performance goals and performance targets may be based on one or more business criteria, one or more business units or divisions of Zebra or the applicable sector, or Zebra as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A performance target need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The performance targets for any Performance Period may be measured on an absolute basis or in relation to a peer group or an index. In the event that applicable tax and/or securities laws change to permit Committee sole discretion to alter the governing performance goals and performance targets without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. Nothing contained herein shall be construed to preclude the Committee from granting Incentive Awards to executive officers that are not intended to qualify for the Performance-Based Exception.

7.2 Timing of Establishment. For each Incentive Award intended to qualify for the Performance-Based Exception, the Committee shall establish the applicable Performance Goal(s) and Performance Target(s) for that Incentive Award no later than the latest date that the Committee may establish such goals and targets without jeopardizing the ability of the Incentive Award to qualify for the Performance-Based Exception.

7.3 Determination of Payout. The degree of payout and/or vesting of such Incentive Awards intended to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the Performance Targets and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Committee shall have the sole discretion to adjust the determinations of the degree of attainment of the Performance Targets; provided, however, that the Performance Targets applicable to Incentive Awards which are intended to qualify for the Performance-Based Exception, and which are held by executive officers, may not be adjusted so as to increase the payment under the Incentive Award (the Committee shall retain the sole discretion to adjust such Performance Targets upward, or to otherwise reduce the amount of the payment and/or vesting of the Incentive Award relative to the Performance Targets).

Section 8

General

8.1 Beneficiary Designation. If permitted by Zebra, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by Zebra, and will be effective only when filed by the Participant in writing with Zebra’s Human Resources Department during the Participant’s lifetime. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then the Incentive Award, if any, shall be paid to the Participant’s estate. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

8.2 Deferrals; Compliance with Section 409A. A Participant may elect by written notice delivered to the Zebra at the time and in the form required by the Zebra or the Committee to defer payment of all or any portion of an Incentive Award the Participant might earn with respect to a year, all in accordance with the Section 409A of the Code and applicable regulations and on such terms and conditions as the Committee may establish from time to time or as may be provided in any employment agreement between Zebra and the Participant or in any deferred compensation plan maintained by Zebra.

8.3 No Guarantee of Employment or Right to Participate. Nothing in the Plan shall interfere with or limit in any way the right of Zebra to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of Zebra or any Subsidiary. Temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among Zebra and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. No Employee shall have the right to be selected to receive an Incentive Award under the Plan, or, having been so selected, to be selected to receive a future Incentive Award.

8.4 Right of Setoff. Zebra or any Subsidiary may, to the extent permitted by applicable law and which would not trigger tax under Section 409A of the Code, deduct from and set off against any amounts Zebra or Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Incentive Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to Zebra, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Incentive Award granted hereunder, the Participant agrees to any deduction or setoff under this Section.

8.5 Change in Control. Except as provided in an Incentive Award and absent any action taken by the Board or the Committee to continue the Plan for the remainder of an outstanding Performance Period in which a Change in Control occurs, in the event of a Change in Control, each Participant subject to an outstanding Incentive Award shall receive a prorated payment of the target payout under the Incentive Award.

8.6 Amendment, Modification, and Termination. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Incentive Awards without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to Zebra’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the shares of Class A Common Stock of Zebra may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no Board or Committee action may materially and adversely affect the rights of such Participant under any outstanding Incentive Award, unless such action is determined by the Board or Committee in good faith to be necessary to comply with any applicable law, regulation or rule (including Section 409A of the Code). Subject to the preceding sentence, the Committee may waive or modify any term of an Award to the extent that the terms of the Award Agreement, taking the waiver or modification into account, would have been permissible if included in the original Award Agreement, but shall have no authority to waive or modify any other Incentive Award term after the Incentive Award has been granted to the extent that the waived or modified term was mandatory under the Plan.

8.7 Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Incentive Award, nothing contained in the Plan or any Incentive Award shall give any such Participant any rights that are greater than those of a general creditor of Zebra; provided, however, that the Committee may authorize the creation of trusts and deposit therein cash or other property, or make other arrangements to meet Zebra’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

8.8 Compliance with Code Section 162(m). Zebra intends that Incentive Awards granted to executive officers who constitute covered employees under Section 162(m) of the Code shall satisfy the requirements of the Performance-Based Exception, unless otherwise determined by the Committee when the Incentive Award is granted. Accordingly, the Plan and such Incentive Awards shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder with respect to an executive officer. If any provision of the Plan or any Incentive Award designated as intended to satisfy the Performance-Based Exception does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with any such Incentive Award upon attainment of the applicable Performance Targets. Payment of any amount that Zebra reasonably determines would not be deductible by reason of Section 162(m) of the Code shall be deferred until the earlier of the earliest date on which Zebra reasonably determines that the deductibility of the payment will not be so limited, or the year following the termination of employment.

8.9 Awards to Participants Outside the United States. The Committee may modify the terms of any Incentive Award made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Incentive Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Incentive Award to the Participant, as affected by foreign tax laws and other restrictions, applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Incentive Award to a Participant who is resident or primarily employed in the United States. An Incentive Award may be modified under this Section in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Incentive Award is modified.

8.10 Successors. All obligations of Zebra under the Plan with respect to Incentive Awards shall be binding on any successor to Zebra, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of Zebra or otherwise.

8.11 Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

Exhibit C

ZEBRA TECHNOLOGIES CORPORATION

2011 Employee Stock Purchase Plan

(Effective July 1, 2011)

ARTICLE 1

ESTABLISHMENT AND PURPOSE

1.1 Purpose. The Zebra Technologies Corporation 2011 Employee Stock Purchase Plan (the “Plan”) is established by Zebra Technologies Corporation, effective July 1, 2011. The adoption of the Plan is expressly conditioned upon its approval by the security holders of Zebra Technologies Corporation. The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating participants in the Plan to achieve long-term growth in stockholders’ equity in the Company. The Plan is intended as an “employee stock purchase plan” within the meaning of Section 423 of the Code, and Options granted hereunder are intended to constitute options granted under such a plan, and the Plan document and all actions taken in connection with the Plan shall be constructed consistently with such intent.

ARTICLE II

DEFINITIONS

The following sections of this Article II provide basic definitions of terms used throughout the Plan, and whenever used therein in the capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meanings:

2.1 “Account” shall mean the bookkeeping account established on behalf of a Participant to which shall be credited all contributions paid for the purpose of purchasing Class A Common Stock under the Plan, and to which shall be charged all purchases of Class A Common Stock pursuant to the Plan. The Company shall have custody of such Account.

2.2 “Agreement” or “Option Agreement” means, individually or collectively, any enrollment and withholding agreement entered into pursuant to the Plan. An Agreement shall be the right of the Company to withhold from payroll amounts to be applied to purchase Class A Common Stock.

2.3 “Board of Directors” or “Board” means the Board of Directors of the Company, or its delegate.

2.4 “Class A Common Stock” means the shares of the Class A Common Stock of the Company, $0.01 par value per share, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described in Section 6.3.

2.5 “Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any subsequent Internal Revenue Code. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code sections shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

2.6 “Committee” means the Compensation Committee of the Board of Directors, or such other person or persons appointed by Board of Directors to administer the Plan, as further described in the Plan, or their respective delegates.

2.7 “Company” means Zebra Technologies Corporation and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

2.8 “Continuous Service” shall mean, subject to modification by the Committee, an Eligible Employee’s number of full years and completed months of continuous employment with the Company or a Subsidiary from his last hiring date to his date of Termination of Employment for any reason. The Committee may provide rules from time to time regarding the calculation of Continuous Service and the method for crediting such service.

2.9 “Contribution Rate” means the rate determined under Section 5.5

2.10 “Disability” means a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or a Subsidiary, or if the Participant is not covered by such plan, a mental or physical illness that renders a Participant permanently and totally incapable of performing his duties as an employee of the Company or a Subsidiary. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (a) a willfully self-inflicted injury or willfully self-induced sickness; or (b) an injury or disease contracted, suffered, or incurred, while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

2.11 “Eligible Employee” means each employee of the Company or a Subsidiary (if the Subsidiary has adopted the Plan) on a Grant Date except that the Committee in its sole discretion may exclude:

(a)	any employee who has accrued less than a minimum period of Continuous Service established by the Committee (but not to exceed two (2) years).

(b)	any employee whose customary employment is twenty (20) hours or less per week;

(c)	any employee whose customary employment is for not more than five (5) months in any calendar year;

(d)	any employee who would directly or indirectly own or hold (applying the rules of Section 424(d) of the Code to determine stock ownership) immediately following the grant of an Option hereunder an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary; and

(e)	any employee who is a highly compensated employee of the Company or Subsidiary within the meaning of Section 414(q) of the Code.

Any period of service described in the preceding sentence may be decreased in the discretion of the Committee.

2.12 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

2.13 “Exercise Date” means such one or more dates determined by the Committee on which the accumulated value of the Account shall be applied to purchase Class A Common Stock. The Committee may accelerate an Exercise Date in order to satisfy the employment period requirement of Section 423(a)(2) of the Code.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.15 “Fair Market Value” means the value determined on the basis of the good faith determination of the Committee pursuant to the applicable method described in Section 4.5 and as adjusted, averaged or otherwise modified by the Committee.

2.16 “Grant Date” means the date or dates established by the Committee on which one or more Options are granted pursuant to the Plan. The Committee may determine for any Plan Year that there shall be no Grant Date, in which case no Options shall be granted for that Plan Year. The terms and conditions of any Option granted on a particular Grant Date shall be independent of and have no effect on the terms and conditions of any Option granted on another Grant Date.

2.17 “Option” means the right to purchase Class A Common Stock pursuant to the Plan and any Agreement.

2.18 “Option Period” means the period beginning on the Grant Date and expiring on the Exercise Date as determined by the Committee, subject to the limitations of Section 5.3.

2.19 “Option Price” means the price at which the Company’s Class A Common Stock granted as of a specific Grant Date may be purchased under an Option. The price shall be subject to the limitation set forth in Section 5.4.

2.20 “Participant” means an Eligible Employee who satisfies the eligibility conditions of the Plan and to whom an Option has been granted by the Committee under the Plan, and in the event a Representative is appointed for a Participant, then the term “Participant” shall mean such appointed Representative, or successor Representative(s) appointed, as the case may be, provided that “Termination of Employment” shall mean the Termination of Employment of the Participant.

2.21 “Plan” means the Zebra Technologies Corporation 2011 Employee Stock Purchase Plan, as herein set forth and as may be amended from time to time.

2.22 “Plan Year” means each calendar year. However, the initial Plan Year shall mean the period beginning on July 1, 2011 and ending on December 31, 2011 and the final Plan Year shall mean the period beginning on January 1, 2021 and ending on June 30, 2021. The Committee may at any time in its discretion designate another period as the Plan Year.

2.23 “Representative” means (a) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his primary residence at the date of the Participant’s death; (b) the person or entity acting as the guardian or temporary guardian of a Participant’s estate; or (c) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death. A Participant may file a written designation of his Representative with the Committee. Such designation of his Representative may be changed by the Participant at any time by written notice given in accordance with rules and procedures established by the Committee.

2.24 “Retirement” means the Participant’s Termination of Employment after attaining either the normal retirement age or the early retirement age as defined in the principal (as determined by the Committee) tax-qualified plan of the Company or a Subsidiary, if the Participant is covered by such plan, and if the Participant is not covered by such a plan, then age 65, or age 55 with the accrual of 10 years of service.

2.25 “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated pursuant thereto.

2.26 “Subsidiary” means any company, as currently defined in Section 424(f) of the Code, including a foreign subsidiary. Unless otherwise indicated, the term “Company” shall hereinafter be deemed to include all Subsidiaries of the Company which have adopted the Plan.

2.27 “Termination of Employment” means the latest date on which a person ceases, for whatever reason, to be an employee of the Company.

ARTICLE III

ADMINISTRATION

3.1 Committee Authority. The Plan shall be administered by the Committee. Unless otherwise provided by its charter, a majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the members present, or acts unanimously approved in writing by the entire Committee without a meeting, shall be the acts of the Committee. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. A member of the Committee shall not exercise any discretion respecting himself under the Plan. Subject to the provisions of this Plan, the Committee shall have full and final authority in its discretion to:

(a)	determine from time to time whether a person is an Eligible Employee as of any Grant Date;

(b)	determine the Option Price;

(c)	determine the number of shares of Class A Common Stock available as of any Grant Date or subject to each Option;

(d)	determine any Grant Date, Exercise Date and Option Period, and provide for all aspects of payroll deduction, suspension or withdrawal;

(e)	determine, subject to the Plan, the time or times and the manner when each Option shall be exercisable and the duration of the Option Period;

(f)	provide for the acceleration of the right to exercise an Option (or portion thereof);

(g)	impose a holding period following the Exercise Date before sale or other disposition of shares of Class A Common Stock by the Participant or a beneficiary.

(h)	prescribe additional terms, conditions and restrictions in the Agreement and to provide for the forms of Agreement to be utilized in connection with this Plan;

(i)	determine whether a Participant has incurred a Disability;

(j)	determine what securities laws requirements are applicable to the Plan, Options, and the issuance of shares of Class A Common Stock hereunder and request of a Participant that appropriate action be taken;

(k)	cancel, with the consent of the holder or as otherwise provided in the Plan or an Agreement, outstanding Options;

(l)	require as a condition of the exercise of an Option or the issuance or transfer of a certificate of Class A Common Stock, the withholding from a Participant of the amount of any federal, state or local taxes as may be necessary in order for the Company or Subsidiary to obtain a deduction and as may be otherwise required by law;

(m)	determine whether and for what reason an individual has incurred a Termination of Employment or an authorized leave of absence;

(n)	treat all or any portion of any period during which a Participant is on an approved leave of absence as a period of employment for purposes of accrual of his rights under an Option;

(o)	determine whether the Company or any other person has a right or obligation to purchase Class A Common Stock from a Participant and, if so, the terms and conditions on which such Class A Common Stock is to be purchased;

(p)	determine the restrictions or limitations on the transfer of Class A Common Stock;

(q)	adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan;

(r)	appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties;

(s)	correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement relating to an Option, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan; and

(t)	construe and interpret this Plan, any Agreement, and take all other actions, and make all other determinations and take all other actions deemed necessary or advisable for the administration of this Plan.

ARTICLE IV

STOCK PROVISIONS

4.1 Number of Shares Subject to the Plan. The stock subject to the Options granted under this Plan shall be the Company’s Class A Common Stock. Unless otherwise amended by the Board and approved by the stockholders of the Company to the extent required by law, a maximum number of 1,500,000 shares of Class A Common Stock of the Company (or such number as may result following any adjustment pursuant to Section 6.3) shall be reserved and available for Options granted under the Plan. The shares issued with respect to Options under the Plan may be authorized and unissued shares, or shares issued and reacquired by the Company.

4.2 Release of Shares. If any shares of Class A Common Stock available for subscription are unsubscribed, or if any Option granted hereunder shall be cancelled, forfeited, expire or terminate for any reason without having been exercised or realized in full, any shares of Class A Common Stock subject to subscription or subject to such Option shall not thereafter be available to be granted or otherwise applied under this Plan.

4.3 Restrictions on Shares. Shares of Class A Common Stock issued upon exercise of an Option shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Agreement. The Company shall not be required to issue or deliver any certificates for shares of Class A Common Stock prior to (1) the listing of such shares on any stock exchange (or other public market) on which the Class A Common Stock may then be listed (or regularly traded), (2) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any governmental body which the Committee, in its sole discretion, determines to be necessary or advisable, and (3) the tendering to the Company of such documents and/or payments as the Committee may deem necessary, including documents the Committee deems necessary to satisfy any applicable withholding obligation in order for the Company or another entity to obtain a deduction on its federal, state or local tax return with respect to the exercise of an Option. The Company may cause any certificate for any share of Class A Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Class A Common Stock as provided in this Plan or as the Committee may otherwise require. The Company has no obligation to register shares of Class A Common Stock issued pursuant to the Plan. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

4.4 Stockholder Rights. No person shall have any rights of a stockholder as to shares of Class A Common Stock subject to an Option until, after proper exercise of the Option or other action required, such shares shall have been recorded on the Company’s official stockholder records as having been issued or transferred. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company’s official stockholder records, except as provided in Section 6.3.

4.5 Stock Valuation. If and when the value of Class A Common Stock shall be required to be determined, it shall be determined in accordance with the following provisions by the Committee, as applicable:

(a)	if the Class A Common Stock is listed on a national securities exchange or quoted on the NASDAQ National Market (“NASDAQ”), the closing price of the Class A Common Stock on the relevant date, as reported on the composite tape or by NASDAQ or the most recent preceding day for which such quotations are reported, as the case may be;

(b)	if the Class A Common Stock is not listed on a national securities exchange or quoted on NASDAQ, but is publicly traded in the over-the-counter market, the average of the closing bid and asked prices for the Class A Common Stock on the relevant date, or the most recent preceding day for which such quotations are reported; and

(c)	if, on the relevant date, the Class A Common Stock is not publicly traded or reported as described in (i) or (ii), on the basis of the good faith determination of the Committee; provided, however, that no method of determining Fair Market Value will be used if such method would cause the Option to constitute a form of nonqualified deferred compensation subject to Section 409A of the Code.

4.6 Custodian. Shares of Class A Common Stock purchased pursuant to the Plan may be delivered to and held in the custody of such investment or financial firm as shall be appointed by the Committee. The custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan, and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual Participants. By appropriate instructions to the custodian on forms to be provided for the purpose, a Participant may from time to time obtain (a) transfer into the Participant’s own name or into the name of the Participant and another individual as joint tenants with the right of survivorship of all or part of the whole shares held by the custodian for the Participant’s account and delivery of such shares to the Participant; (b) transfer of all or part of the whole shares held for the Participant’s account by the custodian to a regular individual brokerage account in the Participant’s own name or in the name of the Participant and another individual as joint tenants with the right of survivorship, either with the firm then acting as custodian or with another firm, or (c) sale of all or part of the whole shares held by the custodian for the Participant’s account at the market price at the time the order is executed and remittance of the net proceeds of the sale to the Participant. Upon termination of participation in the Plan, and upon receipt of instructions from the Participant, the shares held by the custodian for the account of the Participant will be transferred and delivered to the Participant in accordance with (a) above, transferred to a brokerage account in accordance with (b), or sold in accordance with (c), above.

ARTICLE V

ELIGIBILITY; OPTION PROVISIONS

5.1 Eligibility. Except as herein provided, the persons who shall be eligible to participate in the Plan as of any Grant Date shall be those persons (and only those persons) who are Eligible Employees of the Company (including a Subsidiary that has adopted the Plan) on a Grant Date.

5.2 Grant of Options. The Committee shall have authority to grant Options under the Plan at any time or from time to time to all Eligible Employees as of a Grant Date. (To the extent an Option is granted to any Eligible Employee of an entity on a relevant date, all Eligible Employees of the entity shall be granted an Option to the extent required by law.) An Option shall entitle the Participant to receive shares of Class A Common Stock at the conclusion of the Option Period, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement, including without limitation, payment of the Option Price. Each Option granted under this Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in this Plan and to such other terms and conditions as the Committee may deem appropriate. The grant and exercise of Options hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. As of any Grant Date, each Eligible Employee shall be granted Options with the same rights and privileges as any other Eligible Employee on that Grant Date, except the amount of the Class A Common Stock which may be purchased by any Participant under any Option may bear a uniform relationship to the total compensation, or the basic or regular rate of compensation, (as determined by the Committee) of all Eligible Employees on that Grant Date, and the Option may establish a maximum amount of Class A Common Stock which may be purchased.

5.3 Option Period. Each Agreement shall specify the period for which the Option thereunder is granted, which shall be determined by the Committee. In no event shall the Option Period extend beyond the period permitted under Section 423(b)(7) of the Code.

5.4 Option Price. Subject to the limits stated herein, the Option Price per share at which shares of Class A Common Stock may be acquired upon exercise of an Option shall be determined by the Committee in its sole discretion. Unless otherwise determined by the Committee, the Option Price shall be the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Class A Common Stock on the applicable Grant Date, or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Class A Common Stock on the applicable Exercise Date. In no event shall the applicable percentage be less than eighty-five percent (85%). The Committee reserves the right to increase the Option Price by the value of any accretion to the amounts credited to an Account if the Participant is credited with such accretion regardless of the method of accounting for such accretion.

5.5 Contribution Rate. If an Eligible Employee elects to participate, the Participant shall file an Agreement with the Committee within the time period designated by the Committee. The Committee may provide that the Agreement shall specify either a percentage of the Participant’s compensation (as defined by the Committee) or a dollar amount determined by the Participant to be deducted each pay period, or the Committee may permit only a specified percentage or a specified amount. Such amount shall be credited to the Account and shall be the Participant’s Contribution Rate. Such deductions shall begin as of the first regularly scheduled payroll date on or after the later of the Grant Date and the date specified by the Committee. The Committee may establish minimum and maximum percentages or amounts to be contributed and a date by when such Agreement must be filed with the Committee. Notwithstanding the foregoing, in no event may more than $25,000 be deducted from the Participant’s compensation (as defined by the Committee) for each Option Period (without exceeding $25,000 per year pursuant to Section 423(b)(8) of the Code) and the maximum number of shares which can be purchased by a Participant during the Option Period shall not exceed such amount divided by eighty-five percent (85%) of the Fair Market Value of a share of Class A Common Stock on the applicable Grant Date (as determined under Section 5.4). Such contributions will be held in the general funds of the Company, and no interest shall accrue on any amounts held under this Plan, unless expressly determined by the Committee. If payroll deductions are made by a Subsidiary, that corporation will promptly remit the amount of the deduction to the Company. A Participant’s Contribution Rate, once established, shall remain in effect during the Option Period with respect to which it is established and all subsequent Option Periods unless and until (a) the Participant changes such Participant’s Contribution Rate in such manner and within such time period preceding any applicable Option Period as designated by the Committee, or (b) contributions are fully discontinued in order to comply with Section 401(k) of the Code or for such other reasons as the Committee in its sole discretion may determine, or if the Participant shall request discontinuance. If a Participant requests to totally discontinue payroll deductions, the Participant may do so by providing written notice to the Committee. There shall be paid to the Participant the value of the Participant’s Account as soon as administratively possible and the Participant shall not receive any shares as of the Exercise Date.

5.6 Purchase of Shares. Subject to Sections 5.7, 5.8, 5.9, 5.10 and 5.11 on each Exercise Date, a Participant who has previously entered into an Agreement with respect to a specific Grant Date and made one or more payments described in Section 5.5 shall be deemed to have exercised the Option to the extent of the value of the Account, subject to the $25,000 limit set forth in Section 5.5 with respect to the Option being exercised, and shall be deemed to have purchased such number of full shares of Class A Common Stock as equals the value of the Account, subject to the limits of Sections 423(b)(3) and 423(b)(8) of the Code and the number of shares available as of the Exercise Date and proportionally allocable to other Participants for that Grant Date. The number of shares of Class A Common Stock to be purchased as of any Exercise Date shall be determined by dividing the Option Price per share of the Class A Common Stock into the Account value and the value of the shares so purchased shall be charged to the Account. Any value remaining in an Account of the Participant shall be maintained in such Participant’s Account and applied to purchase Class A Common Stock in connection with subsequent Options to the extent it represents a fractional share of Class A Common Stock, and shall otherwise be returned to the Participant and not applied to purchase Class A Common Stock. Certificates of Class A Common Stock purchased hereunder may be held by the custodian as provided in Section 4.6. The Committee may amend the Plan or any Agreement or provide in operation for Participants to dispose of shares of Class A Common Stock received upon the Exercise Date on or immediately thereafter (which time may include any period during which the Option is held) to the extent such change would not result in liability under Section 16 of the Exchange Act. If the total number of shares to be purchased as of any Exercise Date by all Participants exceeds the number of shares authorized under this Plan or made available by the Committee as to any Exercise Date, a pro rata allocation of the available shares will be made among all Participants authorizing such payroll deductions based on the amount of their respective payroll deductions through the Exercise Date.

5.7 Cancellation of Options. Except as otherwise provided in an Agreement, an Option shall cease to be exercisable and shall be cancelled on or after the expiration of the Option Period.

5.8 Terminated Employees. Except as otherwise provided by the Committee or in an Agreement, any Participant who incurs a Termination of Employment for any reason, except death, Disability or Retirement, during the Option Period shall cease to be a Participant, the Option shall be null and void on the date of the Termination of Employment without notice to the Participant and the balance of the Account of the Participant shall be distributed to him as soon as administratively possible.

5.9 Deceased Employees. If a Participant shall die during an Option Period while an Eligible Employee, no further contributions by deduction from regularly scheduled payments on behalf of the deceased Participant shall be made, except that the Representative may make a single sum payment with respect to the Option at any time on or before the Exercise Date equal to the amount the Participant would have contributed as determined by the Committee for the payroll periods remaining to the Exercise Date. The Representative may at any time prior to the Exercise Date request a distribution of the Account. If the Representative does not request a distribution, the balance accumulated in the deceased Participant’s Account shall be used to purchase shares of the Class A Common Stock on the previously mentioned Exercise Date.

5.10 Disabled or Retired Employees. If a Participant incurs a Termination of Employment due to Disability, or if a Participant incurs a Termination of Employment due to Retirement, during an Option Period, no further contributions by deduction from regularly scheduled payments on behalf of the disabled or retired Participant shall be made, except that the Participant may make a single sum payment with respect to the Option at any time on or before the Exercise Date equal to the amount the Participant would have contributed as determined by the Committee for the payroll periods remaining to the Exercise Date. The Participant may at any time prior to the Exercise Date request a distribution of the Account. If the Participant does not request a distribution of the Account, the balance accumulated in the disabled or retired Participant’s Account shall be used to purchase shares of the Class A Common Stock on the previously mentioned Exercise Date.

5.11 Limitations. Notwithstanding any other provision of this Plan, in no event may a Participant (i) purchase under the Plan during a calendar year Class A Common Stock having a fair market value (determined at Grant Date) of more than $25,000 or (ii) receive any rights to purchase stock hereunder if he or she beneficially owns, immediately after such receipt, five percent (5%) or more of the total voting power or value of all classes of stock of the Company.

5.12 Nonassignability. Neither the Option nor the Account shall be assigned, transferred (except as herein provided), pledged, or hypothecated in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution. Except as provided herein, the Option is exercisable during a Participant’s lifetime only by the Participant or the appointed guardian or legal representative of the Participant, and neither the Option nor the Account shall be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option or the Account shall be null and void and without effect. The Company shall have the right to terminate the Option or the Account in the event of any such assignment, transfer, pledge, hypothecation, other disposition of the Option or the Account, or levy of attachment or similar process, by notice to that effect to the person then entitled to exercise the Option; provided, however, that termination of the Option hereunder shall not prejudice any rights or remedies which the Company may have under an Agreement or otherwise.

ATRICLE VI

GENERAL PROVISIONS APPLICABLE TO THE PLAN

6.1 Termination of Plan. To the extent required by law, this Plan shall terminate on the last day of the ten (10) year period commencing with the effective date or at such earlier time as the Board may determine, and no Options shall be granted under the Plan after that date. Any Options outstanding under the Plan at the time of its termination shall remain in effect until they shall have been exercised, expired or otherwise cancelled, settled or terminated as provided herein or in an Agreement, and such outstanding Options shall not be affected by such termination of the Plan. The provisions of the Plan in respect to the full and final authority of the Committee under the Plan, other than the authority to grant Options, and in respect of a Participant’s obligations respecting shares of Class A Common Stock received pursuant to the exercise of an Option shall continue notwithstanding the termination of the Plan.

6.2 Investment Representation. In the event the disposition of Class A Common Stock acquired upon the exercise of any Option is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, the Class A Common Stock so acquired shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and each Agreement shall contain a requirement that, upon demand by the Company for such representation, the individual exercising an Option shall state in writing, as a condition precedent to each exercise of the Option, in whole or in part, that the Class A Common Stock acquired by such exercise is acquired for investment purposes only and not for resale or with a view to distribution. The Committee may set forth in an Agreement such other terms and conditions relating to the registration or qualification of the Class A Common Stock under federal or state securities laws as it desires, including, in its discretion, the imposition of an obligation on the Company to cause the Class A Common Stock issued to a Participant to be registered under the Securities Act.

6.3 Anti-Dilution. In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (as measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction or event involving the Company and having an effect similar to any of the foregoing, then the Committee may adjust or substitute, as the case may be, the number of shares of Class A Common Stock available for Options under the Plan, the number of shares of Class A Common Stock covered by outstanding Options, the exercise price per share of outstanding Options, and any other characteristics or terms of the Options as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

6.4 Withholding. Notwithstanding any other provision hereof, as a condition of delivery or transfer of shares of Class A Common Stock, the Committee in its sole discretion may require the Participant to pay to the Company, or the Committee may at its election withhold from any wages, salary, or stock to be issued to a Participant pursuant to the exercise of an Option, or other payment due to the Participant, an amount sufficient to satisfy all present or estimated future federal, state and local withholding tax requirements related thereto. The Participant may satisfy any requirement under the Plan or an Agreement with respect to the Company’s federal, state or local tax withholding obligation by requesting that the Committee withhold and not transfer or issue shares of Class A Common Stock with a Fair Market Value equal to such withholding obligation, otherwise issuable or transferable to him pursuant to the exercise of that portion of the Option. An Agreement may provide for shares of Class A Common Stock to be delivered or withheld having a Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the Participant’s maximum marginal tax rate. Any right or election of the Participant under this Section 6.4 shall be subject to the approval of the Committee. The amount of required withholding shall, at the election of the Participant, be at a specified rate not less than the statutory minimum federal and state withholding rate and not greater than the maximum federal, state and local marginal tax rate applicable to the Participant and to the particular option exercise transaction.

6.5 No Company Obligation. The Company shall have no duty or obligation to affirmatively disclose to a record or beneficial holder of an Option, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with the exercise of an Option.

6.6 Committee Discretion. The Committee may in its sole discretion include in any Agreement an obligation that the Company purchase a Participant’s shares of Class A Common Stock received upon the exercise of an Option (including the repurchase of any unexercised Options which have not expired), or may obligate a Participant to sell shares of Class A Common Stock to the Company upon such terms and conditions as the Committee may determine and set forth in an Agreement. The provisions of this Article VI shall be construed by the Committee in its sole discretion, and shall be subject to such other terms and conditions as the Committee may from time to time determine.

ARTICLE VII

MISCELLANEOUS

7.1 Indemnification of the Board and Committee. In addition to such other rights of indemnification as they may have and to the extent permitted by law, the Company shall indemnify, defend and hold harmless the Board, the Committee, the members of the Committee, the officers of the Company, and any agent or representative selected by the Board or Committee (collectively “indemnified party”) against the reasonable expenses, including, without limitation, attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or any threat thereof, or in connection with any appeal therein, to which they or any of them may be a party by reason of any act or omission in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such indemnified party is liable for gross negligence or gross misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding the indemnified party may in writing elect to defend the same at its sole expense, and if such election is made, the Company shall have no further liability or obligations to the indemnified party under this Section. The provisions of this Section 7.1 shall in no way limit any other obligation or arrangements the Company may have with regard to indemnifying an indemnified party.

7.2 Mitigation of Excise Tax. If any payment or right accruing to a Participant under this Plan (without the application of this Section 7.2), either alone or together with other payments or rights accruing to the Participant from the Company (“Total Payments”) would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 7.2 shall apply with respect to any person only if after reduction for any applicable federal excise tax imposed by Section 4999 of the Code and federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only federal income taxes.

7.3 Interpretation. Whenever necessary or appropriate in this Plan and where the context so requires, the singular term and the related pronouns shall include the plural and the masculine and feminine gender.

7.4 Governing Law. The Plan and any Agreement shall be governed by the laws of the State of Delaware (other than its laws respecting choice of law).

7.5 Limitations on Liability. No liability whatever shall attach to or be incurred by any past, present or future stockholders, officers or directors, merely as such, of the Company under or by reason of any of the terms, conditions or agreements contained in this Plan, in an Agreement or implied from either thereof, and any and all liabilities of, and any and all rights and claims against the Company, or any shareholder, officer or director, merely as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan or to an Agreement, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits provided by the Company under this Plan. A person who shall claim a right or benefit under this Plan shall be entitled only to claim against the Company for such benefit.

7.6 Validity. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

7.7 Assignment. This Plan shall inure to the benefit of and be binding upon the parties hereof and their respective successors and permitted assigns.

7.8 Captions. The captions and headings to this Plan are for convenience of reference only and in no way define, limit or describe the scope or the intent of this Plan or any part hereof, nor in any way affect this Plan or any part hereof.

7.9 Amendments. The Board of Directors may at any time amend, waive, discharge or terminate the Plan even with prejudice to a Participant. In addition, the Board may create and adopt supplements to this Plan in order to allow foreign Participants, provided such supplement does not cause the Plan to fail to be a plan as described in Section 423 of the Code. The Board or the Committee may amend, waive, discharge, terminate, modify, extend, replace or renew an outstanding Option Agreement, even with prejudice to a Participant, provided such a change does not cause the Plan to fail to be a plan as described in Section 423 of the Code.

7.10 Entire Agreement. This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.

7.11 Rights with Respect to Continuance of Employment. Nothing contained herein or in an Agreement shall be deemed to alter the at-will employment relationship between the Company or a Subsidiary and a Participant. Nothing contained herein or in an Agreement shall be construed to constitute a contract of employment between the Company or a Subsidiary and a Participant. The Company or, as applicable, the Subsidiary and the Participant each continue to have the right to terminate the employment relationship at any time for any reason. The company or Subsidiary shall have no obligation to retain the Participant in its employ as a result of this Plan. There shall be no inference as to the length of employment hereby, and the Company or Subsidiary reserves the same rights to terminate the Participant’s employment as existed prior to the individual becoming a Participant in this Plan.

7.12 Options for Shares in Substitution for Stock Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options or stock appreciation rights held by employees, directors or service providers of other corporations who are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of the stock of the employing corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the Options so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the Options in substitution for which they are granted.

7.13 Procedure for Adoption. Any Subsidiary of the Company may by resolution of such Subsidiary’s board of directors, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, adopt the Plan for the benefit of its employees as of the date specified in the board resolution. The Board shall have the power to make such designation before or after the Plan is approved by stockholders.

7.14 Procedure for Withdrawal. Any Subsidiary which has adopted the Plan may, by resolution of the board of directors of such Subsidiary, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its adoption of the Plan; provided such termination of adoption does not cause the Plan to fail to be a plan described in Section 423 of the Code.

7.15 Expenses. Expenses of the Plan, including the fees or expenses incurred by the transfer agent in connection with the transfer of Class A Common Stock and brokerage fees or expenses incurred in connection with the acquisition of Class A Common Stock in connection with the Plan or transfer to the Participant, shall be charged to the Accounts of affected Participants or charged to the accretion to the amounts credited to any Account if the Participant is credited with such accretion regardless of the method of accounting for such accretion, except to the extent paid by the Company or otherwise accounted for by the Company. Any expense or fee associated with the Class A Common Stock, including, for example, custodian or brokerage fees after the Class A Common Stock is transferred to the Participant or for his account, or fees or commissions in connection with the disposition of shares, shall be borne by the Participant.

ZEBRA TECHNOLOGIES CORPORATION ATTN: DIANE WILLIAMS 475 HALF DAY ROAD, SUITE 500 LINCOLNSHIRE, IL 60069
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 18, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Zebra in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 18, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M30130-P08506	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ZEBRA TECHNOLOGIES CORPORATION		For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees:
	01)	Anders Gustafsson
	02)	Andrew K. Ludwick
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain
2.	Advisory vote to approve executive compensation		☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:		1 Year	2 Years	3 Years	Abstain
3.	Advisory vote on the frequency of holding an advisory vote to approve executive compensation	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
4.	To approve our 2011 Long-Term Incentive Plan	☐	☐	☐

5.	To approve our 2011 Short-Term Incentive Plan	☐	☐	☐

6.	To approve our 2011 Employee Stock Purchase Plan	☐	☐	☐

7.	To ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent auditors for 2011	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Zebra’s Proxy Statement for the 2011 Annual Meeting of Stockholders and the Annual Report for the year ended December 31, 2010, are available at https://materials.proxyvote.com/989207

M30131-P08506
ZEBRA TECHNOLOGIES CORPORATION
This proxy is solicited by the Board of Directors
Annual Meeting of Stockholders to be held on
May 19, 2011, and at any adjournment thereof.

Revocable Proxy

       The undersigned stockholder of Zebra Technologies Corporation, a Delaware corporation, hereby appoints Douglas A. Fox and Jim Kaput as proxies for the undersigned, and each of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders to be held at Zebra’s principal executive offices at 475 Half Day Road, Lincolnshire, Illinois, on Thursday, May 19, 2011, at 10:30 a.m., Central Time, or any adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

Note: The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no direction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the nominees for director, “FOR” proposals 2, 4, 5, 6 and 7, and FOR 1 year on proposal 3, and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment thereof. This Proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of Zebra prior to the meeting or by filing with the Secretary of Zebra prior to the meeting a later-dated Proxy. If the undersigned is present and wants to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this Proxy by giving written notice of such revocation to the Secretary of Zebra on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Zebra called for May 19, 2011, and of the Proxy Statement for the Annual Meeting prior to the signing of this Proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be Held on May 19, 2011

Zebra’s Proxy Statement for the 2011 Annual Meeting of Stockholders and the Annual Report to
Stockholders for the year ended December 31, 2010, are available at: https://materials.proxyvote.com/989207.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side